Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO AMENDED & RESTATED CREDIT AGREEMENT

dated as of February 29, 2016

among

NISKA GAS STORAGE US, LLC,
as US Borrower,

AECO GAS STORAGE PARTNERSHIP,
as Canadian Borrower,

NISKA GAS STORAGE PARTNERS LLC,
as Holdings,

EACH OTHER LOAN PARTY PARTY HERETO,

ROYAL BANK OF CANADA,
as Administrative Agent,

and

THE LENDERS PARTY HERETO

RBC CAPITAL MARKETS*,

as Lead Arranger and Bookrunner

* RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

AMENDMENT NO. 1 TO AMENDED & RESTATED CREDIT AGREEMENT, dated as of February 29, 2016 (this “Amendment”), among NISKA GAS STORAGE US, LLC, a Delaware limited liability company (the “US Borrower”), AECO GAS STORAGE PARTNERSHIP, an Alberta general partnership (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), NISKA GAS STORAGE PARTNERS LLC, a Delaware limited liability company (“Holdings”), each other Loan Party party hereto, ROYAL BANK OF CANADA (“Royal Bank”), as administrative agent (in such capacity, the “Administrative Agent”), Royal Bank, as US L/C Issuer and Canadian L/C Issuer, THE BANK OF NOVA SCOTIA, as US Swing Line Lender and Canadian Swing Line Lender, and each Lender party hereto.  Capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Amended Credit Agreement (as defined below) referred to below.

WHEREAS, the Borrowers, Holdings, the Administrative Agent and the Lenders party thereto entered into that certain Amended & Restated Credit Agreement (as in effect on the date hereof, the “Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”) dated as of June 29, 2012;

WHEREAS, the Borrowers, Holdings and the Lenders party hereto have agreed to amend the Credit Agreement, but only on the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                                          Credit Agreement Amendments.  Subject to the terms and conditions set forth in this Amendment, effective on the Amendment No. 1 Effective Date (as defined below):

Section 1.1.                                 Each of the undersigned Lenders irrevocably agrees to amend the Credit Agreement as provided in Section 2 hereof to provide for (a) the extension of the Revolver Maturity Date, (b) reductions of the Aggregate US Revolver Commitments and Aggregate Canadian Revolver Commitments, (c) reductions of the US L/C Obligations and the Canadian L/C Obligations, (d) reductions of the US Swing Line Sublimit and the Canadian Swing Line Sublimit, (e) modifications to the definition of Applicable Rate and (f) such other modifications as have been reasonably agreed by the Borrowers and the Administrative Agent and set forth in this Amendment.

Section 1.2.                                 Except as modified pursuant to Section 1.1 hereof, (a) Revolver Loans under the Facilities shall remain outstanding and shall be continued and (b) Revolver Commitments under the Facilities shall remain outstanding and shall be continued.

Section 2.                                          Amendments.

Section 2.1.                                 The Credit Agreement is, effective as of the Amendment No. 1 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example:  double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto, except that any Schedule or Exhibit to the Credit Agreement not amended pursuant to the terms of this Amendment or otherwise included as part of said Annex I shall remain in effect without any amendment or other modification thereto.

Section 2.2.                                 The Credit Agreement is, effective as of the Amendment No. 1 Effective Date, hereby further amended by (i) replacing Annex A-1 (US Commitments & Percentages) thereto with Annex A-1 hereto and (ii) replacing Annex A-2 (Canadian Commitments & Percentages)

thereto with Annex A-2 hereto.

Section 3.                                          Representations and Warranties.  Each of Holdings and the Borrowers represents and warrants to the Administrative Agent and the Lenders as of the Amendment No. 1 Effective Date that:

Section 3.1.                                 The execution, delivery and performance of this Amendment by each Loan Party and the performance by each Loan Party of the Loan Documents, as amended by this Amendment, to which such Loan Party is party have been duly authorized by all necessary corporate or other organizational action.  Each Loan Party has duly executed and delivered this Amendment and each of this Amendment and the Loan Documents, as amended by this Amendment, to which such Loan Party is a party, constitutes the legal, valid and binding obligation of such Loan Party enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).  Each Loan Party (a) is in compliance with all applicable Laws and (b) is duly qualified and is licensed and, to the extent such concept is applicable in such jurisdiction, in good standing, under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except in each case referred to in clause (a) or (b) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 3.2.                                 The execution, delivery and performance by each Loan Party of this Amendment and the performance by each Loan Party of each Loan Document, as amended by this Amendment, to which such Loan Party is a party, will not (a) violate any Law, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Party or any of its Subsidiaries (other than Liens permitted by the Credit Agreement) or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, except to the extent that any such violations could not reasonably be expected to have a Material Adverse Effect or (c) contravene the terms of any of such Loan Party’s Organization Documents.

Section 4.                                          Conditions to Effectiveness of Amendment.  This Amendment, including the amendments set forth in Section 2, shall become effective and the provisions set forth in Sections 1 and 2 shall become operative on the date (the “Amendment No. 1 Effective Date”) on which each of the following conditions are satisfied or waived by each applicable party:

(A)                               the Administrative Agent shall have received (i) executed signature pages to this Amendment from the US L/C Issuer, the Canadian L/C Issuer, the US Swing Line Lender, the Canadian Swing Line Lender, each Lender, Holdings, the Borrowers and each other Loan Party and (ii) executed signature pages to the Intercreditor Agreement from the Last-Out Agent, Holdings, the Borrowers and each other Loan Party;

(B)                               the representations and warranties set forth in the Amended Credit Agreement and in the other Loan Documents, as amended by this Amendment, are true and correct in all material respects (without duplication of any materiality qualifier contained in such representations and warranties) on and as of Amendment No. 1 Effective Date (both before and after giving effect to the Amendment) with the same effect as though such representations and warranties had been made on and as of the Amendment No. 1 Effective Date, except to the extent such representations and warranties

2

expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifier contained in such representations and warranties) as of such earlier date;

(C)                               at the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing;

(D)                               the Administrative Agent shall have received (A) a certified copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors, other managers or general partner of each Loan Party (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Amendment and the performance of the Credit Agreement and the other Loan Documents, in each case as modified by this Amendment, certified as of the Amendment No. 1 Effective Date by a Responsible Officer of each Loan Party as being in full force and effect without modification or amendment and (B) good standing certificates for each Loan Party for each jurisdiction in which such Loan Party is organized;

(E)                                the Administrative Agent shall have received from Latham & Watkins LLP, special counsel to the US Borrower, and Bennett Jones LLP, special counsel to the Canadian Borrower, executed legal opinions covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent;

(F)                                 the Administrative Agent shall have received a certificate of a Responsible Officer of Holdings (it being understood that, with respect to the person executing such certificate as a Responsible Officer of Holdings, such certificate is provided in such person’s capacity as an officer of Holdings, and not in such person’s individual capacity), in substantially the form of Exhibit I to the Credit Agreement, attesting to the Solvency of the Loan Parties and their Subsidiaries, on a consolidated basis, as of the Amendment No. 1 Effective Date;

(G)                               the Administrative Agent shall have received a certificate signed by a Responsible Officer of Holdings (it being understood that, with respect to such person executing such certificate as a Responsible Officer, such certificate is provided in such person’s capacity as an officer of the general partner of Holdings and not in such person’s individual capacity) confirming satisfaction of the conditions set forth in clause (B) and (C) above;

(H)                              payment by the Borrowers to the Administrative Agent, for the account of the Lenders party hereto, an amendment fee (the “Amendment Fee”) in an amount equal to 0.50% of the aggregate amount of each Lender’s Revolver Commitment under the Credit Agreement as in effect on the Amendment No. 1 Effective Date (it being understood that the Borrowers shall have no liability to pay the Amendment Fee if the Amendment No. 1 Effective Date does not occur); and

(I)                                   payment by the Borrowers of the reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with this Amendment (including the reasonable and documented fees, disbursements and other charges of Paul Hastings LLP, as counsel to the Administrative Agent, and Blake, Cassels & Graydon LLP, as Canadian counsel to the Administrative Agent), in each case, to the extent required by Section 10.04 of the Credit Agreement.

Section 5.                                          Post-Effectiveness Covenant. Within five (5) Business Days after the Amendment No. 1 Effective Date, the Borrowers shall deliver to the Administrative Agent (a) a completed US Borrowing Base Report, in compliance with the requirements set forth in Section 6.01(f)(i) of the Credit Agreement, setting forth the US Borrowing Base as of the close of March 1, 2016 and (b) a

3

completed Canadian Borrowing Base Report, in compliance with the requirements set forth in Section 6.01(f)(ii) of the Credit Agreement, setting forth the Canadian Borrowing Base as of the close of March 1, 2016.

Section 6.                                          Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission (i.e. a “PDF” or “TIF”) shall be effective as delivery of a manually executed counterpart hereof.

Section 7.                                          Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8.                                          Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.                                          Notices.  All communications and notices hereunder shall be given as provided in the Credit Agreement or, as the case may be, the Guaranties.

Section 10.                                   Severability. The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation, or jurisdiction or as applied to any person.

Section 11.                                   Successors. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

Section 12.                                   No Present Claims; Release.  Each Loan Party hereby acknowledges and agrees that, as of the date hereof:  (a) no Loan Party nor any of its Affiliates has any claim or cause of action against any Agent or Lender (or any of their directors, officers, employees, attorneys or agents); (b) no Loan Party has offset rights, counterclaims, rights of recoupment or defenses of any kind against any of its obligations, indebtedness or liabilities to any Agent or Lender; and (c) the Agents and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties.  Each Loan Party, on its own behalf and on behalf of each of its successors and assigns, hereby waives, releases and forever discharges the Agents and the Lenders and all of their directors, officers, employees, attorneys and agents (collectively, the “Released Persons”), from any and all claims, demands, obligations, liabilities, damages, losses, actions or causes of action, costs or expenses of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected on or before the date hereof and arising out of or in any way relating to the Credit Agreement, the Loan Documents and any other documents, instruments, agreements (including this Amendment), dealings or other matters connected with the Credit Agreement, including, without limitation, acts or omissions of any Released Person, all known and unknown matters, claims, transactions or things occurring on or prior to the Amendment No. 1 Effective Date related to the Credit Agreement.  The waivers, releases, and discharges contained in this paragraph shall be effective regardless of any other event that may occur or not occur prior to, or on or after the date hereof.  As to each and every claim released hereunder, each Loan Party hereby represents that it has received the

4

advice of legal counsel with regard to the releases contained herein and waives the benefit of each provision of applicable federal or state law (including, without limitation, the Laws of the State of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.  Each Loan Party understands the facts which it believes to be true at the time of making the release provided for herein may later turn out to be different than it now believes, and that information which is not now known or suspected may later be discovered.  Each Loan Party accepts this possibility, and each Loan Party further agrees that the release provided for herein shall in all respects continue to be effective and not subject to termination or rescission because of any difference in such facts or any new information.

Section 13.                                   Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the other Secured Parties under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document, and each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.  Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and reaffirmed in all respects and shall continue in full force and effect.  Each Loan Party ratifies and reaffirms its obligations under the Loan Documents to which it is party, the Liens granted by it pursuant to the Security Documents, which continue to secure the Obligations, and if such Loan Party is a Guarantor, its guaranty of the Obligations pursuant to the Guaranties.  From and after the Amendment No. 1 Effective Date, all references to the Credit Agreement in any Loan Document shall, unless expressly provided otherwise, refer to the Amended Credit Agreement.  In entering into this Amendment, each Lender has undertaken its own analysis and has not relied on any other Lender in making its decision to enter into this Amendment.  This Amendment constitutes a Loan Document.  The Borrowers agree to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04 of the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

NISKA GAS STORAGE US, LLC,
as US Borrower

By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel & Corporate Secretary

AECO GAS STORAGE PARTNERSHIP,
as Canadian Borrower

By:	Niska Gas Storage Canada ULC,
its managing partner

By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel & Corporate Secretary

NISKA GAS STORAGE PARTNERS LLC,
as Holdings

By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel & Corporate Secretary

NISKA GS HOLDINGS I, L.P.,
as a Guarantor

By:	Niska US GP LLC, its general partner

By:	/s/ William H. Shea Jr.
	Name:	William H. Shea Jr.
	Title:	Authorized Person

[Amendment No.1 to Amended & Restated Credit Agreement]

NISKA GAS STORAGE LLC,
as a Guarantor

By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel & Corporate Secretary

NISKA GAS STORAGE US FINANCE CORP.,
as a Guarantor

By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel & Corporate Secretary

SALT PLAINS STORAGE, LLC,
as a Guarantor

By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel & Corporate Secretary

WILD GOOSE STORAGE, LLC,
as a Guarantor

By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel & Corporate Secretary

NISKA GAS TRANSPORT, INC.,
as a Guarantor

By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel & Corporate Secretary

[Amendment No.1 to Amended & Restated Credit Agreement]

STARKS GAS STORAGE L.L.C.,
as a Guarantor

By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel & Corporate Secretary

NISKA GAS STORAGE OPERATIONS LLC,
as a Guarantor

By:	/s/ William H. Shea Jr.
	Name:	William H. Shea Jr.
	Title:	Authorized Person

NISKA MIDSTREAM LLC,
as a Guarantor

By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel & Corporate Secretary

NISKA US GP LLC,
as a Guarantor

By:	/s/ William H. Shea Jr.
	Name:	William H. Shea Jr.
	Title:	Authorized Person

COASTAL BEND GAS STORAGE, LLC,
as a Guarantor

By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel & Corporate Secretary

[Amendment No.1 to Amended & Restated Credit Agreement]

NISKA GAS STORAGE CANADA ULC,
as a Guarantor

By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel & Corporate Secretary

NISKA CANADA GP ULC,
as a Guarantor

By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel & Corporate Secretary

NISKA GAS STORAGE CANADA FINANCE
CORP., as a Guarantor

By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel & Corporate Secretary

NISKA PARTNERS MANAGEMENT ULC,
as a Guarantor

By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel & Corporate Secretary

ACCESS GAS SERVICES INC.,
as a Guarantor

By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel & Corporate Secretary

[Amendment No.1 to Amended & Restated Credit Agreement]

ACCESS GAS SERVICES (ONTARIO) INC.,
as a Guarantor

By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel & Corporate Secretary

ENERSTREAM AGENCY SERVICES INC.,
as a Guarantor

By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel & Corporate Secretary

NISKA PARTNERS COÖPERATIEF U.A.,
as a Guarantor

By:	/s/ Vance E. Powers
	Name:	Vance E. Powers
	Title:	Managing Director A

By:	/s/ Tjalling Huisman
	Name:	Tjalling Huisman
	Title:	Managing Director B

[Amendment No.1 to Amended & Restated Credit Agreement]

ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Yvonne Brazier
	Name:	Yvonne Brazier
	Title:	Manager, Agency

[Amendment No.1 to Amended & Restated Credit Agreement]

ROYAL BANK OF CANADA,
as US L/C Issuer, Canadian L/C Issuer and a
Lender

By:	/s/ Leslie P. Vowell
	Name:	Leslie P. Vowell
	Title:	Attorney-in-Fact

[Amendment No.1 to Amended & Restated Credit Agreement]

THE BANK OF NOVA SCOTIA,
as US Swing Line Lender and Canadian Swing
Line Lender

By:	/s/ Mark Sparrow
	Name:	Mark Sparrow
	Title:	Director

[Amendment No.1 to Amended & Restated Credit Agreement]

Morgan Stanley Bank, N.A.,
as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

[Amendment No.1 to Amended & Restated Credit Agreement]

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Rebecca Kratz
	Name:	Rebecca Kratz
	Title:	Authorized Signatory

[Amendment No.1 to Amended & Restated Credit Agreement]

BARCLAYS BANK PLC,

as a Lender

By:	/s/ Vanessa A. Kurbatskiy

Name:	Vanessa A. Kurbatskiy
Title:	Vice President

[Amendment No.1 to Amended & Restated Credit Agreement]

NATIXIS, NEW YORK BRANCH,
as a Lender

By:	/s/ Stuart Murray
Name: Stuart Murray
Title: Managing Director

By:	/s/ Jarrett Price
Name: Jarrett Price
Title: Director

[Amendment No.1 to Amended & Restated Credit Agreement]

BMO Harris Financing, Inc.
as a Lender

By:	/s/ James Jerz
Name: James Jerz
Title: Director

[Amendment No.1 to Amended & Restated Credit Agreement]

Bank of Montreal, as a Lender

By:	/s/ James Jerz
Name: James Jerz
Title: Director

[Amendment No.1 to Amended & Restated Credit Agreement]

Credit Suisse AG, Cayman Islands Branch, as a Lender

By:	/s/ Bill O’Daly
Name: BILL O’DALY
Title: AUTHORIZED SIGNATORY

By:	/s/ Warren Van Heyst
Name: Warren Van Heyst
Title: Authorized Signatory

[Amendment No.1 to Amended & Restated Credit Agreement]

Credit Suisse AG, Toronto Branch,
as a Lender

By:	/s/ Alain Daoust
Name: Alain Daoust
Title: Authorized Signatory

By:	/s/ Chris Gage
Name: Chris Gage
Title: Authorized Signatory

[Amendment No.1 to Amended & Restated Credit Agreement]

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ M.Sparrow
	Name:	M.Sparrow
	Title:	Director

[Amendment No.1 to Amended & Restated Credit Agreement]

JPMorgan Chase Bank, N.A.
as a Lender

By:	/s/ Randall B Durant
Name: Randall B Durant
Title: Authorized Officer

[Amendment No.1 to Amended & Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., TORONTO
BRANCH, as a Lender

By:	/s/ Deborah Booth
	Name:	Deborah Booth
	Title:	Executive Director

[Amendment No.1 to Amended & Restated Credit Agreement]

SUMITOMO MITSUI BANKING
CORPORATION,
as a Lender

By:	/s/ Ryo Suzuki
	Name:	Ryo Suzuki
	Title:	General Manager

Amendment No.1 to Amended & Restated Credit Agreement

Sumitomo Mitsui Banking Corporation of Canada,
as a Lender

By:	/s/ Alfred Lee
	Name:	Alfred Lee
	Title:	Managing Director

[Amendment No.1 to Amended & Restated Credit Agreement]

Citibank, N.A.,
as a Lender

By:	/s/ Margo Chen Campbell
	Name:	Margo Chen Cambell
	Title:	Vice President

[Amendment No.1 to Amended & Restated Credit Agreement]

CITIBANK, N.A., CANADIAN BRANCH
as a Lender

By:	/s/ Jonathan Cain
	Name:	Jonathan Cain
	Title:	Authorized Signatory

[Amendment No.1 to Amended & Restated Credit Agreement]

Caisse centrale Desjardins US Branch,
as a Lender

By:	/s/ Michel Brouillet
Name: Michel Brouillet
Title: Vice President

(if a second signature is necessary):

By:
Name:
Title:

[Amendment No.1 to Amended & Restated Credit Agreement]

CAISSE CENTRALE DESJARDINS
as a Lender

By:	/s/ Oliver Sumugod
	Name:	Oliver Sumugod
	Title:	Director

By:	/s/ Matt van Remmen
	Name:	Matt van Remmen
	Title:	Managing Director

[Amendment No.1 to Amended & Restated Credit Agreement]

ANNEX I

Amended Credit Agreement

[See Attached]

MARKED VERSION REFLECTING CHANGES

PURSUANT TO AMENDMENT NO. 1

DATED AS OF FEBRUARY 29, 2016

ADDED TEXT SHOWN DOUBLE-UNDERLINED

DELETED TEXT SHOWN ~~STRIKETHROUGH~~

AMENDED & RESTATED CREDIT AGREEMENT

Dated as of June 29, 2012 and amended as of February 29, 2016 among

NISKA GAS STORAGE US, LLC,
as US Borrower,

AECO GAS STORAGE PARTNERSHIP,
as Canadian Borrower,

NISKA GAS STORAGE PARTNERS LLC,
as Holdings,

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

and

The Other Lenders Party Hereto

and

RBC CAPITAL MARKETS, MORGAN STANLEY SENIOR FUNDING, INC., GOLDMAN SACHS LENDING PARTNERS, LLC, BARCLAYS BANK PLC, NATIXIS BANK, and BANK OF MONTREAL,

as Co-Arrangers and Joint Book Managers

TABLE OF CONTENTS

Section		Page

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS		2
1.01	Defined Terms	2
1.02	Other Interpretive Provisions	~~50~~52
1.03	Accounting Terms	~~50~~53
1.04	Rounding	~~51~~53
1.05	Times of Day	~~51~~53
1.06	Letter of Credit Amounts	~~51~~53
1.07	Dollar Equivalents; Spot Rates	~~51~~53
1.08	Designation of Project Subsidiaries	~~51~~54

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS		~~52~~54
2.01	Loans	~~52~~54
2.02	Borrowings, Conversions, Continuations of Loans	~~53~~55
2.03	Letters of Credit	~~55~~57
2.04	Swing Line Loans	~~63~~65
2.05	Prepayments	~~66~~68
2.06	Termination or Reduction of Commitments	~~68~~70
2.07	Repayment of Loans	~~69~~71
2.08	Interest	~~70~~72
2.09	Fees	~~70~~72
2.10	Computation of Interest and Fees	~~72~~74
2.11	Evidence of Debt	~~72~~74
2.12	Payments Generally; Administrative Agent’s Clawback	~~73~~75
2.13	Sharing of Payments by Lenders	~~75~~77
2.14	Borrowing Base Reporting	~~75~~78
2.15	Incremental Facilities	~~76~~79
2.16	Creation of Bankers’ Acceptances	~~78~~80
2.17	Terms of Acceptance by Canadian Revolver Lenders	~~78~~81
2.18	General Procedures for Bankers’ Acceptances	~~80~~83
2.19	Execution of Bankers’ Acceptances	~~81~~83
2.20	Prepayment of Bankers’ Acceptances	~~81~~84
2.21	Currency Fluctuation	~~82~~84
2.22	Canadian Revolver Adjustments	~~82~~84
2.23	US Revolver Adjustments	~~83~~85
2.24	Funding of Outstanding Loans under the Senior Credit Facilities	~~83~~ 86
2.25	Outstanding Eurodollar Rate Loans	~~83~~ 86

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY		~~84~~86
3.01	Taxes	~~84~~86
3.02	Illegality	~~86~~88
3.03	Inability to Determine Rates	~~86~~88
3.04	Increased Costs; Reserves on Eurodollar Rate Loans	~~87~~89
3.05	Compensation for Losses	~~88~~90
3.06	Mitigation Obligations; Replacement of Lenders	~~89~~91
3.07	Survival	~~89~~ 91

i

ARTICLE IV. CONDITIONS PRECEDENT TO THIS AGREEMENT AND CREDIT EXTENSIONS		~~89~~91
4.01	Conditions of Agreement	~~89~~91
4.02	Conditions to all Credit Extensions	~~92~~94

ARTICLE V. REPRESENTATIONS AND WARRANTIES		~~92~~95
5.01	Existence, Qualification and Power	~~92~~95
5.02	Authorization; No Contravention	~~93~~95
5.03	Governmental Authorization; Other Consents	~~93~~95
5.04	Binding Effect	~~93~~95
5.05	Financial Statements; No Material Adverse Effect	~~93~~96
5.06	Litigation	~~94~~96
5.07	No Default	~~94~~96
5.08	Ownership of Property; Liens	~~94~~96
5.09	Environmental Compliance	~~94~~ 96
5.10	Insurance	~~94~~96
5.11	Taxes	~~94~~97
5.12	ERISA and Pension Plan Compliance	~~95~~97
5.13	Subsidiaries; Equity Interests	~~95~~98
5.14	Margin Regulations; Investment Company Act; Permits and Authorizations	~~96~~98
5.15	Disclosure	~~96~~98
5.16	Compliance with Laws	~~96~~98
5.17	Intellectual Property; Licenses, Etc.	~~96~~98
5.18	Labor Disputes	~~96~~ 99
5.19	Solvency	~~97~~99
5.20	~~[Intentionally Omitted].97~~International Financial Reporting Standards	99

ARTICLE VI. AFFIRMATIVE COVENANTS		~~97~~99
6.01	Financial Statements	~~97~~99
6.02	Certificates; Other Information	~~98~~100
6.03	Notices	~~100~~102
6.04	Payment of Taxes	~~100~~103
6.05	Preservation of Existence, Etc.	~~100~~103
6.06	Maintenance of Properties	~~101~~103
6.07	Maintenance of Insurance	~~101~~103
6.08	Compliance with Laws	~~101~~103
6.09	Books and Records	~~101~~103
6.10	Inspection Rights; Commercial Finance Examinations	~~101~~104
6.11	Use of Proceeds	~~102~~104
6.12	Additional Guarantors and Grantors	~~102~~104
6.13	Further Assurances	~~103~~106
6.14	Environmental Matters; Environmental Reviews	~~103~~106
6.15	Deposit Accounts, Securities Accounts and Commodities Accounts	~~104~~106
6.16	Risk Management Review	~~105~~107

ARTICLE VII. NEGATIVE COVENANTS		~~105~~108
7.01	Liens	~~105~~108
7.02	Investments	~~108~~111
7.03	Indebtedness	~~109~~112
7.04	Swap Contracts	~~112~~114
7.05	Fundamental Changes	~~112~~114

7.06	Dispositions	~~112~~115
7.07	Restricted Payments	~~113~~116
7.08	Change in Nature of Business	~~114~~117
7.09	Transactions with Affiliates	~~114~~117
7.10	Burdensome Agreements	~~115~~117
7.11	Prepayments, Etc. of Subordinated Debt	~~115~~118
7.12	Risk Management Compliance	~~116~~118
7.13	Use of Proceeds	~~116~~ 118
7.14	[Intentionally Omitted]	~~116~~119
7.15	Subordinated Debt	~~116~~119
7.16	Fixed Charge Coverage Ratio	~~116~~119
7.17	Canadian Pension Plans	~~116~~119

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		~~116~~119
8.01	Events of Default	~~116~~119
8.02	Remedies Upon Event of Default	~~118~~121
8.03	Application of Funds	~~119~~121

ARTICLE IX. AGENTS		~~119~~122
9.01	Appointment and Authority	~~119~~122
9.02	Rights as a Lender	~~119~~122
9.03	Exculpatory Provisions	~~120~~122
9.04	Reliance by Agents	~~120~~123
9.05	Delegation of Duties	~~121~~123
9.06	Resignation of Agents	~~121~~123
9.07	Non-Reliance on Agents and Other Lenders	~~122~~124
9.08	No Other Duties, Etc.	~~122~~124
9.09	Administrative Agent May File Proofs of Claim	~~122~~125
9.10	Collateral and Guaranty Matters	~~123~~125
9.11	Enforcement Actions and Application of Proceeds	~~123~~126
9.12	Field Audit and Examination Reports; Disclaimer by Lenders ~~By signing this Agreement, each Lender:~~	~~124~~ 127

ARTICLE X. MISCELLANEOUS		~~125~~128
10.01	Amendments, Etc.	~~125~~128
10.02	Notices; Effectiveness; Electronic Communication	~~127~~130
10.03	No Waiver; Cumulative Remedies	~~129~~132
10.04	Expenses; Indemnity; Waivers	~~129~~132
10.05	Payments Set Aside	~~131~~134
10.06	Successors and Assigns	~~131~~134
10.07	Right of Set-off	~~136~~139
10.08	Interest Rate Limitation	~~137~~140
10.09	Counterparts; Integration; Effectiveness	~~137~~140
10.10	Survival of Representations and Warranties	~~137~~140
10.11	Severability	~~137~~140
10.12	Replacement of Lenders	~~137~~140
10.13	Governing Law; Jurisdiction; Etc.	~~138~~141
10.14	No Advisory or Fiduciary Responsibility	~~139~~142
10.15	USA PATRIOT Act Notice	~~140~~143
10.16	Effect of Amendment and Restatement; Affirmation of Existing Loan Documents	~~140~~ 143
10.17	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	144

ANNEXES

Annex A-1	US Commitments & Percentages
Annex A-2	Canadian Commitments & Percentages

SCHEDULES

Schedule 1.01A-1	Account Debtors (Affiliates)
Schedule 1.01A-2	Account Debtors (Excess Receivables)
Schedule 2.14	Borrowing Base Procedures
Schedule 5.06	Litigation
Schedule 5.08	Real Property
Schedule 5.11	Audits/Examinations of Tax Returns
Schedule 5.13	Subsidiaries; Other Equity Investments; Information Regarding Loan Parties
Schedule 7.01	Existing Liens
Schedule 7.02	Existing Investments
Schedule 7.03	Existing Indebtedness
Schedule 7.10	Burdensome Agreements
Schedule 10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Exhibit A	Form of Assignment and Assumption
Exhibit B-1	Form of US Revolver Note
Exhibit B-2	Form of Canadian Revolver Note
Exhibit B-6	Form of US Swing Line Note
Exhibit B-7	Form of Canadian Swing Line Note
Exhibit C-1	Form of US Guaranty
Exhibit C-2	Form of Canadian Guarantee
Exhibit D	Form of Compliance Certificate
Exhibit E-1	Form of Loan Notice
Exhibit E-2	Form of Swing Line Loan Notice
Exhibit F-1	Form of US Security Agreement
Exhibit F-2	Form of Canadian Security Agreement
Exhibit G-1	Form of Opinion of Latham & Watkins L.L.P.
Exhibit G-2	Form of Opinion of Bennett Jones LLP
Exhibit G-3	Form of Opinion of Blake, Cassels & Graydon LLP
Exhibit I	Form of Solvency Certificate of Holdings
Exhibit K-1	Form of US Borrowing Base Report
Exhibit K-2	Form of Canadian Borrowing Base Report

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of June 29, 2012 among NISKA GAS STORAGE US, LLC, a Delaware limited liability company (the “US Borrower”), AECO GAS STORAGE PARTNERSHIP, an Alberta general partnership (the “Canadian Borrower” and, together with the US Borrower the “Borrowers”), NISKA GAS STORAGE PARTNERS LLC, Delaware limited liability company (“Holdings”), ROYAL BANK OF CANADA, as the Administrative Agent and Collateral Agent, US L/C Issuer and Canadian L/C Issuer, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), GOLDMAN SACHS LENDING PARTNERS, LLC, BARCLAYS BANK PLC, MORGAN STANLEY SENIOR FUNDING, INC., and NATIXIS BANK, as co-documentation agents (the “Co-Documentation Agents”).

RECITALS

WHEREAS, Holdings, the Borrowers, the other Loan Parties signatory thereto, the financial institutions signatory thereto as lenders and Royal Bank of Canada, as administrative agent and collateral agent for the Existing Lenders, are a party to that certain Credit Agreement dated as of March 5, 2010 (as amended, restated, supplemented or otherwise modified from time to time prior to the Restatement Effective Date, the “Existing Credit Agreement”);

WHEREAS Niska GS Holdings I, L.P. and Niska Gas Storage Canada ULC (as successor to Niska GS Holdings II, L.P.) were parties to the Existing Credit Agreement and have been replaced by Holdings as a party to this Agreement and are no longer required to be parties to this Agreement;

WHEREAS, each of the parties hereto wishes to and agrees to amend and restate the Existing Credit Agreement on the terms and conditions set forth herein;

WHEREAS, in connection with such amendment and restatement, the Borrowers have requested that the Lenders provide a revolving credit facility to the US Borrower and a revolving credit facility to the Canadian Borrower, and each Lender is willing to provide the portion of each facility specified for such Lender herein on the terms and conditions set forth herein;

WHEREAS, each Borrower and each other Loan Party desires to continue to guaranty and secure all of the Obligations under the Loan Documents by granting to the Collateral Agent, for the benefit of the Collateral Agent and the Lenders, a security interest in and lien upon substantially all of its existing and after-acquired personal and owned real property, in each case, subject to the limitations set forth herein;

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all such obligations and liabilities, and that this Agreement amend and restated the Existing Credit Agreement in its entirety.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the parties hereto agree that, effective on the Restatement Effective Date, the Existing Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01                        Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Issuer” means (a) any national or state bank or trust company or credit union or financial service cooperative which is organized under the laws of the United States or any state thereof or under the laws of Canada or any province or territory thereof or (b) any branch licensed to operate under the laws of the United States or any state thereof or under the laws of Canada or any province or territory thereof, which is a branch of a bank organized under any country which is a member of the Organization for Economic Cooperation and Development, in each case which has capital, surplus and undivided profits of at least $500,000,000 (or the equivalent thereof in one or more other currencies) and whose commercial paper is rated at least P-1 by Moody’s or A-1 by S&P.

“Account” has the meaning given such term in the PPSA or the UCC, as applicable.

“Account Debtor” means any Person who is or who may become obligated under, with respect to, or on account of, an Account.  For purposes of the determination of Eligible Receivables, Account Debtors that are Affiliates of each other shall be treated as a single Account Debtor unless otherwise consented to by the Administrative Agent in its Permitted Discretion.

“Additional Lender” has the meaning specified in Section 2.15.

“Administrative Agent” means Royal Bank of Canada, in its capacity as administrative agent under any of the Loan Documents, or any permitted successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent and the Collateral Agent.

“Aggregate Borrowing Base” means, at any time, the sum of the US Borrowing Base and the Canadian Borrowing Base.

“Aggregate Canadian Revolver Commitments” means, at any time, the sum of the Canadian Revolver Commitments of all Canadian Revolver Lenders at such time, as the same may be increased or reduced from time to time in accordance with Sections 2.22 or 2.23 or reduced from time to time in accordance with Section 2.06; provided that the Aggregate Canadian Revolver Commitments shall not at any time exceed $300,000,000 plus any New Canadian Revolver Commitments.  ~~The~~As of the Amendment No. 1 Effective Date, the Aggregate Canadian Revolver Commitments shall be $~~200,000,000 on the Restatement Effective Date.~~160,000,000.

“Aggregate Revolver Commitments” means, at any time, the sum of (a) the Aggregate US Revolver Commitments at such time plus (b) the Aggregate Canadian Revolver Commitments at such time.

“Aggregate US Revolver Commitments” means, at any time, the sum of the US Revolver Commitments of all US Revolver Lenders at such time, as the same may be increased or reduced from time to time in accordance with Sections 2.22 or 2.23 or reduced from time to time in accordance with Section 2.06; provided that the Aggregate US Revolver Commitments shall not at any time exceed $300,000,000 plus any New US Revolver Commitments.  ~~The~~As of the Amendment No. 1 Effective Date, the Aggregate US Revolver Commitments shall be $~~200,000,000 on the Restatement Effective Date.~~160,000,000.

“Agreement” means this Amended and Restated Credit Agreement, as may be further amended, supplemented, restated, increased, extended or otherwise modified from time to time.

“Amendment No. 1” means that certain Amendment No. 1 to Amended & Restated Credit Agreement dated as of February 29, 2016 among the US Borrower, the Canadian Borrower, Holdings, the Administrative Agent, the US L/C Issuer, the Canadian L/C Issuer, the US Swing Line Lender, the Canadian Swing Line Lender and the Lenders party thereto.

“Amendment No. 1 Effective Date” has the meaning specified in Amendment No. 1.

“Applicable Canadian Pension Legislation” means, at any time, any applicable Canadian federal or provincial pension benefits standards legislation, including all regulations made thereunder and all legally enforceable rules, regulations, rulings and interpretations made or issued by any Governmental Authority in Canada having or asserting jurisdiction in respect thereof, each as amended or replaced from time to time.

“Applicable Commitment Fee Rate” means, based upon the Consolidated Leverage Ratio of Holdings as of the most recent date of determination:

Pricing Level	Consolidated Leverage Ratio	Applicable Commitment Fee Rate
1	Greater than or equal to 5.0 to 1.0	0.75%
2	Less than 5.0 to 1.0 but greater than or equal to 4.5 to 1.0	0.625%
3	Less than 4.5 to 1.0	0.50%

For purposes of the foregoing, (i) the Consolidated Leverage Ratio shall be determined as of the end of each Fiscal Quarter and set forth in the Compliance Certificate delivered to the Administrative Agent pursuant to Section 6.02(b) and (ii) any increase or decrease in the Applicable Commitment Fee Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that (A) if a Compliance Certificate is not delivered when due in accordance with Section 6.02(b), then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until such time as such Compliance Certificate is delivered, whereupon the Applicable Commitment Fee Rate shall be determined as if such Compliance Certificate had been timely delivered, and is to be effective as of the first Business Day immediately following the date such Compliance Certificate was delivered and (B) from the Restatement Effective Date through the first full fiscal quarter following the Restatement Effective Date, the Applicable Commitment Fee Rate shall be determined by reference to Pricing Level 1.  For the avoidance of doubt, the Applicable Commitment Fee Rate for any period of time prior to the Restatement Effective Date shall be determined in accordance with the Existing Credit Agreement.

“Applicable L/C Issuer” means (a) with respect to a US Letter of Credit, the US L/C Issuer and (b) with respect to a Canadian Letter of Credit, the Canadian L/C Issuer.

“Applicable Percentage” means, with respect to any Lender at any time, such Lender’s US Revolver Percentage or Canadian Revolver Percentage, as applicable, at such time.

“Applicable Rate” means, for any day, with respect to Eurodollar Rate Loans, US Letter of Credit Fees, Base Rate Loans, Canadian Prime Rate Loans, Canadian US Dollar Base Rate Loans, Swing Line Loans, Bankers’ Acceptances or Canadian Letter of Credit Fees, the applicable rate per annum set forth in the table below under the caption “Eurodollar Rate Loans / US Letter of Credit Fees”, “Base Rate Loans / Canadian Prime Rate Loans / Canadian US Dollar Base Rate Loans / Swing Line Loans”, or “Bankers’ Acceptances Stamping Fee / Canadian Letter of Credit Fees”, as the case may be, based upon the Consolidated Leverage Ratio of Holdings as of the most recent date of determination:

Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate Loans / US Letter of Credit Fees	Base Rate Loans / Canadian Prime Rate Loans / Canadian US Dollar Base Rate Loans / Swing Line Loans	Bankers’ Acceptances Stamping Fee/Canadian Letter of Credit Fees
1	Greater than or equal to 5.0 to 1.0	3.75%	2.75%	3.75%
2	Less than 5.0 to 1.0 but greater than or equal to 4.5 to 1.0	3.50%	2.5%	3.5%
3	Less than 4.5 to 1.0 but greater than or equal to 3.5 to 1.0	3.25%	2.25%	3.25%
4	Less than 3.5 to 1.0	3.00%	2.00%	3.00%

; provided that, following June 29, 2016, Pricing Level 1 shall increase by 1.00% per annum.

For purposes of the foregoing, (i) the Consolidated Leverage Ratio shall be determined as of the end of each Fiscal Quarter and set forth in the Compliance Certificate delivered to the Administrative Agent pursuant to Section 6.02(b) and (ii) any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that (A) if a Compliance Certificate is not delivered when due in accordance with Section 6.02(b), then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until such time as such Compliance Certificate is delivered, whereupon the Applicable Rate shall be determined as if such Compliance Certificate had been timely delivered, and is to be effective as of the first Business Day immediately following the date such Compliance Certificate was delivered and (B) from the Restatement Effective Date through the first full fiscal quarter following the Restatement Effective Date, the Applicable Rate shall be determined by reference to Pricing Level 1. For the avoidance of doubt, the Applicable Rate for any period of time prior to the Restatement Effective Date shall be determined in accordance with the Existing Credit Agreement.

“Applicable Swing Line Lender” means (a) with respect to a US Swing Line Loan, the US Swing Line Lender and (b) with respect to a Canadian Swing Line Loan, the Canadian Swing Line Lender.

“Approved Account” has the meaning set forth in Section 6.15(a).

“Approved Eligible Receivables” means each Eligible Receivable that is (a) from a Person whose Debt Rating is either at least Baa3 by Moody’s or at least BBB- by S&P, (b) fully and unconditionally guaranteed as to payment by a Person whose Debt Rating is either at least Baa3 by Moody’s or at least BBB- by S&P, (c) from any Person Currently Approved by the Administrative Agent, or (d) fully covered by a letter of credit or cash collateral from an Acceptable Issuer; provided that for purposes of this clause (d), such Eligible Receivable shall not constitute an Approved Eligible Receivable to the extent such cash collateral constitutes Eligible Cash Equivalents under the applicable Borrowing Base.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means RBC Capital Markets, Morgan Stanley Senior Funding, Inc., Goldman Sachs Lending Partners, LLC, Barclays Bank PLC, Natixis Bank and Bank of Montreal, in their capacities as joint lead arrangers and joint book managers.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Available Amount” means as at any date, the sum of:  (a) $361,158,701 plus; (b) 100% of the aggregate net cash proceeds or the fair market value of property, assets or marketable securities received by Holdings (including the fair market value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of Holdings or any Subsidiary) since the Restatement Effective Date as a contribution to its common equity capital, in each case, that has not been previously applied pursuant to Section 7.02(f), 7.02(k), 7.02(s), 7.07(i) or 7.11(e).

“BA Discount Rate” means, in respect of a BA being accepted by a Canadian Revolver Lender on any date, (a) for a Canadian Revolver Lender that is listed in Schedule I to the Bank Act (Canada) at such time, the average bankers’ acceptance discount rate as quoted on Reuters CDOR page (or such other page as may, from time to time, replace such page on that service for the purpose of displaying quotations for bankers’ acceptances accepted by leading Canadian financial institutions) at approximately 10:00 a.m.

(Toronto, Ontario time) on such drawdown date for bankers’ acceptances having a comparable maturity date as the maturity date of such BA (the “CDOR Rate”); or, if such rate is not available at or about such time, the average of the bankers’ acceptance rates (expressed to five decimal places) as quoted to the Administrative Agent by the Schedule I BA Reference Banks as of 10:00 a.m. (Toronto, Ontario time) on such drawdown date for bankers’ acceptances having a comparable maturity date as the maturity date of such BA; (b) for a Canadian Revolver Lender that is listed in Schedule II to the Bank Act (Canada) or a Canadian Revolver Lender that is listed in Schedule III to the Bank Act (Canada) that is not subject to the restrictions and requirements referred to in subsection 524 (2) of the Bank Act (Canada), the rate established by the Administrative Agent to be the lesser of (i) the CDOR Rate plus 0.10% per annum and (ii) the average of the bankers’ acceptance rates (expressed to five decimal places) as quoted to the Administrative Agent by the Schedule II BA Reference Banks and the Schedule III BA Reference Banks as of 10:00 a.m. (Toronto, Ontario time) on such drawdown date for bankers’ acceptances having a comparable maturity date as the maturity date of such BA; and (c) for other Canadian Revolver Lenders, the CDOR Rate plus 0.10% per annum.

“BA Equivalent Advance” means a loan provided hereunder by a Canadian Revolver Lender in lieu of accepting a BA pursuant to Section 2.17(f).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of Canada Rate” means the “Noon Day Rate” as set by the Bank of Canada, as quoted on Reuters Page BOFC.

“Bankers’ Acceptance” or “BA” means a draft in a Canadian Revolver Lender’s usual form, including a depository bill within the meaning of the Depository Bills and Notes Act (Canada) made originally payable to and deposited with the Canadian Depository for Securities Limited, denominated in Canadian Dollars, drawn by or on behalf of the Canadian Borrower, for a term selected by the Canadian Borrower of either 30, 60, 90 or 180 days or, as agreed to by the relevant Canadian Revolver Lenders, 14-29 days (in each case, as reduced or extended by the Administrative Agent, acting reasonably, to allow the maturity thereof to fall on a Business Day), or such other term as agreed to by the Canadian Revolver Lenders, payable in Canada, and accepted by a Canadian Revolver Lender in accordance with this Agreement.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (i) the rate of interest in effect for such day as publicly announced from time to time by Royal Bank of Canada as its “prime rate”, (ii) ½ of 1% per annum above the Federal Funds Rate, and (iii) the Eurodollar Rate for an Interest Period of one month in effect on such day plus 1%; provided that in any case if such rate is negative, it shall be deemed to be 0.00%.

“Base Rate Loan” means a Loan or portion of a Loan that bears interest based on the Base Rate.

“Bcf” means billion cubic feet.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time (other than any right conditioned upon the occurrence of events or circumstances outside such person’s control).  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Borrower” means the US Borrower or the Canadian Borrower, and “Borrowers” means, collectively, the US Borrower and the Canadian Borrower.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a US Revolver Borrowing, a US Swing Line Borrowing, a Canadian Revolver Borrowing or a Canadian Swing Line Borrowing, as the context may require.

“Borrowing Base” means the US Borrowing Base or the Canadian Borrowing Base, as applicable.

“Borrowing Base Parties” means the US Borrowing Base Parties and the Canadian Borrowing Base Parties.

“Borrowing Base Reports” means the US Borrowing Base Reports and the Canadian Borrowing Base Reports.

“Brookfield Acquisition” means the direct or indirect acquisition of Holdings by Swan Holdings LP and/or one of its Affiliates.

“Brookfield Acquisition Agreement” means that certain Agreement and Plan of Merger and Membership Interest Transfer Agreement, dated as of June 14, 2015, by and among Holdings, Niska Gas Storage Management LLC, Niska Sponsor Holdings Coöperatief U.A., Swan Holdings LP, and Swan Merger Sub LLC.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the jurisdiction where the Administrative Agent’s Office is located; provided that (i) when used in connection with a Eurodollar Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank eurodollar market and (ii) when used in connection with any Loan to the Canadian Borrower, any Canadian Letter of Credit or any payment made in connection therewith, the term “Business Day” shall also exclude any day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the Provinces of Ontario, Alberta, Quebec or New York, New York.

“Calculation Date” has the meaning specified in the definition of “Fixed Charge Coverage Ratio”.

“Canadian Borrower” has the meaning specified in the introductory paragraph hereto.

“Canadian Borrowing Base” means, at any time, the sum of the following:

(a)                                 100% of the Canadian Borrowing Base Parties’ Eligible Cash Equivalents at such time; plus

(b)                                 90% of the Canadian Borrowing Base Parties’ Approved Eligible Receivables at such time; plus

(c)                                  85% of the Canadian Borrowing Base Parties’ Other Eligible Receivables at such time; plus

(d)                                 85% of the Net Liquidating Value of Hedge Positions in Brokers Accounts of the Canadian Borrowing Base Parties at such time; plus

(e)                                  90% of the value of the Canadian Borrowing Base Parties’ Hedged Eligible Inventory at such time; plus

(f)                                   60% of the Other Eligible Inventory Value of the Canadian Borrowing Base Parties at such time; plus

(g)                                  80% of the Issued but Unused Letter of Credit Value in respect of Letters of Credit issued for the account of or on behalf of the Canadian Borrowing Base Parties at such time (provided that such amount shall be increased by the lesser of (i) 20% of any Issued but Unused Letter of Credit Value of Letters of Credit issued for the benefit of Natural Gas Exchange Inc. or any of its Affiliates and (ii) $5,000,000); plus

(h)(i)                      To the extent that the Net Liquidating Value of Hedge Positions of the Canadian Borrowing Base Parties at such time is positive, 85% of such Net Liquidating value of Hedge Positions at such time or (ii) to the extent that the Net Liquidating Value of Hedge Positions of the Canadian Borrowing Base Parties at such time is negative, 115% of such Net Liquidating Value of Hedge Positions at such time; plus

(i)                                     100% of the portion of the Fixed Asset Amount not included in the US Borrowing Base designated by the Canadian Borrower in the most recent Canadian Borrowing Base Report to be allocated to the Canadian Borrowing Base; minus

(j)                                    100% of the Canadian Borrowing Base Parties’ Other Priority Claims at such time.

“Canadian Borrowing Base Parties” means the Canadian Borrower and each other Canadian Loan Party that is party to a Security Agreement as a “Grantor” or “Debtor” thereunder.

“Canadian Borrowing Base Report” has the meaning specified in Section 6.02(f)(ii).

“Canadian Dollars” or “C$” means the lawful currency of Canada.

“Canadian Guarantee” means a Guarantee made by the Canadian Loan Parties in favor of the Secured Parties, substantially in the form of Exhibit C-2.

“Canadian L/C Borrowing” means an extension of credit resulting from a drawing under any Canadian Letter of Credit which has not been reimbursed on the date when made or refinanced as a Canadian Revolver Borrowing.

“Canadian L/C Issuer” means Royal Bank of Canada, in its capacity as the issuer of Canadian Letters of Credit hereunder, and its successors and permitted assigns in such capacity.  The Administrative Agent may, with the consent of the Canadian Borrower and the Canadian Revolver Lender in question, or the Canadian Borrower may, with the consent of Canadian Revolver Lender in question and notice to the Administrative Agent, appoint any Canadian Revolver Lender as a Canadian L/C Issuer in place of or in addition to Royal Bank of Canada.  A Canadian L/C Issuer may, in its discretion, arrange for one or more Canadian Letters of Credit to be issued by Affiliates of such Canadian L/C Issuer, in which case the term “Canadian L/C Issuer” shall include any such Affiliate with respect to Canadian Letters of Credit issued by such Affiliate.  The commitment of each Canadian L/C Issuer shall be as set forth on Schedule A-2, as amended from time to time.

“Canadian L/C Obligations” means L/C Obligations in respect of Canadian Letters of Credit, which amount shall not exceed $~~150,000,000~~75,000,000 minus the outstanding aggregate amount of all US L/C ~~Borrowings~~Obligations at such time.

“Canadian Letter of Credit” means any letter of credit issued by the Canadian L/C Issuer hereunder upon the application of the Canadian Borrower.  A Canadian Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Canadian Letter of Credit Fee” has the meaning set forth in Section 2.09(a).

“Canadian Loan Parties” means the Canadian Borrower, Niska Partners Coöperatief U.A. and each other Subsidiary of Holdings that (a) is organized under the laws of any jurisdiction in Canada and (b) is or is required to be a party to any Loan Document.

“Canadian Pension Plan” means any plan, program, agreement or arrangement that is a pension plan for the purposes of Applicable Canadian Pension Legislation which is maintained or contributed to, or to which there is or may be an obligation to contribute, by any Canadian Loan Party in respect of their respective employees in Canada, but excluding, for greater certainty, the Canada and Quebec Pension Plans.

“Canadian Prime Rate” means, on any day, a fluctuating annual rate of interest expressed on the basis of a year of 365 or 366 days equal on that day to the higher of (i) the rate of interest per annum most recently announced by the Administrative Agent as its reference rate for Canadian Dollar commercial demand loans made to a Person in Canada; and (ii) the Administrative Agent’s BA Discount Rate for Bankers’ Acceptances having a maturity of one month plus one percent per annum; provided that in any case if such rate is negative, it shall be deemed to be 0.00%.  The Canadian Prime Rate is not necessarily the lowest rate that the Administrative Agent is charging to its corporate customers.

“Canadian Prime Rate Loan” means a Canadian Revolver Loan or portion of a Canadian Revolver Loan that bears interest based on the Canadian Prime Rate.

“Canadian Revolver Adjustment” has the meaning set forth in Section 2.22(a).

“Canadian Revolver Adjustment Date” has the meaning set forth in Section 2.22(a).

“Canadian Revolver Advance” has the meaning set forth in Section 2.01(b).

“Canadian Revolver Availability Period” means the period from and including the Restatement Effective Date to the earliest of (a) the Revolver Maturity Date, (b) the date of termination of all Canadian Revolver Commitments pursuant to Section 2.06 and (c) the date of termination of the commitment of each Canadian Revolver Lender to make Canadian Revolver Loans pursuant to Section 8.02.

“Canadian Revolver Borrowing” means (a) a borrowing or continuation or conversion of loans consisting of simultaneous Canadian Revolver Loans made by the Canadian Revolver Lenders pursuant to Section 2.01(b) and (b) the acceptance or purchase by the Canadian Revolver Lenders of Bankers’ Acceptances issued by the Canadian Borrower pursuant to Section 2.16, including pursuant to a rollover of Bankers’ Acceptances.

“Canadian Revolver Commitment” means, as to each Canadian Revolver Lender, its obligation to (a) make Canadian Revolver Advances to the Canadian Borrower pursuant to Section 2.01(b), (b) acquire participations in Canadian Letters of Credit and (c) acquire participations in Canadian Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth as its “Canadian Revolver Commitment” opposite such Lender’s name on Annex A-2 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Canadian Revolver Exposure” means, with respect to any Canadian Revolver Lender at any time, the sum of (a) the Dollar Equivalent of the outstanding principal amount of such Lender’s Canadian Revolver Advances at such time plus (b) such Lender’s Canadian Revolver L/C Exposure at such time plus (c) such Lender’s Canadian Revolver Percentage of the Dollar Equivalent of the outstanding principal amount of all Canadian Swing Line Loans at such time.

“Canadian Revolver Facility” means, at any time, the aggregate amount of the Canadian Revolver Lenders’ Canadian Revolver Commitments at such time.

“Canadian Revolver L/C Exposure” means, with respect to any Canadian Revolver Lender at any time, such Lender’s Canadian Revolver Percentage of the Total Canadian Revolver L/C Exposure at such time.

“Canadian Revolver Lender” means, at any time, any Lender that has a Canadian Revolver Commitment at such time or, if the Canadian Revolver Commitments have terminated or expired, a Lender with Canadian Revolver Exposure and, as the context requires, includes a Canadian L/C Issuer.

“Canadian Revolver Loan” has the meaning set forth in Section 2.01(b).

“Canadian Revolver Maximum Available Amount” means, at any date, an amount equal to the lesser of (a) the Aggregate Canadian Revolver Commitments as of such date and (b) the Dollar Equivalent of the Canadian Borrowing Base on such date (as determined by reference to the Canadian Borrowing Base Report most recently delivered pursuant to Section 6.02(f)(ii)).

“Canadian Revolver Note” means a promissory note made by the Canadian Borrower in favor of a Canadian Revolver Lender evidencing the Canadian Revolver Loans made by such Lender, substantially in the form of Exhibit B-2.

“Canadian Revolver Obligations” means all indebtedness, liabilities and obligations from time to time owing by any Loan Party to any Canadian Revolver Lender or the Canadian Swing Line Lender under or pursuant to any Loan Document with respect to any Canadian Revolver Advance, Canadian Letter of Credit or Canadian Swing Line Loan, or under or pursuant to any guaranty of such indebtedness, liabilities or obligations, or under or pursuant to any Security Document which secures the payment and performance of such indebtedness, liabilities and obligations, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.  “Canadian Revolver Obligation” means any part of the Canadian Revolver Obligations.

“Canadian Revolver Percentage” means, with respect to any Canadian Revolver Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Canadian Revolver Commitments represented by such Lender’s Canadian Revolver Commitment at such time.  If the commitment of each Canadian Revolver Lender to make Canadian Revolver Advances has been terminated pursuant to Section 8.02 or if the Aggregate Canadian Revolver Commitments have expired, then the Canadian Revolver Percentage of each Canadian Revolver Lender shall be determined based on the Canadian Revolver Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.

The initial Canadian Revolver Percentage of each Canadian Revolver Lender is set forth as its “Canadian Revolver Percentage” opposite the name of such Lender on Annex A-2 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Canadian Revolver Required Lenders” means, as of any date of determination, Canadian Revolver Lenders holding more than 50% of the sum of (a) the Total Canadian Revolver Exposure (with the aggregate amount of each Canadian Revolver Lender’s risk participation and funded participation in Canadian L/C Obligations and Canadian Swing Line Loans being deemed “held” by such Canadian Revolver Lender for purposes of this definition) as of such date and (b) the aggregate unused Canadian Revolver Commitments as of such date; provided that the unused Canadian Revolver Commitment of, and the portion of the Total Canadian Revolver Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Canadian Revolver Required Lenders.

“Canadian Revolver Supermajority Lenders” means, as of any date of determination, Canadian Revolver Lenders holding more than 66 2/3% of the sum of (a) the Total Canadian Revolver Exposure (with the aggregate amount of each Canadian Revolver Lender’s risk participation and funded participation in Canadian L/C Obligations and Canadian Swing Line Loans being deemed “held” by such Canadian Revolver Lender for purposes of this definition) as of such date and (b) the aggregate unused Canadian Revolver Commitments as of such date; provided that the unused Canadian Revolver Commitment of, and the portion of the Total Canadian Revolver Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Canadian Revolver Required Lenders.

“Canadian Security Agreement” means that certain Canadian General Security Agreement dated as of the Original Closing Date and executed by the Canadian Loan Parties in favor of the Collateral Agent, for the benefit of itself and the other Secured Parties, substantially in the form of Exhibit F-3.

“Canadian Subsidiary” means any Subsidiary of Holdings, in each case, that is organized under the Laws of Canada or any province or territory thereof.

“Canadian Swing Line Borrowing” means a borrowing of a Canadian Swing Line Loan pursuant to Section 2.04.

“Canadian Swing Line Lender” means The Bank of Nova Scotia, in its capacity as provider of Canadian Swing Line Loans, or any successor Canadian swing line lender hereunder.

“Canadian Swing Line Loan” has the meaning set forth in Section 2.04(a)(ii).

“Canadian Swing Line Note” means a promissory note made by the Canadian Borrower in favor of the Canadian Swing Line Lender evidencing the Canadian Swing Line Loans made by such Swing Line Lender, substantially in the form of Exhibit B-7.

“Canadian Swing Line Sublimit” means an amount equal to the lesser of (i) $~~20,000,000~~10,000,000 and (ii) the Canadian Revolver Facility.  The Canadian Swing Line Sublimit is part of, and not in addition to, the Canadian Revolver Facility.

“Canadian US Dollar Base Rate” means for any day a fluctuating rate per annum equal to the highest of: (i) the rate of interest in effect for such day as publicly announced from time to time by Royal Bank of Canada as its “U.S. Base Rate”; (ii) ½ of 1% per annum above the Federal Funds Rate; and (iii) the Eurodollar Rate for an Interest Period of one month in effect on such day plus 1%.

“Canadian US Dollar Base Rate Loan” means a Loan or portion of a Loan that bears interest based on the Canadian US Dollar Base Rate.

“Capital Improvement” means any (a) addition or improvement to the capital assets owned by Holdings or any of its Subsidiaries, (b) acquisition (through an asset acquisition, merger, amalgamation, stock acquisition or other form of investment) of existing, or the construction of new, capital assets, or (c) capital contribution by Holdings or any of its Subsidiaries to a Person that is not a Subsidiary, in which Holdings or any of its Subsidiaries has an equity interest (or after such capital contribution will have) to fund Holdings’ or any Subsidiary’s pro rata share of the cost of the acquisition of existing, or the construction of new or the improvement of existing, capital assets, in each case if such addition, improvement, acquisition or construction is made to increase the long term operating capacity or net income of Holdings and its Subsidiaries from the long term operating capacity or net income of Holdings and its Subsidiaries, in the case of clauses (a) and (b), or such Person, in the case of clause (c), from that existing immediately prior to such addition, improvement, acquisition or construction.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP~~.~~ as in effect on December 31, 2015.

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP~~,~~ as in effect on December 31, 2015, appear as a liability on a balance sheet of such Person as of the date of any determination thereof.

“Cash Collateral” means the cash or deposit account balances referred to in the definition of “Cash Collateralize”.

“Cash Collateralize” means (a) with respect to Letters of Credit, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Applicable L/C Issuer and the US Revolver Lenders or Canadian Revolver Lenders, as applicable, as Collateral for the applicable L/C Obligations, cash or deposit account balances or a back stop letter of credit pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Applicable L/C Issuer (which documents are hereby consented to by the US Revolver Lenders and Canadian Revolver Lenders) and (b) with respect to Bankers’ Acceptances, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Canadian Revolver Lenders, as Collateral for the applicable Bankers’ Acceptances, cash or deposit account balances or a back stop letter of credit pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (which documents are hereby consented to by the Canadian Revolver Lenders).

“Cash Equivalents” means Investments in:

(a)                                 marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States or Canada or an instrumentality or agency thereof and entitled to the full faith and credit of the United States or Canada;

(b)                                 overnight demand deposits, demand deposits and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, (i) with any office of any Lender or (ii) with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States or any state therein or Canada or any province or territory thereof, which has capital, surplus and undivided profits of at least $500,000,000 (or the equivalent thereof in Canadian Dollars), and whose long-term certificates of deposit are rated at least Aa3 by Moody’s or AA- by S&P;

(c)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (a) above entered into with (i) any Lender or (ii) any other commercial bank meeting the specifications of subsection (b) above;

(d)                                 open market commercial paper, maturing within 270 days after acquisition thereof, which are rated at least P-1 by Moody’s or A-1 by S&P; and

(e)                                  money market or other mutual funds substantially all of whose assets comprise securities of the types described in subsections (a) through (d) above.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the Restatement Effective Date, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any one of the following events:

(i)                                     Holdings ceases to own, directly or indirectly, 100% of the outstanding Equity Interests of the Borrowers; or

(ii)                                  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than Holdings or any Permitted Investor) shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than thirty-five percent (35%) of the then outstanding Voting Stock of the Borrowers~~.~~ ;

provided that the occurrence of any of the foregoing events pursuant to the Brookfield Acquisition Agreement shall not constitute a Change of Control.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agents” has the meaning specified in the introductory paragraph hereto.

“Collateral” means all property of any kind which, under the terms of any Security Document, (i) is subject to a Lien in favor of the Secured Parties (or in favor of the Administrative Agent for the benefit of the Secured Parties) or (ii) is purported to be subject to such a Lien, in each case granted or created to secure all or part of the Obligations.

“Collateral Agent” means Royal Bank of Canada, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

“Commences Commercial Service” means a Capital Improvement is first put into commercial service following, if applicable, completion of construction and testing.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consent and Reaffirmation Agreement” means that certain consent and reaffirmation agreement dated as of the Restatement Effective Date by and between Holdings, the Borrowers and the other Loan Parties party thereto.

“Consolidated EBITDA” means, without duplication, with respect to any specified Person for any four Fiscal Quarter period, the Consolidated Net Income of such Person for such period plus:

(a)                                 an amount equal to any net loss realized by such Person or any of its Subsidiaries in connection with a Disposition, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(b)                                 provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(c)                                  Fixed Charges to the extent deducted in computing such Consolidated Net Income; plus

(d)                                 depreciation and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation and amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(e)                                  non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

(f)                                   Transaction Costs; plus

(g)                                  all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; minus

(~~g~~h)                           non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business;

in each case, in respect of Holdings and its Subsidiaries, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Funded Indebtedness” means, as of any date, the sum of the following (without duplication):  (i) all Indebtedness which is classified as “long-term indebtedness” on a consolidated balance sheet of Holdings and its Subsidiaries (other than any Project Subsidiaries) prepared as of such date in accordance with GAAP and any current maturities and other principal amount in respect of such Indebtedness due within one year but which was classified as “long-term indebtedness” at the creation thereof, plus (ii) Indebtedness for borrowed money of Holdings and its Subsidiaries (other than any Project Subsidiaries) outstanding as of such date under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year, notwithstanding the fact that any such borrowing is made within one year of the expiration of such agreement, plus (iii) Indebtedness in respect of Capital Leases of Holdings and its Subsidiaries (other than any Project Subsidiaries) as of such date, less (iv) to the extent covered by the foregoing clauses (i) or (ii), (A) Inventory Loans and (B)  outstanding obligations of the types described in clauses (b), (c) and (d) of the definition of “Indebtedness” (including Letters of Credit).

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness of Holdings as of such date to (b) Consolidated EBITDA of Holdings for the most recently completed four Fiscal Quarters.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:

(a)                                 the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Subsidiary of the Person; provided that with respect to any joint venture, the aggregate Net Income of such joint venture will be included to the extent of Holdings’ and a Subsidiary’s percent ownership of such joint venture so long as the declaration or payment of dividends or similar distributions by such joint venture of that Net Income is at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that joint venture or its stockholders, partners or members;

(b)                                 the Net Income of any Subsidiary (other than the Borrowers) that is not a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, partners or members;

(c)                                  the cumulative effect of a change in accounting principles will be excluded;

(d)                                 unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of pre-codification Statement of Financial Accounting Standards No. 133 will be excluded;

(e)                                  any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its stated maturity will be excluded; and

(f)                                   any impairment charge or asset write-off or write-down, including those pursuant to Financial Accounting Standards Board Statement No. 142.

“Consolidated Tangible Assets” means, as to any Person, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP (less applicable reserves reflected in such balance sheet) after deducting therefrom all goodwill, trademarks, patents, unamortized debt discount and expenses and any other like intangibles.

“Contractual Obligation” means, as to any Person, of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.

“Countess Facility” means the natural gas storage facility located in south central Alberta, Canada and having, as of the Restatement Effective Date, two storage reservoirs with a total capacity of approximately 70 Bcf, and associated compressors, compressor sites, pipeline headers, pipelines and other related equipment and buildings.

“Credit Extension” means each of the following:  (a) a Borrowing and (b) an L/C Credit Extension.

“Currently Approved by the Administrative Agent” means, with respect to any matter relating to either the US Borrowing Base or the Canadian Borrowing Base, such matter, as reflected in the most recent written notice given by the Administrative Agent to the applicable Borrower as being approved by the Administrative Agent.  Each such written notice will supersede and revoke (or supplement, to the extent applicable) each prior notice that pertains to the same subject matter.

“Cushion Gas” means the volume of gas needed as a permanent non-cycling inventory to maintain adequate reservoir pressures and deliverability rates at a Natural Gas Storage Facility.

“Debt Rating” means, as of any date of determination, a Person’s corporate family credit rating or the corporate family rating as determined, respectively, by either S&P or Moody’s (collectively, the “Debt Ratings”); provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the less favorable of such Debt Ratings shall apply, unless there is a split in Debt Ratings of more than one level, in which case the level that is one level better than the less favorable of such Debt Ratings shall apply.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada (or any province therein) or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than US Letter of Credit Fees and Canadian Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided that, with respect to a Eurodollar

Rate Loan, a Bankers’ Acceptance or a Canadian Prime Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to US Letter of Credit Fees or Canadian Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in L/C Obligations or participations in Swing Line Loans within ~~one~~two Business ~~Day~~Days of the date required to be funded by it hereunder, (b) has notified the Borrowers or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement or provided any written notification to any Person to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (c) has failed, within ~~one~~three Business ~~Day~~Days after request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of the Borrowers (it being understood that the Administrative Agent shall comply with any such reasonable request)), to confirm in a manner satisfactory to the Administrative Agent and the Borrowers that it will comply with its funding obligations or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business or a custodian appointed for it ~~or~~, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action, unless, in the case of this clause (d), the Borrowers and the Administrative Agent are reasonably satisfied that such Lender will remain capable of performing its obligations hereunder; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

If the Borrowers, the Administrative Agent, the Swing Line Lenders and one or more applicable L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set for the therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Lien Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

“Discount Proceeds” means, in respect of each Bankers’ Acceptance, funds in an amount which is equal to:

Face Amount
1 + (Rate x Term/365)

(where “Face Amount” is the principal amount of the Bankers’ Acceptance being purchased, “Rate” is the BA Discount Rate divided by 100 and “Term” is the number of days in the term of such Bankers’ Acceptance).

“Disposition” means the sale, transfer, license, or other disposition (including any sale leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, and the terms “Dispose” and “Disposing” have corresponding meanings.

“Disqualified Stock” means (a) in the case of Holdings or any of its Subsidiaries, any Equity Interests that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interests), or upon the happening of any event, matures or is mandatorily redeemable for cash, pursuant to a sinking fund obligation or otherwise, or redeemable for cash at the option of the holder of the Equity Interests, in whole or in part, on or prior to the date that is 91 days after the Revolver Maturity Date and (b) in the case of any Subsidiary, any other Equity Interest other than any common equity with no preferences, privileges, and no cash redemption or repayment provisions.  Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders of the Equity Interest have the right to require the issuer thereof to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (i) the terms of such Equity Interest provide that the issuer thereof may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with the requirements of Section 7.07 hereof or (ii) the terms of such Equity Interest provide that the issuer thereof may not repurchase or redeem any such Equity Interest prior to Holdings’ prepayment of the Revolver Loans hereunder.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes hereof will be the maximum amount that Holdings or any of its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in Canadian Dollars, the equivalent in Dollars of such amount as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with Canadian Dollars.  In making any determination of the Dollar Equivalent, the Administrative Agent shall use the relevant Spot Rate in effect on the date on which the Canadian Borrower delivers a Request for Credit Extension or on such other date on which a Dollar Equivalent is required to be determined pursuant to the provisions of this Agreement.  As appropriate, amounts specified herein as amounts in Dollars shall be or include any relevant Dollar Equivalent amount.

“Dollars”, “US Dollars” or “$” means the lawful currency of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v), (vi) and (vii) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Eligible Cash Equivalents” means Cash Equivalents (a) in which a Borrowing Base Party has lawful and absolute title, (b) which are free from any express or implied at law Lien, trust or other beneficial interest (other than (i) Liens in favor of the Administrative Agent for the benefit of the Secured Parties and (ii) non-consensual Liens arising by operation of law for which amounts are not yet due and owing), and (c) in which the Administrative Agent holds a fully perfected first-priority security interest prior to the rights of, and enforceable as such against, any other Persons pursuant to an account agreement satisfactory to the Administrative Agent or any other legal requirement necessary for perfecting a security interest in such assets with such priority.

“Eligible Inventory” means, at the time of any determination thereof, with respect to any Borrowing Base Party, inventories of Natural Gas of such Borrowing Base Party in good and saleable condition as to which the following requirements have been fulfilled at the Permitted Discretion of the Administrative Agent:

(a)                                 such Borrowing Base Party has sole, lawful and absolute title to such inventories;

(b)                                 such inventories are located on or in:

(i)                                     a Natural Gas Storage Facility comprised of real property owned by a Borrowing Base Party, provided that such real property is not subject to any Lien in favor of any Person other than the Administrative Agent (other than other Liens permitted by Section 7.01);

(ii)                                  a Natural Gas Storage Facility (other than those Natural Gas Storage Facilities specifically addressed in other clauses of this paragraph (b)) comprised of real property leased by a Borrowing Base Party or as to which a Borrowing Base Party has been granted rights by easement, license or otherwise to have access to and operate such Natural Gas Storage Facility; provided that such real property is not subject to any Lien in favor of any Person other than the Administrative Agent (other than other Liens permitted by Section 7.01);

(iii)                               a Third-Party Location pursuant to an agreement with the owner of such Third-Party Location providing for the storage of such inventories at such Third-Party Location, provided that (A) such agreement is subject to a valid and fully perfected first priority security interest pursuant to the Security Documents, (B) such agreement is not subject to any Lien in favor of any Person other than Liens permitted by Section 7.01, and (C) such agreement is in full force and effect and the owner of such Third-Party Location is not in material violation of its obligations thereunder;

(c)                                  such inventories are subject to a fully perfected first priority security interest (subject only to (i) Permitted Natural Gas Liens and (ii) non-consensual Liens arising by operation of law for which amounts are not yet due and payable) in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents, prior to the rights of, and enforceable as such against, any other Person;

(d)                                 such inventories are not subject to any Lien in favor of any Person other than the Administrative Agent (other than (i) Permitted Natural Gas Liens and (ii) non-consensual Liens arising by operation of law for which amounts are not yet due and payable);

(e)                                  such inventories are currently saleable in the normal course of such Borrowing Base Party’s business without any notice to, or consent of, any Governmental Authority (other than those already made or obtained), except for any immaterial notice or consent incident to such sale where the failure to give such notice or consent does not prevent or rescind such sale or materially adversely affect the security interest to be granted therein pursuant to the Security Documents or the perfection thereof;

(f)                                   such inventories do not consist of Cushion Gas, bill-and-hold goods (i.e., inventories which have been previously sold by a Borrowing Base Party but which are being held by such Borrowing Base Party pending delivery) or inventories on consignment;

(g)                                  such inventories are located in the United States or Canada; and

(h)                                 as to inventories located at properties subject to a lease, surface or access agreement referred to in items (b)(ii) above, each such agreement is valid, in full force and effect and there has been no material impairment to or interference with the applicable Loan Parties’ rights thereunder;

provided that the amount of “Eligible Inventory” shall be reduced, without duplication, by the amount of any “Eligible Inventory” owed in respect of product exchange obligations; provided, further, that, for the avoidance of doubt, “Eligible Inventory” shall exclude any inventory as to which a corresponding Eligible Receivable is accounted for in the applicable Borrowing Base.

“Eligible Receivables” at the time of any determination thereof (the “Determination Date”), and without duplication, with respect to any Borrowing Base Party, each Account of such Borrowing Base Party under any firm written agreement with respect to injection, withdrawal, sale, delivery of or other service relating to Natural Gas as to which the following requirements have been fulfilled (or as to future Accounts, will be fulfilled):

(a)                                 such Borrowing Base Party has lawful and absolute title to such Account;

(b)                                 such Account is a valid, legally enforceable obligation of an Account Debtor payable in US Dollars (in the case of a US Borrowing Base Party) or payable in Canadian Dollars or US Dollars (in the case of a Canadian Borrowing Base Party), arising from storage, injection, withdrawal, sale, delivery of or other service relating to Natural Gas to such Person in the United States or Canada in the ordinary course of business of such Borrowing Base Party;

(c)                                  there has been excluded from such Account (i) any portion of such Account that is subject to any dispute, rejection, loss, non-conformance, counterclaim or other claim or defense on the part of any Account Debtor or to any claim on the part of any Account Debtor denying liability under such Account, and (ii) the amount of any account payable or other liability owed by such Borrowing Base Party to the Account Debtor on such Account, whether or not a specific netting agreement may exist (other than any liability consisting of an obligation of such Borrowing Base Party to re-deliver Natural Gas of such Account Debtor that is stored in any Natural Gas Storage Facility), excluding, however, any portion of any such account payable or other liability which is at the time in question covered by a Letter of Credit;

(d)                                 such Borrowing Base Party has the full and unqualified right to grant a valid and enforceable security interest in such Account to the Administrative Agent for the benefit of the Secured Parties as security for the Obligations;

(e)                                  such Account (i) (A) is evidenced by an invoice rendered to the applicable Account Debtor or (B) represents the unbilled amount that will be invoiced and due in the current or next two (or as may be limited to one succeeding calendar month in clause (g)) succeeding calendar months, (ii) is governed by a written Storage Services Agreement, Gas EDI, NAESB or is with NGX (or similar exchange) which is in full force and effect and which constitutes the valid, legally enforceable obligation of the applicable Account Debtor and (iii) is not evidenced by any promissory note or other instrument;

(f)                                   such Account (and any letter of credit securing it) is not subject to any Lien in favor of any Person (other than (i) Liens in favor of the Administrative Agent and (ii) non-consensual Liens arising by operation of law for which amounts are not yet due and payable) and is subject to a fully perfected first priority security interest (or, in the case of a letter of credit, assignment of proceeds) in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents, prior to the rights of, and enforceable as such against, any other Person;

(g)                                  if the Determination Date occurs on or before the Settlement Date for the month in which such Determination Date occurs, such Account is due in such month or the immediately following month; and if the Determination Date occurs after the Settlement Date for the month in which such Determination Date occurs, such Account is due in the next succeeding two months;

(h)                                 such Account is not owed by an Account Debtor with respect to which five percent (5%) or more of its Accounts have not been settled in the month originally invoiced;

(i)                                     the Account Debtor in respect of such Account (A) is located, is conducting significant business or has significant assets in the United States or Canada or is a Person Currently Approved by the Administrative Agent, (B) is not an Affiliate of any Borrowing Base Party (or, if such Account Debtor is an Affiliate of any Borrowing Base Party, such Account Debtor is either listed on Schedule 1.01A-1 or is otherwise approved by the Administrative Agent), and (C) is not the subject of any event of the type described in Section 8.01(f), (g) or, to the extent that such Account is materially impaired, (h);

(j)                                    in the case of US government contracts, such Account is subject to a properly filed and acknowledged assignment in accordance with the Assignment of Claims Act, if applicable, and, in the case of Canadian government contracts, such Account is subject to all notification, consent, filing and other requirements under the Financial Administration Act (Canada), if applicable, and under all other applicable Laws for the perfection and enforceability of the first priority security interest under the Loan Documents, in each case, prior to the rights of, and enforceable as such against, any other Person;

(k)                                 such Account is not an Account with respect to which the Administrative Agent determines in its Permitted Discretion is not collectable within the time periods otherwise required hereby; and

(l)                                     there has been excluded from such Account any portion of such Account representing sales tax, excise tax or any other Taxes or collections on behalf of any Governmental Authority which such Borrowing Base Party is obligated to distribute to such Governmental Authority;

provided that, in the determination of Eligible Receivables, there shall be excluded the portion of any Accounts owed by any Account Debtor exceeding (x) in the event that the such Account Debtor has received either a Debt Rating by S&P of at least A- or a Debt Rating by Moody’s of at least A3, twenty percent (20%) of the total Eligible Receivables and (y) otherwise, ten percent (10%) of the total Eligible Receivables, in each case, other than the Account Debtors listed on Schedule 1.01A-2 (as such Schedule 1.01A-2 may be amended from time to time at the request of the applicable Borrower with the approval of the Administrative Agent) or Account Debtors otherwise approved by the Administrative Agent in its Permitted Discretion.

“Enforcement Action” shall mean, collectively, or individually, any of the following:  (a) to demand, sue for, take or receive from or on behalf of any Loan Party of any of the Obligations, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Loan

Party with respect to the Obligations, (b) to initiate or participate with others in any suit, action or proceeding against any Loan Party to (i) enforce payment of or to collect the whole or any part of the Obligations, or (ii) commence judicial enforcement of any of the rights and remedies under the Loan Documents or applicable law with respect to the Obligations, (c) to accelerate any of the Obligations, or (d) to participate in any Insolvency Proceeding against, or with respect to any of the assets of, any Loan Party instituted by any creditor thereof or taking any action to institute, or joinder with other creditors of any Loan Party for the purpose of instituting, any Insolvency Proceeding against any Loan Party or of any portion of the assets of any Loan Party; and such term shall include the exercise of remedies provided for in Section 8.02.

“Environmental Laws” means any and all applicable federal, state, provincial, territorial, local, or foreign statutes, Laws (including common law), judgments, orders, decrees, concessions, grants, franchises, licenses, certificates, entitlements, agreements or governmental authorizations or restrictions, or other legal requirement, regulating or prohibiting releases of materials into any part of the workplace or the environment, or pertaining to the protection or improvement of natural resources or wildlife, the environment or public and employee health and safety, or pollution or exposure to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 7401 et seq.), the Atomic Energy Act (42 U.S.C. Section 2014 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Communications Act (47 U.S.C. Section 151 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) (“OSHA”), the Canadian Environmental Protection Act, 1999, the Navigable Waters Protection Act, the Canadian Environmental Assessment Act, the Species at Risk Act, the Fisheries Act, the Hazardous Products Act, the Hazardous Materials Information Review Act, the Nuclear Safety and Control Act, the Transportation of Dangerous Goods Act, 1992, the Environmental Protection and Enhancement Act (Alberta), the Water Act (Alberta), the Dangerous Goods Transportation and Handling Act (Alberta), the Safety Codes Act (Alberta), the Occupational Health and Safety Act (Alberta), the Climate Change and Emissions Management Act (Alberta), the Oil and Gas Conservation Act (Alberta), the Energy Resources Conservation Act (Alberta), the Pipeline Act (Alberta), the Municipal Government Act (Alberta), the Forest and Prairie Protection Act (Alberta), and the regulations promulgated pursuant thereto, and any such applicable foreign, state, provincial, or local statutes, and the regulations promulgated pursuant thereto.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs or expenses related to environmental studies, assessments and remediation, fines, penalties, indemnities or consulting or legal fees), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, recycling or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Rate” shall mean, for any Interest Period with respect to any Eurodollar Rate Loan, an interest rate per annum equal to the higher of:  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the LIBOR01 screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period or (b) if the rates referenced in the preceding subsection (a) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the nearest whole multiple of one-sixteenth of one percent (1/16th %) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; provided that in any case if such rate is negative, it shall be deemed to be 0.00%.

“Eurodollar Rate Loan” means a Loan or portion of a Loan that bears interest at a rate based on the Eurodollar Rate for the particular interest period.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Accounts” means (a) all payroll, withholding tax and other fiduciary accounts and (b) all other accounts as long as the aggregate balance for all Loan Parties in all such other accounts does not exceed $5,000,000 at any time.

“Excluded Subsidiary” means (a) each Immaterial Subsidiary for so long as such Subsidiary remains an Immaterial Subsidiary, (b) each Subsidiary that is not a wholly-owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements hereof (for so long as such Subsidiary remains a non-wholly-owned Subsidiary) and (c) each Subsidiary to the extent that (i) such Subsidiary is prohibited by any applicable Contractual Obligation or Laws from guaranteeing the Obligations, (ii) any Contractual Obligation prohibits such guarantee without the consent of the other party or (iii) a guarantee of the Obligations would give any other party to a Contractual Obligation the right to terminate its obligation thereunder; provided that (x) (i) the aggregate assets and aggregate revenues of any Subsidiary so designated as at the end of and for any Fiscal Year may not exceed, respectively, 3% of the Consolidated Tangible Assets of Holdings and 3% of aggregate revenues of Holdings as reflected on the most recent financial statements delivered pursuant to Section 6.01(a), and (ii) the aggregate assets and aggregate revenues of all such Subsidiaries so designated as at the end of and for any Fiscal Year may not exceed, respectively, 5% of the Consolidated Tangible Assets of Holdings and 5% of total revenues of Holdings as reflected on the most recent financial statements delivered pursuant to Section 6.01(a), and (y) no such Subsidiary or the assets thereof may be components of any Borrowing Base.

“Excluded Taxes” means, with respect to any Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income, profits or capital (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), in the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized, is resident, carries on business (other than executing, delivering or performing its obligations or receiving a payment under, or enforcing, any Loan Document) or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any withholding tax that is imposed under the provisions of the Income Tax Act (Canada) on amounts paid or payable to any Person that is attributable to such Person not dealing at arm’s length (within the meaning of the Income Tax Act (Canada) with the Person making the payment hereunder, (c) in the case of a Non-US Lender (other than an assignee pursuant to a request by such Borrower under Section 10.12), any withholding tax that is imposed on amounts payable to such Non-US Lender at the time such Non-US Lender becomes a party hereto or designates a new Lending Office that is attributable to such Non-US Lender’s failure or inability (other than as a result of a Change in Law that occurred after the date such Non-US Lender or its assignee, if any, becomes a party to this Agreement) to comply with Section 3.01(e), except to the extent that such Non-US Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01(a), and (d) interest and penalties with respect to taxes referred to in subsections (a)-(c) hereof.

“Expansion Capital Expenditures” means cash expenditures for Capital Improvements. Expansion Capital Expenditures shall not include Maintenance Capital Expenditures or Investment Capital Expenditures. Expansion Capital Expenditures shall include interest (and related fees) on debt incurred to finance the construction of a Capital Improvement and paid in respect of the period beginning on the date that any of Holdings or its Subsidiaries enters into a binding obligation to commence construction of a Capital Improvement and ending on the earlier to occur of (a) the date that such Capital Improvement Commences Commercial Service and (b) the date that such Capital Improvement is abandoned or disposed of.  Debt incurred or equity issued to fund interest payments described in the immediately preceding sentence or incurred to fund distributions in respect of equity issued (including incremental incentive distributions related thereto) to fund the construction of a Capital Improvement as described in clause (a)(iv) of the definition of Operating Surplus shall also be deemed to be debt incurred to finance the construction of a Capital Improvement.  Where capital expenditures are made in part for Expansion Capital Expenditures and in part for other purposes, Holdings shall determine the allocation between the amounts paid for each.

“Facility” means the US Revolver Facility or the Canadian Revolver Facility, as the context may require.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means that certain fee letter dated as of June 29, 2012, among the Administrative Agent and the Borrowers, as the same may be amended, amended and restated, supplemented or modified from time to time.

“Fiscal Quarter” means any fiscal quarter of Holdings.

“Fiscal Year” means any fiscal year of Holdings ending March 31.

“Fixed Asset Amount” means (a) prior to any Fixed Asset Financing Date, an amount equal to $150,000,000 and (b) following any Fixed Asset Financing Date, an amount not less than zero equal to $150,000,000 minus the aggregate amount of Fixed Asset Collateral Value relating to each Fixed Asset Financing occurring after the Restatement Effective Date.

“Fixed Asset Collateral Value” means an amount, not less than zero, equal to the aggregate of (a)(i) the book value of any property, plant or equipment (which, for the avoidance of doubt, shall include Cushion Gas) of any Loan Party as reflected on the financial statements most recently delivered pursuant to Section 6.01, which, prior to the applicable Fixed Asset Financing Date, constituted Collateral and which, in connection with one or more Fixed Asset Financings, was subordinated on a second priority basis and/or released by the Administrative Agent from the Liens in favor of the Secured Parties and used to secure such Fixed Asset Financing minus (ii) the sum of (x) $50,000,000 and (y) the book value of any property, plant and equipment (which, for the avoidance of doubt, shall include Cushion Gas) of any Loan Party as reflected on the financial statements most recently delivered pursuant to Section 6.01, which, following the repayment or termination of any applicable Fixed Asset Financing, becomes Collateral subject to Liens in favor of the Secured Parties and (b) the amount (if positive) by which Fixed Asset Value is less than $600,000,000; provided, however, that, to the extent that Cushion Gas at a Natural Gas Storage Facility is subject to any sale leaseback transaction permitted by Section 7.03, the book value of all Cushion Gas at such Natural Gas Storage Facility shall be excluded from any determination of “Fixed Asset Collateral Value”.

“Fixed Asset Financing” means the incurrence of any (i) Indebtedness of the type referred to in clauses (a), (c) and (f) of the definition thereof by any Loan Party that is secured by property, plant or equipment (which, for the avoidance of doubt, shall include Cushion Gas) of any Loan Party, (ii) any Attributable Indebtedness in connection with the sale-leaseback of Cushion Gas and (iii) guarantees of the Indebtedness set forth in clauses (i) and (ii).

“Fixed Asset Financing Date” means the date on which any Loan Party incurs Indebtedness in respect of a Fixed Asset Financing.

“Fixed Asset Value” means an amount, not less than zero, equal to the book value of any property, plant and equipment (which, for the avoidance of doubt, shall include Cushion Gas) of any Loan Party as reflected on the financial statements most recently delivered pursuant to Section 6.01.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of: (a) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Obligations; plus (b) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; plus (c) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such guarantee or Lien is called upon; plus (d) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Holdings (other than Disqualified Stock) or to Holdings or a Subsidiary of Holdings, in each case, on a consolidated basis and in accordance with GAAP; plus (e) any lease payments in connection with sale-leaseback transactions of Cushion Gas; provided, that any amounts otherwise constituting Fixed Charges under this clause (e) shall be disregarded for purposes of Section 7.07(i) hereof.

“Fixed Charge Coverage Ratio” means with respect to any specified Person (including Holdings) for any four-quarter reference period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, defeases or otherwise discharges or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance of other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.  In addition, for purposes of calculating the Fixed Charge Coverage Ratio: (a) acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business and increases in ownership of Subsidiaries), and including in each case any related financing transactions (including repayment of Indebtedness) during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated EBITDA and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of the Person (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto); (b) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; (c) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date; and (d) interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash

Equivalents held by such Person or any Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied~~.~~; provided, however, that if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Amendment No. 1 Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  At any time after the Amendment No. 1 Effective Date, the Borrowers may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, “GAAP” shall mean generally accepted accounting principles pursuant to IFRS; provided, that any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Borrowers’ election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.  The Borrowers shall give written notice of any such election made in accordance with this definition to the Administrative Agent.  For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.  Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825-Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of Holdings, the Borrowers or any Subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Capital Lease Obligations shall be determined in accordance with the definition of Capital Lease Obligations.

“Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guaranties” means the US Guaranty, the Canadian Guarantee and each other guaranty agreement made by a Loan Party in favor of the Administrative Agent, for the benefit of the Secured Parties, and “Guaranty” means any of the foregoing.

“Guarantors” means, collectively, Holdings and each additional Subsidiary that executes and delivers to the Administrative Agent a Guaranty (or an applicable supplement thereto) unless released from such Guaranty pursuant to the provisions hereof.

“Hazardous Materials” means all explosive or radioactive substances, wastes or recyclables and all hazardous or toxic substances, wastes, recyclables or other pollutants, and all substances which, if released, may cause impairment of or damage to the environment, human health or safety or property, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, wastes or recyclables of any nature regulated pursuant to any Environmental Law.

“Hedge Positions in Brokers Accounts” means all investments by the Borrowing Base Parties in commodities futures accounts in which the Administrative Agent, for the benefit of the Secured Parties, has been granted an exclusive security interest in a manner reasonably satisfactory to the Administrative Agent and pursuant to a control agreement (to the extent applicable) in form and substance reasonably satisfactory to the Administrative Agent, with such interest being subject only to the rights of the broker under such account.

“Hedged Eligible Inventory” means Eligible Inventory with respect to which the price risk has been:

(a)                                 hedged for delivery by either:

(i)                                     a NYMEX contract arranged through brokers approved by the Administrative Agent and with whom a three-party agreement among a Borrowing Base Party, the Administrative Agent and such broker has been entered in form and substance reasonably satisfactory to the Administrative Agent; or

(ii)                                  a contract for a specified price for physical delivery of such inventory to a counterparty whose Account would qualify as an Approved Eligible Receivable; or

(b)                                 hedged pursuant to an over-the-counter put option with a floor price and with a counterparty whose Account would qualify as an Approved Eligible Receivable; or

(c)                                  otherwise hedged in a manner reasonably satisfactory to the Administrative Agent;

provided, however, that (x) no more than 10% of Hedged Eligible Inventory in the applicable Borrowing Base shall consist of Hedged Eligible Inventory that has been hedged for a term of more than twenty-four (24) months and (y) the amount of any Hedged Eligible Inventory excluded from the applicable Borrowing Base on account of clause (x) of this proviso shall nonetheless be included in the calculation of the Other Eligible Inventory Value for such Borrowing Base.

The value of Hedged Eligible Inventory shall be the forward inventory value, which for any day shall be determined as the total of the monthly future scheduled withdrawal quantity times the corresponding appropriate forward month price on such day.  The forward month price shall be the NYMEX forward price plus (or minus) the forward location basis at the applicable Natural Gas Storage Facility (and adjusted for any transportation differential not captured by the forward location basis) as set forth below:

Natural Gas Storage Facility	Location Basis
AECO (Countess and Suffield) Facility	AECO C Basis
Salt Plains Facility	Panhandle Basis
Wild Goose Facility	PG&E Citigate Basis
NGPL (TexOk) Leased Storage Facility	NGPL TXOK Basis
NGPL (Mid Con) Leased Storage Facility	NGPL Midcon Basis

“Hedging Obligations” of any Person means the obligations of such Person under Swap Contracts dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Hedge Positions” means all positions held by the Borrowing Base Parties to hedge the price risk of Eligible Inventory in (i) NYMEX contracts with a counterparty whose Account would qualify as an Approved Eligible Receivable; (ii) contracts for a specified price for physical delivery of inventory to a counterparty whose Account would qualify as an Approved Eligible Receivable; (iii) over-the-counter put options with a floor price and with a counterparty whose Account would qualify as an Approved Eligible Receivable; and (iv) such other instruments that hedge the price risk of Eligible Inventory in a manner reasonably satisfactory to the Administrative Agent, and, in each case, (x) in which the Administrative Agent, for the benefit of the Secured Parties, has been granted an exclusive security interest in a manner satisfactory to the Administrative Agent and (y) without duplication of any positions that qualify as Hedge Positions in Brokers Accounts.

“Holdings” means has the meaning specified in the introductory paragraph hereto.

“Honor Date” has the meaning set forth in Section 2.03(c)(i).

“Hydrocarbons” means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Immaterial Subsidiary” means, as at any date, any Subsidiary of Holdings (other than the Borrowers) designated as such by Holdings in a certificate delivered by Holdings to the Administrative Agent on the Restatement Effective Date or at any time thereafter (and which designation has not been rescinded in a subsequent certificate of Holdings delivered to the Administrative Agent); provided that (a) the aggregate assets of all such Subsidiaries so designated as at the end of and for any Fiscal Year may not exceed 5.0% of Consolidated Tangible Assets of Holdings as reflected on the most recent financial statements delivered pursuant to Section 6.01(a), and (b) no such Subsidiary and assets thereof may be components of any Borrowing Base.

“Income Tax Act (Canada)” means the Income Tax Act (Canada), including the regulations made and, from time to time, in force under that Act.

“Incremental Facility Amendment” has the meaning specified in Section 2.15.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                 all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)                                  net obligations of such Person under any Swap Contract;

(d)                                 all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business that are not unpaid for more than 60 days after the date on which such trade account payable was created);

(e)                                  indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)                                   Capital Lease Obligations and Synthetic Lease Obligations; and

(g)                                  all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless, and to the extent that, such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.06.

“Insolvency Proceeding” shall mean, with respect to any Person, any involuntary or voluntary liquidation, dissolution, or any sale of all or substantially all of the assets in connection with any reorganization of such Person following a default, marshaling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement or composition of such Person (whether or not pursuant to Debtor Relief Laws) and any other proceeding, whether voluntary or involuntary, under Debtor Relief Laws for the protection of debtors involving such Person or any of its assets.

“Intercreditor Agreement” means that certain Intercreditor Agreement between the Administrative Agent and the Last-Out Agent and acknowledged by the Loan Parties.

“Interest Act (Canada)” means the Interest Act (Canada), including the regulations made and, from time to time, in force under that Act.

“Interest Payment Date” means:

(a)                                 as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Revolver Maturity Date; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates;

(b)                                 as to any Base Rate Loan, Canadian Prime Rate Loan, Canadian US Dollar Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Revolver Maturity Date; and

(c)                                  as to any BA or BA Equivalent Advance, on the first day of the term of the applicable BA or BA Equivalent Advance, as the case may be.

“Interest Period” means, with respect to any Eurodollar Rate Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Eurodollar Rate Loan, and ending on the date one, two, three or six months thereafter, or, if requested by the US Borrower and so long as at such time nine-month or twelve-month deposits (as the case may be) in the London Interbank market in Dollars are available to all affected Lenders, nine or twelve months, in each case, as selected by the US Borrower or the Canadian Borrower, as applicable, in the applicable Loan Notice; provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) no Interest Period shall extend beyond the Revolver Maturity Date.

“Interim Capital Transactions” means the following transactions:

(a)                                 borrowings, refinancings or refundings of Indebtedness (other than Working Capital Borrowings and other than for items purchased on open account or for a deferred purchase price in the ordinary course of business) by Holdings or any of its Subsidiaries, and sales of debt securities of Holdings or any of its Subsidiaries;

(b)                                 sales of Equity Interests by Holdings or any of its Subsidiaries; and

(c)                                  sales or other voluntary or involuntary dispositions of any assets of Holdings or any of its Subsidiaries (other than sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business, sales or other dispositions of assets as a part of normal retirements or replacements).

“Inventory Loan” means any Revolver Loan hereunder requested for Inventory Purposes.

“Inventory Purposes” means financing the purchase for storage and future deliveries of Natural Gas.

“Investment” means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but shall be reduced by the amount of any returns on such Investment.

“Investment Capital Expenditures” means capital expenditures that are neither Expansion Capital Expenditures or Maintenance Capital Expenditures.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“Issued but Unused Letter of Credit Value” means an amount, not less than zero, equal to the face amount of Letters of Credit reduced by any net exchange payable and further reduced by any forward Mark-to-Market losses.  “Issued but Unused Letter of Credit Value” cannot simultaneously be included in Eligible Receivables.

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Applicable L/C Issuer and the applicable Borrower (or any Subsidiary) or in favor of the Applicable L/C Issuer and relating to any such Letter of Credit.

“Judgment Interest Act (Alberta)” means the Judgment Interest Act of Alberta, including the regulations made and, from time to time, in force under that Act.

“L/C Advance” means, with respect to each US Revolver Lender or Canadian Revolver Lender, as applicable, such Lender’s funding of its participation in any US L/C Borrowing or Canadian L/C Borrowing, as applicable, in accordance with Section 2.03(c)(iii).

“L/C Borrowing” means a US L/C Borrowing or a Canadian L/C Borrowing.

“L/C Credit Extension” means, with respect to any US Letter of Credit or Canadian Letter of Credit, as applicable, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means the US L/C Issuer or the Canadian L/C Issuer.

“L/C Disbursement Loan” has the meaning set forth in Section 2.03(c)(ii).

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Last-Out Agent” means Swan Finance LP, as administrative agent and collateral agent under the Last-Out Credit Agreement, together with its successors and permitted assigns under the Last-Out Credit Agreement exercising substantially the same rights and powers.

“Last-Out Credit Agreement” means that certain Credit Agreement dated as of July 28, 2015 among Holdings, the lenders from time to time party thereto and the Last-Out Agent, as amended on or about the Amendment No. 1 Effective Date and as further amended, restated, supplemented or otherwise modified from time to time in accordance with the Intercreditor Agreement.

“Last-Out Loan Documents” means the “Loan Documents” as defined in the Last-Out Credit Agreement.

“Last-Out Loans” means the “Loans” as defined in the Last-Out Credit Agreement.

“Last-Out Maturity Date” means the “Maturity Date” as defined in the Last-Out Credit Agreement as in effect on the Amendment No. 1 Effective Date.

“Last-Out Obligations” means the “Obligations” as defined in the Last-Out Credit Agreement.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial and local laws, statutes, treaties, rules, guidelines, directives, guides, bulletins, interpretations, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto and includes (a) the successors of each such party as Lenders hereunder pursuant to Section 10.06 and (b) as the context requires, the US Swing Line Lender and the Canadian Swing Line Lender.

“Lender Party Accounts” has the meaning set forth in Section 6.15(a).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the applicable Borrower and the Administrative Agent.

“Letter of Credit” means a US Letter of Credit or a Canadian Letter of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Revolver Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fees” means the US Letter of Credit Fees and the Canadian Letter of Credit Fees.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, floating charge or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever, whether arising under any Law or by contract (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means a US Revolver Loan, a US Swing Line Loan, a Canadian Revolver Advance or a Canadian Swing Line Loan, as the context may require.

“Loan Documents” means this Agreement, each Note, each BA, the Guaranties, the Security Documents, the Letters of Credit, the Intercreditor Agreement, each amendment, supplement, joinder, modification, consent or waiver of, to or in respect of any of the foregoing entered into from time to time, and all other agreements and instruments at any time delivered in connection herewith or therewith (exclusive of term sheets, the Fee Letter and any engagement letter).

“Loan Notice” means a notice of (a) a Borrowing pursuant to Section 2.01, (b) a conversion of Loans from one Type to another pursuant to Section 2.02(a) or (c) a continuation of Eurodollar Rate Loans pursuant to Section 2.02(a) or rollover of Bankers’ Acceptances pursuant to Section 2.18(a), in each case which, if in writing, shall be substantially in the form of Exhibit E-1.

“Loan Parties” means, collectively, the US Loan Parties, the Canadian Loan Parties and each other Subsidiary of Holdings that is or is required to be a party to any Loan Document.

“Long Term Hedge Contract”  refers to any Swap Agreement with a specified termination date more than twelve months after the date the Swap Agreement is entered into.

“Maintenance Capital Expenditures” means cash expenditures (including expenditures for the addition or improvement to or replacement of the capital assets owned by Holdings or its Subsidiaries or for the acquisition of existing, or the construction of new, capital assets) made to maintain the operating capacity, revenues or asset base of Holdings and its Subsidiaries.

“Mark-to-Market” means the process of revaluing for trading purposes commodity contracts held by any Person, whether in respect of physical inventory, futures, forward exchanges, swaps or other derivatives, in each case relating to Natural Gas, and which contracts may have a fixed price, a floating price and fixed differential, or other pricing basis, to the current market prices for such contracts, and determining the gain or loss on such contracts, on an aggregate net trading basis for all such contracts of such Person, by comparing the original prices of such contracts to the market prices on the date of determination.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of Holdings and its Subsidiaries, taken as a whole;

(b) a material impairment of the rights and remedies of any Agent or any Lender under any Loan Document; or (c) a material impairment of the ability of Holdings and its Subsidiaries, taken as a whole, to perform their obligations under the Loan Documents; or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maximum Rate” has the meaning set forth in Section 10.08.

“MLP Distribution Amount” means (a) if the Fixed Charge Coverage Ratio for Holdings’ most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is not less than 1.75 to 1.0, Restricted Payments in an aggregate amount not to exceed (i) (A) Operating Surplus calculated as of the end of Holdings’ preceding fiscal quarter, plus (B) (x) for purposes of determination for any period prior to the Restatement Effective Date, $344,458,701 and, in addition, (y) for purposes of determination for any period from and after the Restatement Effective Date, to the extent not included in the calculation of Operating Surplus calculated as of the end of the Holdings’ preceding fiscal quarter, 100% of the aggregate net cash proceeds received by Holdings (including the fair market value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of Holdings (other than Disqualified Stock)) after the Restatement Effective Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of Holdings (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Holdings that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Holdings), plus (C) to the extent not included in the calculation of Operating Surplus calculated as of the end of Holdings’ preceding fiscal quarter, to the extent that any Investment that was made after the Restatement Effective Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (ii) the initial amount of such Investment, plus (D) to the extent not included in the calculation of Operating Surplus calculated as of the end of Holdings’ preceding fiscal quarter, the net reduction in Investments or Restricted Payments permitted hereunder resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to Holdings or any of its Subsidiaries from any Person (including, without limitation, Project Subsidiaries) or from redesignations of Project Subsidiaries as Subsidiaries, to the extent such amounts have not been included in Operating Surplus for any period commencing on or after the date of the indenture (items (B), (C) and (D) being referred to as “Incremental Funds”) and (b) if the Fixed Charge Coverage Ratio for Holdings’ most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is less than 1.75 to 1.00, Restricted Payments in an aggregate amount not to exceed (i) $75,000,000 less the aggregate amount of all Restricted Payments made by Holdings and its Restricted Subsidiaries pursuant to this clause (b)(i), plus (ii) (x) for purposes of determination for any period prior to the Restatement Effective Date, $196,807,132  and (y) for purposes of determination for any period from and after the Restatement Effective Date, Incremental Funds to the extent not previously expended pursuant to this clause (b) or clause (a) above.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Natural Gas” means any mixture of hydrocarbons or hydrocarbons and noncombustible gases, in a gaseous state, consisting primarily of methane.

“Natural Gas Storage Facility” means any Natural Gas storage facility now or hereafter owned, leased or utilized by any Loan Party and operated by a Loan Party, other than the NGPL Facility; provided that, for the avoidance of doubt, the Countess Facility and the Suffield Facility shall each be deemed to be a separate Natural Gas Storage Facility.

“Net BA Proceeds” means, with respect to any Bankers’ Acceptance, the Discount Proceeds thereof less the amount equal to the stamping fee paid in respect thereto at the Applicable Rate as provided in Section 2.09(d).

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)                                 any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:  (a) any Disposition; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

(2)                                 any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Liquidating Value of Hedge Positions” means, as of any date of determination thereof, the value of all Hedge Positions at such time as determined based on a then current Mark-to-Market value net of margin paid or received.

“Net Liquidating Value of Hedge Positions in Brokers Accounts” means, as of any date of determination thereof, the aggregate of the cash posted to commodities futures accounts in which the Administrative Agent, for the benefit of the Secured Parties, has been granted an exclusive security interest and the trade equity in such commodities futures accounts as determined by the applicable brokers of such accounts.

“New Canadian Revolver Commitments” has the meaning specified in Section 2.15.

“New Revolver Commitments” has the meaning specified in Section 2.15.

“New US Revolver Commitments” has the meaning specified in Section 2.15.

“NGPL Facility” means the storage facilities owned or operated by Natural Gas Pipeline Company of America in respect of which the Loan Parties have rights to store Natural Gas pursuant to one or more contracts with Natural Gas Pipeline Company of America.

“Non-BA Lender” means a Canadian Revolver Lender that (a) is not a bank chartered under the Bank Act (Canada) or (b) has notified the Administrative Agent that it is unable to accept Bankers’ Acceptances or does not customarily stamp, for purposes of subsequent sale, or accept, Bankers’ Acceptances.

“Non-Ordinary Course Asset Disposition” means any Disposition other than in the ordinary course of business by one or more Loan Parties of inventory with a contribution to any Borrowing Base in excess of 25% of such Borrowing Base.

“Non-Ordinary Course Borrowing Base Certificate” means a Borrowing Base Report delivered in connection with a Non-Ordinary Course Asset Disposition pursuant to Section 7.06.

“Non-US Lender” means any Lender that is organized under the Laws of a jurisdiction other than the United States.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Note” means a US Revolver Note, a Canadian Revolver Note, a US Swing Line Note or a Canadian Swing Line Note, as the context may require.

“Notice of Exclusive Control” has the meaning set forth in Section 6.15(b).

“NYMEX” means the New York Mercantile Exchange.

“Obligation Currency” has the meaning set forth in Section 2.12(f).

“Obligations” means all advances to, and debts, liabilities, obligations and covenants of, any Loan Party arising under any Loan Document with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including without limitation, US Revolver Obligations, Canadian Revolver Obligations and interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Operating Expenditures” means cash expenditures of Holdings and its Subsidiaries (or Holdings’ proportionate share of expenditures in the case of Subsidiaries that are not wholly owned), including taxes, payments made in the ordinary course of business underlying Swap Agreements, repayment of Working Capital Borrowings, debt service payments and capital expenditures, subject to the following:

(1)                                 repayment of Working Capital Borrowings deducted from Operating Surplus pursuant to clause (b)(iii) of the definition of Operating Surplus shall not constitute Operating Expenditures when actually repaid;

(2)                                 payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than Working Capital Borrowings shall not constitute Operating Expenditures;

(3)                                 Operating Expenditures shall not include (i) Expansion Capital Expenditures or Investment Capital Expenditures, (ii) payment of transaction expenses relating to Interim Capital Transactions, (iii) distributions by Holdings to its members or (iv) repurchases of membership interests of Holdings of any class, other than repurchases of membership interests to satisfy obligations under employee benefit plans.  Where capital expenditures are made in part for Expansion Capital Expenditures and in part for other purposes, Holdings shall determine the allocation between the amounts paid for each; and

(4)                                 payments made in connection with the termination of any Long Term Hedge Contract prior to the expiration of its stipulated settlement or termination date shall be excluded and amounts paid in connection with the initial purchase of a Long Term Hedge Contract shall be amortized over the life of the applicable Long Term Hedge Contract.

“Operating Surplus” means, (a) the sum of:

(i) $50,000,000; plus

(ii) all cash receipts of Holdings and its Subsidiaries (or Holdings’ proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) for the period beginning on the date of consummation of the Qualified MLP IPO and ending on the last day of such period, but excluding cash receipts from Interim Capital Transactions and the termination of Long Term Hedge Contracts; provided that cash receipts from the termination of a Long Term Hedge Contracts prior to its specified termination date shall be included in Operating Surplus in equal quarterly installments over the remaining scheduled life of such Long Term Hedge Contract; plus

(iii) all cash receipts of Holdings and its Subsidiaries (or Holdings’ proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings; plus

(iv) the amount of distributions paid on equity (including incremental incentive distributions) issued to finance all or a portion of the construction, acquisition or improvement of a Capital Improvement and paid in respect of the period beginning on the date that Holdings or one of its Subsidiaries enters into a binding obligation to commence construction or improvement of, or to acquire, such Capital Improvement and ending on the earlier to occur of (A) the date that such Capital Improvement Commences Commercial Service and (B) the date that it is abandoned or disposed of (equity issued to fund the construction period interest payments on debt incurred (including periodic net payments under related interest rate swap agreements), or construction period distributions on equity issued, to finance the construction, acquisition or improvement of a Capital Improvement shall also be deemed to be equity issued to finance the construction, acquisition or improvement of a Capital Improvement for purposes of this clause (iv)); less

(b) the sum of:

(i) all Operating Expenditures of Holdings and its Subsidiaries for the period beginning on the date of consummation of a Qualified MLP IPO and ending on the last day of such period; plus

(ii) the amount of cash reserves established by Holdings (or Holdings’ proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) to provide funds for future Operating Expenditures; plus

(iii) all Working Capital Borrowings not repaid within twelve months after having been incurred; plus

(iv) any loss realized on disposition of an Investment Capital Expenditure;

provided, however, that disbursements made (including contributions to Holdings of any of its Subsidiaries or disbursements on behalf of Holdings of any of its Subsidiaries) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of cash to be distributed with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if Holdings so determines; receipts from an Investment Capital Expenditures shall be treated as cash receipts only to the extent they are a return on principal, but return of principal shall not be treated as cash receipts.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-US jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Closing Date” means March 5, 2010.

“Other Currency” has the meaning set forth in Section 2.12(f).

“Other Eligible Inventory Value” means the quantity of Inventory, other than Hedged Eligible Inventory (except as contemplated by clause (y) of the proviso contained in the definition of “Hedged Eligible Inventory”), multiplied by the Prompt Market Price.

“Other Eligible Receivable” means any Eligible Receivable which is not an Approved Eligible Receivable.

“Other Priority Claims” means, without duplication, (a) any account payable, obligation or liability which the Administrative Agent has determined in its Permitted Discretion has or will have a Lien upon or claim against any Cash Equivalent, account or inventory of any Borrowing Base Party senior or equal in priority to the security interests in favor of the Administrative Agent for the benefit of the Secured Parties, in each case to the extent such Cash Equivalent, account or inventory of such Borrowing Base Party is otherwise included in the determination of the applicable Borrowing Base and the included portion thereof has not already been reduced by such Lien or claim; and (b) other Reserves.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (a) with respect to US Revolver Loans, US Swing Line Loans, Canadian Revolver Advances or Canadian Swing Line Loans, on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent of the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the applicable Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub.  L. No. 107-56 (signed into law on October 26, 2001)), as amended or modified from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permits and Authorizations” means all permits, licenses, approvals, certificates, entitlements, exemptions and other authorizations issued by Governmental Authorities, including those required under Environmental Laws, certificates of occupancy, those permits required in connection with the ownership and operation of the Loan Parties’ respective businesses (including all Natural Gas Storage Facilities and applicable pipelines), and all amendments, modifications, consolidations, replacements, supplements, general and specific terms and conditions and addenda thereto.

“Permitted Acquisitions” means any acquisition or series of related acquisitions by any Loan Party of (a) all or substantially all of the capital stock or other Equity Interests in a Person which has been approved or recommended by the board of directors or similar governing body of such Person, including an acquisition through a merger or consolidation of such Person with or into a Loan Party, (b) all or substantially all of the business, assets or operations of a Person or (c) a portion of the business, assets or operations of a Person constituting one or more divisions, business units or business lines of such Person; provided that (i) prior to and after giving effect to such acquisition or series of related acquisitions, no Default or Event of Default shall have occurred and be continuing; (ii) all representations and warranties contained in the Loan Documents shall be true and correct in all material respects as if made immediately following the consummation of such acquisition or series of related acquisitions, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; (iii) substantially all of such business, assets and operations so acquired, or of the Person so acquired, consists of a Permitted Business; (iv) the aggregate purchase price for all such acquisitions of Persons that do not become Loan Parties and assets that will not be owned by a Loan Party does not exceed $400,000,000 plus the Available Amount; and (v) prior to and after giving effect to such acquisition or series of related acquisitions, the Fixed Charge Coverage Ratio shall be at least 2.0 to 1.0 on a pro forma basis as at the end of the trailing four Fiscal Quarters most recently ended.

“Permitted Business” means either (1) purchasing, gathering, transporting, marketing, selling, distributing, storing or otherwise handling or providing services relating to Hydrocarbons or activities or services reasonably related or ancillary thereto, including entering into Hedging Obligations to support these businesses, (2) or any other activity consistent with the Risk Management Policy or (3) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code.

“Permitted Discretion” means a determination made in good faith and in the exercise of commercially reasonable business judgment.

“Permitted Investors” means the Sponsor and its affiliates (but excluding Holdings and its Subsidiaries) for so long as a Permitted Investor is an affiliate of Holdings.

“Permitted Natural Gas Lien” means any Lien on Natural Gas of the type described in Section 7.01(c) (so long as such Lien is inchoate), Section 7.01(d), Section 7.01(t) and Section 7.01(x).

“Person” means any natural person, corporation (including an unlimited liability corporation), limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Holdings Entity or any Borrower, or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” means IntraLinks or another similar electronic system on which information provided by the Loan Parties is made available to the Lenders by the Administrative Agent.

“Pledge Agreements” means the US Pledge Agreement, the Canadian Security Agreement and each other pledge agreement executed and delivered by a Loan Party in favor of the Administrative Agent.

“Position” means (a) any physically owned Natural Gas constituting inventory, (b) any obligation to purchase or sell Natural Gas constituting inventory, however evidenced, whether for the then current or forward time, (c) any exchange or over-the-counter put, call or other options or any forward or futures contract relating to Natural Gas that constitutes inventory, (d) any type of Swap Contract relating to Natural Gas constituting inventory and (e) any other arrangement relating to Natural Gas constituting inventory that has price or spread risk.

“PPSA” means the Personal Property Security Act (Alberta).

“Project Subsidiary” means any Subsidiary of Holdings that is designated as a Project Subsidiary pursuant to a resolution of the board of directors or similar governing body, and any Subsidiary thereof, but only to the extent that such Subsidiary: (a) has no Indebtedness that is recourse to any Loan Party; (b) except as permitted hereunder, is not party to any agreement, contract, arrangement or understanding with Holdings or any Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdings; (c) is a Person with respect to which neither Holdings nor any Subsidiary has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holdings or any Subsidiary.

“Prompt Market Price” means the market price of the front month at each appropriate pricing location. For purpose of calculating the foregoing, the prompt month price shall be the NYMEX prompt month price plus the prompt location basis at the applicable Natural Gas Storage Facility as set forth below:

Natural Gas Storage Facility	Location Basis
AECO (Countess and Suffield) Facility	AECO C Basis
Salt Plains Facility	Panhandle Basis
Wild Goose Facility	PG&E Citigate Basis
NGPL (TexOk) Leased Storage Facility	NGPL TXOK Basis
NGPL (Mid Con) Leased Storage Facility	NGPL Midcon Basis

“Public Lender” has the meaning set forth in Section 6.02.

“Qualified MLP IPO” means the initial offer and sale of common units of Holdings in an underwritten public offering for cash pursuant to a registration statement that was declared effective by the SEC pursuant to the Securities Act following which Holdings was treated as a partnership for U.S. federal income tax purposes and qualifies for the exception contained in Section 7704(c) of the Code for partnerships with “qualifying income” (as defined in Section 7704(d) of the Code).

“Register” has the meaning set forth in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, trustees, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, seepage, spill, emission, leak, escape, pumping, injection, deposit, disposal, discharge, dispersal, leaching, dumping or migration into the environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or sub-surface strata.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolver Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of (a) the aggregate Outstanding Amount of all Loans and all L/C Obligations as of such date (with the aggregate amount of each Revolver Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolver Lender for purposes of this definition) and (b) the aggregate unused Revolver Commitments; provided that the unused Revolver Commitment of, and the portion of the Outstanding Amount of any Loan or L/C Obligation held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders unless such Defaulting Lender is otherwise permitted to vote any proposed amendment pursuant to the penultimate sentence of Section 10.01.

“Reserves” means:

(a) at any time when a Fixed Asset Amount constitutes a portion of the Borrowing Base, and without duplication of any items that are otherwise addressed or excluded through eligibility criteria such reserves as the Administrative Agent from time to time and upon not less than five Business Days’ notice to the Borrowers (unless an Event of Default exists and is continuing) determines in its Permitted Discretion as being appropriate to reflect any impediments arising after the Restatement Effective Date to the Administrative Agent’s ability to realize upon the Collateral included in any Borrowing Base; and

(b) at any time when a Fixed Asset Amount does not constitute a portion of the Borrowing Base, and without duplication of any items that are otherwise addressed or excluded through eligibility criteria such reserves as the Administrative Agent from time to time and upon not less than ten Business Days’ notice to the Borrowers (unless an Event of Default exists and is continuing) determines in its Permitted Discretion as being appropriate (x) to reflect any impediments arising after the Restatement Effective Date to the Administrative Agent’s ability to realize upon the Collateral included in any Borrowing Base, (y) to reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization of the realization upon the Collateral included in any Borrowing Base or (z) to reflect certain criteria, events, conditions, contingencies or risks which adversely affect any component of the applicable Borrowing Base;

provided, however, that any reserve shall bear a reasonable relationship as determined by the Administrative Agent in its Permitted Discretion to the event, condition or other matter that is the basis for the reserve; and provided, further, that for purposes of this clause (b), the following reserves shall be deemed to be a reasonable exercise of the Administrative Agent’s Permitted Discretion: (a) a reserve for accrued, unpaid interest then due on the Obligations, (b) reserves for rent at a leased Natural Gas Storage Facility or bailment location for which the Administrative Agent has not received a collateral access or similar agreement, and reserves for other statutory liens (including, without limitation, for liens arising from the non-payment of claims or demands, when due), in an aggregate amount not to exceed $1,000,000 for all such locations (as such amount shall be reduced as agreed to by the Borrowers and the Administrative Agent upon obtaining any such collateral access or similar agreement), (c) reserves for taxes, assessments, charges and other governmental levies which are delinquent, (d) $2,000 per Canadian employee, and (e)  additionally, reserves established by the Administrative Agent for amounts payable by each of the Borrowers and secured by any Liens, choate or inchoate, on assets which comprise the applicable Borrowing Base and that rank and that could reasonably be expected to rank in priority to the Administrative Agent’s and/or Lenders’ Liens and/or for amounts that represent costs relating to the enforcement of the Administrative Agent’s Liens.

“Responsible Officer” means with respect to any Loan Party, the chief executive officer, president, a vice president, chief financial officer, treasurer or assistant treasurer of such Loan Party (or, if such Loan Party is managed by a third party, such as a general partner, manager or managing member, the persons performing comparable roles).  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party (a) shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party (or, if such Loan Party is a general partnership, on the part of such Loan Party’s general partner), (b) such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party (or, if such Loan Party is a limited partnership, on behalf of such Loan Party’s general partner) and (c) such Responsible Officer shall be conclusively presumed to have acted in his or her capacity as an officer of such Loan Party (or, if such Loan Party is limited partnership, as an officer of such Loan Party’s general partner), and not in his or her individual capacity.

“Restatement Effective Date” means June 29, 2012.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Loan Party or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Loan Party’s or any Subsidiary’s stockholders, partners or members (or the equivalent of any thereof).

“Revaluation Date” means (a) with respect to any Canadian Revolver Advance, (i) each date of a Canadian Revolver Borrowing and (ii) such additional dates as any Agent shall determine or the Required Canadian Revolver Lenders shall require; and (b) with respect to any Canadian Letter of Credit, (i) each date of issuance of a Canadian Letter of Credit, (ii) each date of an amendment to a Canadian Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the Canadian L/C Issuer under any Canadian Letter of Credit and (iv) such additional dates as any Agent or the Canadian L/C Issuer shall determine or the Required Canadian Revolver Lenders shall require.

“Revolver Commitment” means a US Revolver Commitment or a Canadian Revolver Commitment.

“Revolver Exposure” means, as to any Revolver Lender, such Revolver Lender’s US Revolver Exposure and Canadian Revolver Exposure.

“Revolver Lender” means a US Revolver Lender or a Canadian Revolver Lender.

“Revolver Loans” means the US Revolver Loans and the Canadian Revolver Loans.

“Revolver Maturity Date” means ~~June 29, 2016.~~the earlier to occur of (x) September 30, 2016 (or, if the Borrowers have provided written notice to the Administrative Agent on or prior to September 16, 2016 that the Brookfield Acquisition has closed, December 31, 2016) and (y) the Last-Out Maturity Date.

“Risk Management Policy” means the Risk Management Policy, which has been adopted by the Loan Parties on or prior to the Original Closing Date, as such policy may be amended, supplemented or otherwise modified from time to time by the Loan Parties to the extent consistent with customary industry practice and, in all cases, reasonably satisfactory to the Administrative Agent.

“Riverstone” means Riverstone Equity Partners LP.

“Riverstone Monitoring Fee” means an annual monitoring fee of $1,000,000 payable by Holdings to Riverstone, plus Riverstone’s reasonable expenses incurred in connection with the monitoring services it performs with respect to Holdings and its Subsidiaries during such Fiscal Year.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Salt Plains Facility” means the natural gas storage facility located in Grant County, Oklahoma and having, as of the Restatement Effective Date, one storage reservoir with a total capacity of approximately 13 Bcf, and associated compressors, compressor sites, pipeline headers, pipelines and other related equipment and buildings.

“Schedule I BA Reference Banks” means, at any time, the Lenders listed in Schedule I to the Bank Act (Canada) as are, at such time, designated by the Administrative Agent, with the prior consent of the Canadian Borrower (acting reasonably), as the Schedule I BA Reference Banks.

“Schedule II BA Reference Banks” means, at any time, the Lenders listed in Schedule II to the Bank Act (Canada) as are, at such time, designated by the Administrative Agent, with the prior consent of the Canadian Borrower (acting reasonably), as the Schedule II BA Reference Banks.

“Schedule III BA Reference Banks” means, at any time, the Lenders listed in Schedule III to the Bank Act (Canada) as are, at such time, designated by the Administrative Agent, with the prior consent of the Canadian Borrower (acting reasonably), as the Schedule III BA Reference Banks.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Borrower and any Cash Management Bank.

“Secured Cash Management Obligations” means all amounts owing under Secured Cash Management Agreements.

“Secured Obligations” means the Obligations and the Secured Cash Management Obligations.

“Secured Parties” means the Administrative Agent, the Collateral Agent, each Lender, each L/C Issuer and each other Person to which any of the Secured Obligations is owed.

“Security Agreements” means the US Security Agreement, the Canadian Security Agreement and each other security agreement entered into by any Loan Party and the Administrative Agent to secure the payment of any part of the Secured Obligations or the performance of any Loan Party’s other duties and obligations under the Loan Documents.

“Security Documents” means the Security Agreements, the Pledge Agreements, any mortgages and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore or hereafter delivered by any Loan Party to the Administrative Agent in connection with this Agreement or any transaction contemplated hereby to secure the payment of any part of the Secured Obligations or the performance of any Loan Party’s other obligations under the Loan Documents.

“Senior Credit Facilities” means the revolving credit facilities provided under this Agreement.

“Senior Notes” means $800 million principal amount of 8.875% senior notes due 2018 of US Borrower, Niska Gas Storage US Finance Corp., Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp.

“Senior Notes Documents” means, collectively, the senior notes indenture, any supplemental indentures relating thereto, the Senior Notes and any other agreement or document related thereto.

“Settlement Date” means the 25th of every month; provided, however, that in the circumstance when the 25th of a month is not a Business Day, the Settlement Date shall be the Business Day before or after such date as determined by the applicable Borrower.

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Sponsor” means, (i) for any date prior to the date on which the Brookfield Acquisition is consummated, collectively, Carlyle/Riverstone Global Energy and Power Fund II, L.P., Carlyle/Riverstone Global Energy and Power Fund III, L.P. and their respective Control Investment Affiliates, or (ii) thereafter, Brookfield Asset Management, Inc. and any of its Affiliates.

“Spot Rate” means, on any day, the Bank of Canada noon rate quoted or published by the Bank of Canada at which Canadian Dollars may be exchanged into Dollars with respect to any Outstanding Amounts.

“Storage Services Agreements” means any agreement between any Loan Party and any third party relating to the storage, injection, withdrawal, delivery or other service relating to Natural Gas, including, without limitation, any long term firm or short term firm contracts.

“Subordinated Debt” means Indebtedness subordinated to the Obligations on terms and pursuant to agreements reasonably acceptable and satisfactory to the Administrative Agent, including the Last-Out Obligations.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.  Notwithstanding the foregoing, a Project Subsidiary shall be deemed not to be a Subsidiary of Holdings or any of its Subsidiaries for purposes of Articles V, VI (other than Section 6.01), VII and VIII of this Agreement.

“Suffield Facility” means the natural gas storage facility located in southeastern Alberta, Canada near the CFB Suffield military range and having, as of the Restatement Effective Date, five storage reservoirs with a total capacity of approximately 80 Bcf, and associated compressors, compressor sites, pipeline headers, pipelines and other related equipment and buildings.

“Supermajority Lenders” means, as of any date of determination, Lenders holding more than 66 2/3% of the sum of (a) the aggregate Outstanding Amount of all Loans and all L/C Obligations as of such date (with the aggregate amount of each Revolver Lender~~’~~’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolver Lender for purposes of this definition) and (b) the aggregate unused Revolver Commitments; provided that the unused Revolver Commitment of, and the portion of the Outstanding Amount of any Loan or L/C Obligation held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders unless such Defaulting Lender is otherwise permitted to vote any proposed amendment pursuant to the penultimate sentence of Section 10.01.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, commodity futures contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any international foreign exchange master agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the Mark-to-Market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a US Swing Line Borrowing or a Canadian Swing Line Borrowing.

“Swing Line Lender” means the US Swing Line Lender or the Canadian Swing Line Lender.

“Swing Line Loan” means a US Swing Line Loan or a Canadian Swing Line Loan.

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit E-2.

“Synthetic Lease Obligation” means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease.

“Tax Returns” has the meaning set forth in Section 5.11(a).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including all income, sales, use, goods and services, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments or similar charges in the nature of a tax, including Canada Pension Plan, Quebec Pension Plan, Canadian Pension Plan and provincial pension plan contributions, unemployment insurance payments and workers’ compensation premiums, in each case together with any installments or estimated payments with respect thereto, and any interest, fines and penalties with respect thereto.

“Third-Party Location” means any Natural Gas storage facility that is neither owned nor leased nor licensed by a Borrowing Base Party, including the NGPL Facility.

“Threshold Amount” means $25,000,000.

“Total Canadian Revolver Exposure” means at any time, the sum of (a) the Dollar Equivalent of the aggregate outstanding principal amount of all Canadian Revolver Lenders’ Canadian Revolver Advances at such time plus (b) the Total Canadian Revolver L/C Exposure at such time plus (c) the Dollar Equivalent of the aggregate outstanding principal amount of all Canadian Swing Line Loans at such time.

“Total Canadian Revolver L/C Exposure” means, at any time, the Dollar Equivalent of the aggregate amount of all Canadian L/C Obligations at such time.

“Total Revolver Exposure” means the sum of the Total Canadian Revolver Exposure and the Total US Revolver Exposure.

“Total Revolver Maximum Available Amount” means the sum of the US Revolver Maximum Available Amount plus the Canadian Revolver Maximum Available Amount.

“Total US Revolver Exposure” means at any time, the sum of (a) the aggregate outstanding principal amount of all US Revolver Loans at such time plus (b) the Total US Revolver L/C Exposure at such time plus (c) the aggregate outstanding principal amount of all US Swing Line Loans at such time.

“Total US Revolver L/C Exposure” means, at any time, the aggregate amount of all US L/C Obligations at such time.

“Transaction Costs” has the meaning assigned to such term in the definition of “Transactions”.

“Transactions” means, collectively, (a) the Brookfield Acquisition, (b) the entry into, negotiation and effectiveness of Amendment No. 1, the Last-Out Credit Agreement, the Intercreditor Agreement and all documents related thereto, (c) the consummation of any other transactions in connection with the foregoing (including in connection with the Brookfield Acquisition Agreement) and (d) the payment of reasonable and documented or invoiced fees and expenses incurred in connection with any of the foregoing (such fees and expenses, the “Transaction Costs”).

“Trigger Event Period” means (a) any period commencing on the date on which the Total Revolver Exposure is greater than 85% of the Aggregate Borrowing Base and ending on the date on which the Total Revolver Exposure shall have been less than 85% of the Aggregate Borrowing Base for 30 consecutive calendar days or (b) any period during which an Event of Default shall have occurred and be continuing.

“Type”, (a) when used in reference to any US Revolver Loan or any portion thereof, refers to its character as a Base Rate Loan or a Eurodollar Rate Loan, and (b) when used in reference to any Canadian Revolver Advance or any portion thereof, refers to its character as a Canadian Prime Rate Loan, a Canadian US Dollar Base Rate Loan, a Eurodollar Rate Loan or a Bankers’ Acceptance.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“UCP” has the meaning set forth in Section 2.03(h).

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unsupported Amount” means on any date of determination, an amount (not less than zero) equal to the difference between (a) the Total Revolver Exposure in respect of L/C Obligations and Swingline Loans and (b) the amount equal to (i) the aggregate Revolver Commitments of the Revolver Lenders which are not Defaulting Lenders minus (ii) the aggregate amount of outstanding Revolver Loans of such Lenders.

“US Borrower” has the meaning specified in the introductory paragraph hereto.

“US Borrowing Base” means, at any time, the sum of the following:

(a)                                 100% of the US Borrowing Base Parties’ Eligible Cash Equivalents at such time; plus

(b)                                 90% of the US Borrowing Base Parties’ Approved Eligible Receivables at such time; plus

(c)                                  85% of the US Borrowing Base Parties’ Other Eligible Receivables at such time; plus

(d)                                 85% of the Net Liquidating Value of Hedge Positions in Brokers Accounts of the US Borrowing Base Parties at such time; plus

(e)                                  90% of the value of the US Borrowing Base Parties’ Hedged Eligible Inventory at such time; plus

(f)                                   60% of the Other Eligible Inventory Value of the US Borrowing Base Parties at such time; plus

(g)                                  80% of the Issued but Unused Letter of Credit Value in respect of Letters of Credit issued for the account of or on behalf of the US Borrowing Base Parties at such time (provided that such amount shall be increased by the lesser of (i) 20% of any Issued by Unused Letter of Credit Value

of Letters of Credit issued for the benefit of Natural Gas Exchange Inc. or any of its Affiliates and (ii) $5,000,000); plus

(h)                                 (i)                                     To the extent that the Net Liquidating Value of Hedge Positions of the US Borrowing Base Parties is positive, 85% of such Net Liquidating Value of Hedge Positions at such time or (ii) to the extent that the Net Liquidating Value of Hedge Positions of the US Borrowing Base Parties at such time is negative, 115% of such Net Liquidating Value of Hedge Positions at such time; plus

(i)                                     100% of the portion of the Fixed Asset Amount not included in the Canadian Borrowing Base designated by the US Borrower in the most recent US Borrowing Base Report to be allocated to the US Borrowing Base; minus

(j)                                    100% of the US Borrowing Base Parties’ Other Priority Claims at such time.

“US Borrowing Base Parties” means the US Borrower and each other US Loan Party that is party to the US Security Agreement as a “Grantor” thereunder.  For the avoidance of doubt, the term “US Borrowing Base Parties” does not include any Project Subsidiary.

“US Borrowing Base Report” has the meaning specified in Section 6.02(f)(i).

“US Guaranty” means a Guaranty made by the US Loan Parties in favor of the Secured Parties, substantially in the form of Exhibit C-1.

“US L/C Borrowing” means an extension of credit resulting from a drawing under any US Letter of Credit which has not been reimbursed on the date when made or refinanced as a US Revolver Borrowing.

“US L/C Issuer” means Royal Bank of Canada in its capacity as issuer of US Letters of Credit hereunder, or any successor or permitted assigns as issuer of US Letters of Credit hereunder.  The commitment of each US L/C Issuer shall be as set forth on Schedule A-1, as amended from time to time.

“US L/C Obligations” means L/C Obligations in respect of US Letters of Credit, which amount shall not exceed $~~150,000,000~~75,000,000 minus the outstanding aggregate amount of all Canadian L/C ~~Borrowings~~Obligations at such time.

“US Letter of Credit” means any letter of credit issued by the US L/C Issuer hereunder upon the application of the US Borrower.  A US Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“US Letter of Credit Fee” has the meaning set forth in Section 2.09(a).

“US Loan Parties” means Holdings, the US Borrower, and each other Subsidiary of Holdings that (a) is organized under the laws of any jurisdiction of the United States and (b) is or is required to be a party to any Loan Document.

“US Pledge Agreement” means a Pledge Agreement executed and delivered by the US Loan Parties in favor of the Administrative Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit H-1.

“US Revolver Adjustment” has the meaning set forth in Section 2.23(a).

“US Revolver Adjustment Date” has the meaning set forth in Section 2.23(a).

“US Revolver Availability Period” means the period from and including the Restatement Effective Date to the earliest of (a) the Revolver Maturity Date, (b) the date of termination of all US Revolver Commitments pursuant to Section 2.06 and (c) the date of termination of the commitment of each US Revolver Lender to make US Revolver Loans pursuant to Section 8.02.

“US Revolver Borrowing” means a borrowing or continuation or conversion of loans consisting of simultaneous US Revolver Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by the Lenders pursuant to Section 2.02(a).

“US Revolver Commitment” means, as to each US Revolver Lender, its obligation to (a) make US Revolver Loans to the US Borrower pursuant to Section 2.01(a), (b) acquire participations in US Letters of Credit and (c) acquire participations in US Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth as its “US Revolver Commitment” opposite such Lender’s name on Annex A-1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“US Revolver Exposure” means, with respect to any US Revolver Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s US Revolver Loans at such time plus (b) such Lender’s US Revolver L/C Exposure at such time plus (c) such Lender’s US Revolver Percentage of the outstanding principal amount of all US Swing Line Loans at such time.

“US Revolver Facility” means, at any time, the aggregate amount of the US Revolver Lenders’ US Revolver Commitments at such time.

“US Revolver L/C Exposure” means, with respect to any US Revolver Lender at any time, such Lender’s US Revolver Percentage of the Total US Revolver L/C Exposure at such time.

“US Revolver Lender” means, at any time, any Lender that has a US Revolver Commitment at such time or, if the US Revolver Commitments have terminated or expired, a Lender with US Revolver Exposure and, as the context requires, includes the US L/C Issuer.

“US Revolver Loan” has the meaning set forth in Section 2.01(a).

“US Revolver Maximum Available Amount” means, at any date, an amount equal to the lesser of (a) the Aggregate US Revolver Commitments as of such date and (b) the US Borrowing Base on such date (as determined by reference to the US Borrowing Base Report most recently delivered pursuant to Section 6.02(f)(i)).

“US Revolver Note” means a promissory note made by the US Borrower in favor of a US Revolver Lender evidencing the US Revolver Loans made by such Lender, substantially in the form of Exhibit B-1.

“US Revolver Obligations” means all indebtedness, liabilities and obligations from time to time owing by any Loan Party to any US Revolver Lender or the US Swing Line Lender under or pursuant to any Loan Document with respect to any US Revolver Loan, US Letter of Credit or US Swing Line Loan, or under or pursuant to any guaranty of such indebtedness, liabilities or obligations, or under or pursuant to any Security Document which secures the payment and performance of such indebtedness, liabilities and obligations, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.  “US Revolver Obligation” means any part of the US Revolver Obligations.

“US Revolver Percentage” means, with respect to any US Revolver Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate US Revolver Commitments represented by such Lender’s US Revolver Commitment at such time.  If the commitment of each US Revolver Lender to make US Revolver Loans has been terminated pursuant to Section 8.02 or if the Aggregate US Revolver Commitments have expired, then the US Revolver Percentage of each US Revolver Lender shall be determined based on the US Revolver Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial US Revolver Percentage of each US Revolver Lender is set forth as its “US Revolver Percentage” opposite the name of such Lender on Annex A-1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“US Revolver Required Lenders” means, as of any date of determination, US Revolver Lenders holding more than 50% of the sum of (a) the Total US Revolver Exposure (with the aggregate amount of each US Revolver Lender’s risk participation and funded participation in US L/C Obligations and US Swing Line Loans being deemed “held” by such US Revolver Lender for purposes of this definition) as of such date and (b) the aggregate unused US Revolver Commitments as of such date; provided that the unused US Revolver Commitment of, and the portion of the Total US Revolver Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of US Revolver Required Lenders.

“US Revolver Supermajority Lenders” means, as of any date of determination, US Revolver Lenders holding more than 66 2/3% of the sum of (a) the Total US Revolver Exposure (with the aggregate amount of each US Revolver Lender’s risk participation and funded participation in US L/C Obligations and US Swing Line Loans being deemed “held” by such US Revolver Lender for purposes of this definition) as of such date and (b) the aggregate unused US Revolver Commitments as of such date; provided that the unused US Revolver Commitment of, and the portion of the Total US Revolver Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of US Revolver Supermajority Lenders.

“US Security Agreement” means a Security Agreement among the US Loan Parties in favor of Administrative Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit F-1.

“US Swing Line Borrowing” means a borrowing of a US Swing Line Loan pursuant to Section 2.04.

“US Swing Line Lender” means The Bank of Nova Scotia, in its capacity as provider of US Swing Line Loans, or any successor US swing line lender hereunder.

“US Swing Line Loan” has the meaning set forth in Section 2.04(a)(i).

“US Swing Line Note” means a promissory note made by the US Borrower in favor of the US Swing Line Lender evidencing the US Swing Line Loans made by such Swing Line Lender, substantially in the form of Exhibit B-6.

“US Swing Line Sublimit” means an amount equal to the lesser of (i) $~~20,000,000~~10,000,000 and (ii) the US Revolver Facility.  The US Swing Line Sublimit is part of, and not in addition to, the US Revolver Facility.

“Voting Stock” of any specified Person as of any date, means the Equity Interests of such Person that is at the time entitled to vote in the election of the board of directors or any similar governing body of such Person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means any Subsidiary of a Person, all of the issued and outstanding stock, membership interests, partnership interests or other equity interests of which (including all rights or options to acquire such stock or interests) are directly or indirectly (through one or more Subsidiaries) owned by such Person.

“Wild Goose Facility” means the natural gas storage facility located in Butte County, California and having, as of the Restatement Effective Date, two storage zones and a total capacity of approximately 50 Bcf, and associated compressors, compressor sites, pipeline headers, pipelines and other related equipment and buildings.

“Working Capital Borrowings” means borrowings that Holdings intends to use for working capital purposes or to pay distributions to its members, made pursuant to a credit facility, commercial paper facility or similar financing arrangement; provided that when incurred it is the intent of the borrower to repay such borrowings within 12 months from sources other than additional Working Capital Borrowings.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yield Differential” has the meaning specified in Section 2.15.

1.02                        Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                        Accounting Terms.~~(a)                      Generally.~~  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.

~~(b)                                 Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.~~

1.04                        Rounding.  Any financial ratios required to be maintained by any Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                        Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06                        Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time.

1.07                        Dollar Equivalents; Spot Rates.

(a)                                 Unless otherwise specified herein, (i) all dollar amounts expressed herein shall refer to Dollars and (ii) for purposes of calculating compliance with the terms of this Agreement and the other Loan Documents (including for purposes of calculating compliance with the covenants), each obligation or calculation shall be converted to its Dollar Equivalent.  Unless otherwise provided, dollar ($) baskets set forth in the representations and warranties, covenants and events of default provisions of this Agreement and other similar baskets (it being understood that this sentence does not apply to Article II of this Agreement) are calculated as of each date of measurement by the Dollar Equivalent thereof as of such date of measurement; provided that if any such baskets are exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such baskets were accessed, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.

(b)                                 The Administrative Agent or the Applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Canadian Dollars.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Holdings hereunder and calculating financial covenants hereunder, and except as otherwise provided herein, the applicable amount of Canadian Dollars for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Applicable L/C Issuer, as applicable.

1.08                        Designation of Project Subsidiaries.

(a)                                 Holdings or any Subsidiary may designate any Subsidiary (other than any Borrower) to be a Project Subsidiary (i) if such designation would not result in a Default or an Event of Default and (ii) upon delivery of Borrowing Base Reports with pro forma calculations of such designation.  If a Subsidiary is designated as a Project Subsidiary, the aggregate fair market value of all outstanding Investments owned by Holdings or any of its other Subsidiaries in the subsidiary designated as a Project Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Investments permitted hereunder.  That designation will only be permitted if the Investment would be permitted at that time and if such Subsidiary otherwise meets the definition of a Project Subsidiary.  Any Project Subsidiary may be redesignated to be a Subsidiary if that redesignation would not cause a Default or an Event of Default upon such redesignation.

(b)                                 Holdings will notify the Administrative Agent promptly following the designation of any Project Subsidiary, which notification shall include a certification by a Responsible Officer to the effect that such designation complied with the preceding conditions and was permitted by Section 7.02.  If, at any time, any Project Subsidiary fails to meet the preceding requirements of a Project Subsidiary, it will thereafter cease to be a Project Subsidiary for purposes hereof and any Indebtedness of such Subsidiary will be deemed to be incurred by a Subsidiary of Holdings as of the date of such determination.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01                        Loans.

(a)                                 US Revolver Loans.  Subject to the terms and conditions set forth herein, each US Revolver Lender severally agrees to make loans (each such loan, a “US Revolver Loan”) to the US Borrower, denominated in Dollars, from time to time on any Business Day during the US Revolver Availability Period, in an aggregate principal amount that will not result in (i) such Lender’s US Revolver Exposure exceeding such Lender’s US Revolver Commitment, or (ii) the Total US Revolver Exposure exceeding the US Revolver Maximum Available Amount.  Within the foregoing limits and subject to the other terms and conditions set forth herein, the US Borrower may borrow, prepay and reborrow US Revolver Loans.  US Revolver Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)                                 Canadian Revolver Advances.  Subject to the terms and conditions set forth herein, each Canadian Revolver Lender severally agrees to extend credit (each such extension of credit, a “Canadian Revolver Advance”) to the Canadian Borrower, denominated in Canadian Dollars or Dollars, from time to time on any Business Day during the Canadian Revolver Availability Period, by (i) making loans (each such loan, a “Canadian Revolver Loan”) to the Canadian Borrower and (ii) accepting and purchasing or selling, at such Canadian Revolver Lender’s sole discretion, Bankers’ Acceptances issued under this Agreement by the Canadian Borrower, in each case in an aggregate principal amount that will not result in (x) such Lender’s Canadian Revolver Exposure exceeding such Lender’s Canadian Revolver Commitment or (y) the Total Canadian Revolver Exposure exceeding the Canadian Revolver Maximum Available Amount.  Within the foregoing limits and subject to the other terms and conditions set forth herein, the Canadian Borrower may (A) borrow, prepay and reborrow Canadian Revolver Loans and (B) issue BAs, rollover BAs, repay maturing BAs and issue new BAs.  Canadian Revolver Loans denominated in Canadian Dollars shall only be Canadian Prime Rate Loans.  Canadian Revolver Loans denominated in Dollars may be Canadian US Dollar Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02                        Borrowings, Conversions, Continuations of Loans.

(a)                                 Notice of Borrowing, Conversion, Continuation.  Each Borrowing, each conversion of Loans from one Type to another, each continuation of Eurodollar Rate Loans and each issuance (including pursuant to any rollover) of Bankers’ Acceptances shall be made upon the US Borrower’s or the Canadian Borrower’s, as applicable, notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than (i) 1:00 p.m. three Business Days prior to the requested date of (x) any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or (y) any conversion of Eurodollar Rate Loans to Base Rate Loans or Canadian US Dollar Base Rate Loans, (ii) 1:00 p.m. two Business Days prior to the requested date of any issuance (including pursuant to any rollover) of Bankers’ Acceptances, (iii) 1:00 p.m. one Business Day prior to the requested date of any Borrowing of Canadian US Dollar Base Rate Loans or Canadian Prime Rate Loans, and (iv) 10:00 a.m. on the requested date of any Borrowing of Base Rate Loans (other than Canadian US Dollar Base Rate Loans).  Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Section 2.03(c), each Borrowing of or conversion to (i) Base Rate Loans or Canadian US Dollar Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof and (ii) Canadian Prime Rate Loans shall be in a principal amount of C$1,000,000 or a whole multiple of C$100,000 in excess thereof.  Each Loan Notice (whether telephonic or written) shall specify (i) the identity of the Borrower that is requesting, as the case may be, a Borrowing, a conversion of Loans from one Type to another, a continuation of Eurodollar Rate Loans or a rollover of Bankers’ Acceptances, (ii) the requested date of the Borrowing, conversion, continuation or rollover, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued or the principal amount of Bankers’ Acceptances to be issued (including pursuant to any rollover), (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period or term with respect thereto, (vi) whether such Loans are US Revolver Loans or Canadian Revolver Advances, and (vii) if such Loans are Canadian Revolver Loans, whether such Loans are to be denominated in Canadian Dollars or Dollars.  Notwithstanding anything to the contrary contained herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan or a Borrowing by way of Bankers’ Acceptances.

(b)                                 Incomplete Loan Notice; Failure to Deliver Timely Loan Notice.  If any Borrower fails to specify a Type of Loan in a Loan Notice relating to Loans other than Canadian Revolver Loans, or if any Borrower fails to give a timely notice requesting a conversion or continuation of Loans other than Canadian Revolver Loans, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  If the Canadian Borrower fails to specify a Type of Canadian Revolver Advance in a Loan Notice relating to Canadian Revolver Advances, or if the Canadian Borrower fails to give a timely notice requesting a conversion or continuation of Eurodollar Rate Loans or a conversion or rollover of Bankers’ Acceptances, then the applicable Canadian Revolver Advances shall be made as, or converted to, Canadian US Dollar Base Rate Loans or Canadian Prime Rate Loans, as applicable.  Any such automatic conversion or continuation to Eurodollar Rate Loans, Base Rate Loans, Canadian US Dollar Base Rate Loans or Canadian Prime Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans or the maturity date of the applicable Bankers’ Acceptances, as applicable.  If any Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any Loan Notice, but fails to specify an Interest Period, such Borrower will be deemed to have specified an Interest Period of one month.  If the Canadian Borrower requests a Borrowing by way of, conversion to, or rollover of Bankers’ Acceptances in any Loan Notice, but fails to specify a term therefor, the Canadian Borrower will be deemed to have specified a term of 30 days.

(c)                                  Funding of Loans.  Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each US Revolver Lender of the amount of its US Revolver Percentage and each Canadian Revolver Lender of the amount of its Canadian Revolver Percentage, as the case may be, of the applicable Loans, and if no timely notice of a conversion, continuation or rollover is provided by the applicable Borrower with respect to an expiring Eurodollar Loan or Bankers’ Acceptance, the Administrative Agent shall notify each applicable Lender of the details of any automatic conversion to Base Rate Loans, Canadian US Dollar Base Rate Loans or Canadian Prime Rate Loans described in the preceding subsection.  In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of the Administrative Agent, with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided that (x) if, on the date a Loan Notice with respect to a US Revolver Borrowing is given by the US Borrower, there are US L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such US L/C Borrowings, and second, shall be made available to the US Borrower as provided above and (y) if, on the date a Loan Notice with respect to a Canadian Revolver Borrowing is given by the Canadian Borrower, there are Canadian L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such Canadian L/C Borrowings, and second, shall be made available to the Canadian Borrower as provided above.

(d)                                 Continuation and Conversion of Eurodollar Rate Loans.  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted either (i) on the last day of an Interest Period for such Eurodollar Rate Loan or (ii) subject to the payment of any amounts owing under Section 3.05, on any other Business Day during an Interest Period for such Eurodollar Rate Loan.  During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(e)                                  Notification of Interest Rates.  The Administrative Agent shall promptly notify the applicable Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate in accordance with the terms hereof.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the US Borrower and the US Revolver Lenders of any change in Royal Bank of Canada’s prime rate used in determining the Base Rate promptly following the public announcement of such change.  At any time that Canadian Prime Rate Loans are outstanding, the Administrative Agent shall notify the Canadian Borrower and the Canadian Revolver Lenders of any change in Royal Bank of Canada’s reference rate for Canadian Dollar commercial demand loans made to a Person in Canada used in determining the Canadian Prime Rate promptly following the public announcement of such change.  At any time that Canadian US Dollar Base Rate Loans are outstanding, the Administrative Agent shall notify the Canadian Borrower and the Canadian Revolver Lenders of any change in the Administrative Agent’s reference rate for US Dollar commercial loans made to a Person in Canada used in determining the Canadian US Dollar Base Rate promptly following the public announcement of such change.

(f)                                   Separate Nature of Types of Loans; Limits on Certain Types of Loans.  The interest rate on each Type of Loan shall be determined (as stated in Section 2.08(a)) separately, and for this purpose, each Borrowing of a Eurodollar Rate Loan shall be elected separately for US Revolver Loans and Canadian Revolver Loans.  No continuation of a Eurodollar Rate Loan or conversion of a Base Rate Loan or Canadian US Dollar Base Rate Loan into a Eurodollar Rate Loan may combine a US Revolver Loan or a Canadian Revolver Loan into a single Eurodollar Rate Loan.  After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations and rollovers of Loans as the same Type, there shall not be more than twenty (20) Eurodollar Rate Loans outstanding at any time and no more than five (5) Borrowings in effect with respect to Bankers’ Acceptances at any time.

2.03                        Letters of Credit.

(a)                                 The Letter of Credit Commitment.

(i)                                     Subject to the terms and conditions set forth herein, (A) the US L/C Issuer agrees, in reliance upon the agreements of the US Revolver Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Restatement Effective Date through the Letter of Credit Expiration Date, to issue US Letters of Credit for the account of the US Borrower in support of obligations of the US Borrower or one or more of its Subsidiaries, and to amend US Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the US Letters of Credit; and (B) each US Revolver Lender severally agrees to participate in US Letters of Credit issued for the account of the US Borrower and any drawings thereunder; provided that, after giving effect to any L/C Credit Extension with respect to any US Letter of Credit, (x) the Total US Revolver Exposure shall not exceed the US Revolver Maximum Available Amount and (y) the US Revolver Exposure of any US Revolver Lender shall not exceed such Lender’s US Revolver Commitment.  Each request by the US Borrower for the issuance or amendment of a US Letter of Credit shall be deemed to be a representation by the US Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the US Borrower’s ability to obtain US Letters of Credit shall be fully revolving, and accordingly the US Borrower may, during the period from the Restatement Effective Date through the Letter of Credit Expiration Date, obtain US Letters of Credit to replace US Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)                                  Subject to the terms and conditions set forth herein, (A) the Canadian L/C Issuer agrees, in reliance upon the agreements of the Canadian Revolver Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Restatement Effectve Date through the Letter of Credit Expiration Date, to issue Canadian Letters of Credit for the account of the Canadian Borrower in support of obligations of the Canadian Borrower or one or more of its Subsidiaries, and to amend Canadian Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Canadian Letters of Credit; and (B) each Canadian Revolver Lender severally agrees to participate in Canadian Letters of Credit issued for the account of the Canadian Borrower and any drawings thereunder; provided that, after giving effect to any L/C Credit Extension with respect to any Canadian Letter of Credit, (x) the Total Canadian Revolver Exposure shall not exceed the Canadian Revolver Maximum Available Amount and (y) the Canadian Revolver Exposure of any Canadian Revolver Lender shall not exceed such Lender’s Canadian Revolver Commitment.  Each request by the Canadian Borrower for the issuance or amendment of a Canadian Letter of Credit shall be deemed to be a representation by the Canadian Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Canadian Borrower’s ability to obtain Canadian Letters of Credit shall be fully revolving, and accordingly the Canadian Borrower may, during the period from the Restatement Effective Date through the Letter of Credit Expiration Date, obtain Canadian Letters of Credit to replace Canadian Letters of Credit that have expired or that have been drawn upon and reimbursed.

(A)                               The Applicable L/C Issuer shall not issue any Letter of Credit if the expiry date of such requested Letter of Credit would occur later than the earlier of (x) fifteen months after the date of issuance and (y) unless the Borrower Cash Collateralizes the Outstanding Amount of the L/C Obligation, five Business Days prior to the Revolver Maturity Date, unless the US Revolver Required Lenders or Canadian Revolver Required Lenders, as applicable, have approved such expiry date.

(iii)                               The Applicable L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)                               any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date and which such L/C Issuer in good faith deems material to it;

(B)                               in the case of a US Letter of Credit, such Letter of Credit is to be denominated in a currency other than Dollars, and in the case of a Canadian Letter of Credit, such Letter of Credit is to be denominated in a currency other than Canadian Dollars or Dollars; or

(C)                               such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv)                              The Applicable L/C Issuer shall not amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)                                 The Applicable L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)                              The US L/C Issuer shall act on behalf of the US Revolver Lenders with respect to any US Letters of Credit issued by it and the documents associated therewith, the Canadian L/C Issuer shall act on behalf of the Canadian Revolver Lenders with respect to any Canadian Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Agents in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b)                                 Procedures for Issuance and Amendment of Letters of Credit.

(i)                                     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower, and delivered to the Applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower making such request.  Such Letter of Credit Application must be received by the Applicable L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least three Business Days (or such later date and time as the Administrative Agent and the Applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Applicable L/C Issuer:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Applicable L/C Issuer may reasonably require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Applicable L/C Issuer may reasonably require.  Additionally, the requesting Borrower shall furnish to the Applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Applicable L/C Issuer or the Administrative Agent may reasonably require.

(ii)                                  Promptly after receipt of any Letter of Credit Application, the Applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the requesting Borrower and will provide the Administrative Agent with a copy thereof.  Unless the Applicable L/C Issuer has received written notice from any US Revolver Lender or Canadian Revolver Lender, as applicable, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 4.02 shall not then be satisfied, then, subject to the terms and conditions hereof, the Applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the requesting Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Applicable L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each US Letter of Credit, each US Revolver Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, severally purchase from the US L/C Issuer a risk participation in such US Letter of Credit in an amount equal to the product of such Lender’s US Revolver Percentage times the amount of such Letter of Credit.  Immediately upon the issuance of each Canadian Letter of Credit, each Canadian Revolver Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, severally purchase from the Canadian L/C Issuer a risk participation in such Canadian Letter of Credit in an amount equal to the product of such Lender’s Canadian Revolver Percentage times the amount of such Letter of Credit.

(iii)                               Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Applicable L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)                                  Drawings and Reimbursements; Funding of Participations.

(i)                                     Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Applicable L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof.  Not later than 1:00 p.m. on the date of any payment by the Applicable L/C Issuer under a Letter of Credit (each such date of payment, an “Honor Date”), the applicable Borrower shall reimburse the Applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing; provided that, in the event that the drawing occurs after 11:00 a.m. on the Honor Date, the Borrower shall reimburse the Applicable L/C Issuer through the Administrative Agent no later than 1:00 p.m. one Business Day immediately following the Honor Date, together with interest accrued on the amount thereof at the rate then applicable to Base Rate Loans. If such Borrower fails to so reimburse the Applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each US Revolver Lender or Canadian Revolver Lender, as applicable, of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”) and the amount of such Lender’s US Revolver Percentage or Canadian Revolver Percentage, as applicable, thereof. In such event, the applicable Borrower shall be deemed to have requested a Borrowing of Base Rate Loans in the case of a US Letter of Credit, or a Borrowing of Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans, as applicable, in the case of a Canadian Letter of Credit, to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans, but subject to the US Revolver Maximum Available Amount or Canadian Revolver Maximum Available Amount, as the case may be, and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by any L/C Issuer or any Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)                                  Each US Revolver Lender or Canadian Revolver Lender, as applicable, shall, upon receipt of a notice pursuant to Section 2.03(c)(i), make funds available to the Administrative Agent for the account of the Applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its US Revolver Percentage or Canadian Revolver Percentage, as applicable, of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each US Revolver Lender or Canadian Revolver Lender, as applicable, that so makes funds available shall be deemed to have made (A) in the case of a US Letter of Credit, a Base Rate Loan, or (B) in the case of a Canadian Letter of Credit, a Canadian Prime Rate Loan or Canadian US Dollar Base Rate Loan (each such Loan, an “L/C Disbursement Loan”), to the applicable Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Applicable L/C Issuer.

(iii)                               With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of L/C Disbursement Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the Applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each US Revolver Lender’s or Canadian Revolver Lender’s, as applicable, payment to the Administrative Agent for the account of the Applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03(c).

(iv)                              Until each US Revolver Lender or Canadian Revolver Lender, as applicable, funds its L/C Disbursement Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the Applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s US Revolver Percentage or Canadian Revolver Percentage, as applicable, of such amount shall be solely for the account of the Applicable L/C Issuer.

(v)                                 Each US Revolver Lender’s or Canadian Revolver Lender’s, as applicable, obligation to make L/C Disbursement Loans or L/C Advances to reimburse the Applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Applicable L/C Issuer, the applicable Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each US Revolver Lender’s or Canadian Revolver Lender’s, as applicable, obligation to make L/C Disbursement Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the applicable Borrower of a Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the Applicable L/C Issuer for the amount of any payment made by the Applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)                              If any US Revolver Lender or Canadian Revolver Lender, as applicable, fails to make available to the Administrative Agent for the account of the Applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the Applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Applicable L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate (or, as to Canadian Dollar-denominated obligations, the Bank of Canada Rate) and a rate determined by the Applicable L/C Issuer in accordance with banking industry rules on interbank compensation.  A certificate of the Applicable L/C Issuer submitted to any US Revolver Lender or Canadian Revolver Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)                                 Repayment of Participations.

(i)                                     At any time after the Applicable L/C Issuer has made a payment under any Letter of Credit and has received from any US Revolver Lender or Canadian Revolver Lender, as applicable, such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the Applicable L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its US Revolver Percentage or Canadian Revolver Percentage, as applicable, thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)                                  If any payment received by the Administrative Agent for the account of the Applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Applicable L/C Issuer in its discretion), each US Revolver Lender or Canadian Revolver Lender, as applicable, shall pay to the Administrative Agent for the account of the Applicable L/C Issuer its US Revolver Percentage or Canadian Revolver Percentage, as applicable, thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate (or, as to Canadian Dollar-denominated obligations, the Bank of Canada Rate) from time to time in effect.  The obligations of the US Revolver Lenders and Canadian Revolver Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Obligations Absolute.  The obligation of the US Borrower or Canadian Borrower, as applicable, to reimburse the Applicable L/C Issuer for each drawing under each US Letter of Credit or Canadian Letter of Credit, as applicable, and to repay each US L/C Borrowing or Canadian L/C Borrowing, as applicable, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement regardless of any circumstances, including any of the following:

(i)                                     any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)                                  the existence of any claim, counterclaim, set-off, defense or other right that the applicable Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                               any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)                              any payment by the Applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)                                 any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the applicable Borrower or any Subsidiary.

The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify the Applicable L/C Issuer thereof.  The applicable Borrower shall be conclusively deemed to have waived any such claim against the Applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)                                   Role of L/C Issuer.  Each of the US Revolver Lenders, the Canadian Revolver Lenders, the US Borrower and the Canadian Borrower agrees that, in paying any drawing under a Letter of Credit, the Applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity of any such document or the authority of the Person executing or delivering any such document.  Neither the L/C Issuers, the Agents, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the US Revolver Lenders, the Canadian Revolver Lenders, the US Revolver Required Lenders, the Canadian Revolver Required Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The applicable Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude such Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  Neither the L/C Issuers, the Agents, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided that, anything in such clauses to the contrary notwithstanding, the applicable Borrower may have a claim against the Applicable L/C Issuer, and the Applicable L/C Issuer may be liable to the applicable Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft, certificate(s) and documents expressly required by the Letter of Credit strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the Applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and, in the event a Letter of Credit allows for transfer or assignment of such Letter of Credit, the Applicable L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  The Applicable L/C Issuer shall deliver to the applicable Borrower copies of any documents purporting to assign or transfer a Letter of Credit issued for the account of such Borrower.  The failure of such L/C Issuer to deliver such documents will not relieve such Borrower of its obligations hereunder.

(g)                                  Cash Collateral.  Upon the request of the Administrative Agent, if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the applicable Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.  The US Borrower hereby grants to the Administrative Agent, for the benefit of the US L/C Issuer and the US Revolver Lenders, a security interest in all Cash Collateral pledged and deposited with or delivered to the Administrative Agent as Collateral for the US L/C Obligations, and all proceeds of the foregoing.  The Canadian Borrower hereby grants to the Administrative Agent, for the benefit of the Canadian L/C Issuer and the Canadian Revolver Lenders, a security interest in all Cash Collateral pledged and deposited with or delivered to the Administrative Agent as Collateral for the Canadian L/C Obligations, and all proceeds of the foregoing.  Cash Collateral pledged and deposited by the US Borrower shall be maintained in blocked deposit accounts at a financial institution that has agreed with the US Borrower and the Administrative Agent to enter into an account control agreement in form and substance reasonably satisfactory to the Administrative Agent and will bear interest at prevailing rates for similar deposits.  Cash Collateral pledged and deposited by the Canadian Borrower shall be maintained in blocked deposit accounts at a financial institution that has agreed with the Canadian Borrower and the Administrative Agent to enter into an account control agreement in form and substance reasonably satisfactory to the Administrative Agent and will bear interest at prevailing rates for similar deposits.

(h)                                 Applicability of ISP and UCP.  Unless otherwise expressly agreed by the Applicable L/C Issuer and the applicable Borrower, when a Letter of Credit is issued, (i) such Borrower may specify that either the rules of the ISP or the rules of the Uniform Customs and Practice for Documentary Credits (“UCP”), as most recently published by the International Chamber of Commerce at the time of issuance, apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.

(i)                                     Conflict with Letter of Credit Applications.  To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with this Agreement or contains defaults, covenants or grants of security not found in this Agreement, such provisions shall be deemed ineffective and the provisions of this Agreement shall apply and control.

(j)                                    US Letters of Credit Issued for Subsidiaries of the US Borrower.  Notwithstanding that a US Letter of Credit issued or outstanding hereunder is in support of any obligations of a Subsidiary of the US Borrower, the US Borrower shall be obligated to reimburse the US L/C Issuer hereunder for any and all drawings under such US Letter of Credit.  The US Borrower hereby acknowledges that the issuance of US Letters of Credit for the account of its Subsidiaries inures to the benefit of the US Borrower, and that its business derives substantial benefits from the businesses of such Subsidiaries.

(k)                                 Canadian Letters of Credit Issued for Subsidiaries of the Canadian Borrower.  Notwithstanding that a Canadian Letter of Credit issued or outstanding hereunder is in support of any obligations of a Subsidiary of the Canadian Borrower, the Canadian Borrower shall be obligated to reimburse the Canadian L/C Issuer hereunder for any and all drawings under such Canadian Letter of Credit.  The Canadian Borrower hereby acknowledges that the issuance of Canadian Letters of Credit for the account of its Subsidiaries inures to the benefit of the Canadian Borrower, and that its business derives substantial benefits from the businesses of such Subsidiaries.

2.04                        Swing Line Loans.

(a)                                 The Swing Line.

(i)                                     Subject to the terms and conditions set forth herein, the US Swing Line Lender agrees, in reliance upon the agreements of the other US Revolver Lenders set forth in this Section 2.04, to make loans (each such loan, a “US Swing Line Loan”) to the US Borrower, denominated in Dollars, from time to time on any Business Day during the US Revolver Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the US Swing Line Sublimit, notwithstanding the fact that such US Swing Line Loans, when aggregated with the outstanding principal amount of US Revolver Loans of, and the US Revolver L/C Exposure of, the Lender acting as US Swing Line Lender, may exceed the amount of such Lender’s US Revolver Commitment; provided that after giving effect to any US Swing Line Loan, (A) the Total US Revolver Exposure shall not exceed the US Revolver Maximum Available Amount, and (B) the US Revolver Exposure of any US Revolver Lender shall not exceed such Lender’s US Revolver Commitment; and provided further that the US Borrower shall not use the proceeds of any US Swing Line Loan to refinance any outstanding US Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the US Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each US Swing Line Loan shall bear interest only at a rate based on the Base Rate.  Immediately upon the making of a US Swing Line Loan, each US Revolver Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the US Swing Line Lender a risk participation in such US Swing Line Loan in an amount equal to the product of such US Revolver Lender’s US Revolver Percentage times the amount of such US Swing Line Loan.

(ii)                                  Subject to the terms and conditions set forth herein, the Canadian Swing Line Lender agrees, in reliance upon the agreements of the other Canadian Revolver Lenders set forth in this Section 2.04, to make loans (each such loan, a “Canadian Swing Line Loan”) to the Canadian Borrower, denominated in Canadian Dollars or Dollars, from time to time on any Business Day during the Canadian Revolver Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Canadian Swing Line Sublimit, notwithstanding the fact that such Canadian Swing Line Loans, when aggregated with the outstanding principal amount of Canadian Revolver Loans of, and the Canadian Revolver L/C Exposure of, the Lender acting as Canadian Swing Line Lender, may exceed the amount of such Lender’s Canadian Revolver Commitment; provided that after giving effect to any Canadian Swing Line Loan, (A) the Total Canadian Revolver Exposure shall not exceed the Canadian Revolver Maximum Available Amount, and (B) the Canadian Revolver Exposure of any Canadian Revolver Lender shall not exceed such Lender’s Canadian Revolver Commitment; and provided further that the Canadian Borrower shall not use the proceeds of any Canadian Swing Line Loan to refinance any outstanding Canadian Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Canadian Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Canadian Swing Line Loan denominated in Canadian Dollars shall bear interest only at a rate based on the Canadian Prime Rate, and each Canadian Swing Line Loan denominated in Dollars shall bear interest only at a rate based on the Canadian US Dollar Base Rate.  Immediately upon the making of a Canadian Swing Line Loan, each Canadian Revolver Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Canadian Swing Line Lender a risk participation in such Canadian Swing Line Loan in an amount equal to the product of such Canadian Revolver Lender’s Canadian Revolver Percentage times the amount of such Canadian Swing Line Loan.

(b)                                 Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the applicable Borrower’s irrevocable notice to the Applicable Swing Line Lender, which notice may be given by telephone.  Each such notice must be received by the Applicable Swing Line Lender not later than (x) 1:00 p.m. on the requested borrowing date in the case of a US Swing Line Borrowing and (y) 1:00 p.m. on the requested borrowing date in the case of a Canadian Swing Line Borrowing, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 (or, if denominated in Canadian Dollars, C$500,000), (ii) the requested borrowing date, which shall be a Business Day, and (iii) in the case of a Canadian Swing Line Borrowing, whether the Canadian Swing Line Loans to be included therein are to be denominated in Canadian Dollars or Dollars.  Each such telephonic notice must be confirmed promptly by delivery to the Applicable Swing Line Lender of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower.  Promptly after receipt by the Applicable Swing Line Lender of any telephonic Swing Line Loan Notice, the Applicable Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Applicable Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Applicable Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any applicable Revolver Lender) prior to 1:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Applicable Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a)(i) or Section 2.04(a)(ii), as applicable, or (B) that one or more of the applicable conditions contained in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Applicable Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower; provided that if either the US Borrower or the Canadian Borrower maintains a deposit account with the Swing Line Lender, any overdraft on such account shall automatically be converted into a US Swing Line Loan or a Canadian Swing Line Loan, as applicable, hereunder, subject only to the US Swing Line Sublimit or the Canadian Swing Line Sublimit, as applicable.

(c)                                  Refinancing of Swing Line Loans.

(i)                                     (A) The US Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the US Borrower (which hereby irrevocably authorizes the US Swing Line Lender to so request on its behalf), that each US Revolver Lender make a Base Rate Loan in an amount equal to such Lender’s US Revolver Percentage of the amount of US Swing Line Loans then outstanding, and (B) the Canadian Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Canadian Borrower (which hereby irrevocably authorizes the Canadian Swing Line Lender to so request on its behalf), that each Canadian Revolver Lender make a Canadian Prime Rate Loan or a

Canadian US Dollar Base Rate Loan, as applicable, in an amount equal to such Lender’s Canadian Revolver Percentage of the amount of Canadian Swing Line Loans then outstanding.  Any such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02(a), without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans, but subject to the US Revolver Maximum Available Amount or Canadian Revolver Maximum Available Amount, as the case may be, and the conditions set forth in Section 4.02.  The Applicable Swing Line Lender shall furnish the applicable Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent.  Each US Revolver Lender or Canadian Revolver Lender, as applicable, shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Applicable Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolver Lender that so makes funds available shall be deemed to have made a Base Rate Loan, Canadian Prime Rate Loan or Canadian US Dollar Base Rate Loan, as applicable, to the applicable Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Applicable Swing Line Lender.

(ii)                                  If for any reason any Swing Line Loan cannot be refinanced by a Borrowing of US Revolver Loans or Canadian Revolver Loans, as applicable, in accordance with Section 2.04(c)(i), the request for Base Rate Loans, Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans submitted by the Applicable Swing Line Lender as set forth in Section 2.04(c)(i) shall be deemed to be a request by the Applicable Swing Line Lender that each of the US Revolver Lenders or Canadian Revolver Lenders, as applicable, fund its risk participation in the relevant Swing Line Loan and each such Revolver Lender’s payment to the Administrative Agent for the account of the Applicable Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)                               If any Revolver Lender fails to make available to the Administrative Agent for the account of the Applicable Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), then the Applicable Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Applicable Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate (or, as to Canadian Swing Line Loans denominated in Canadian Dollars, the Bank of Canada Rate) and a rate determined by the Applicable Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Applicable Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Applicable Swing Line Lender submitted to any US Revolver Lender or Canadian Revolver Lender, as applicable (through the Administrative Agent), with respect to any amounts owing under this Section 2.04(c)(iii) shall be conclusive absent manifest error.

(iv)                              Each Revolver Lender’s obligation to make Revolver Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c)

shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Applicable Swing Line Lender, the applicable Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolver Lender’s obligation to make Revolver Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of any Borrower to repay Swing Line Loans made to it, together with interest as provided herein.

(d)                                 Repayment of Participations.  (i)  At any time after any Revolver Lender has purchased and funded a risk participation in a Swing Line Loan, if the Applicable Swing Line Lender receives any payment on account of such Swing Line Loan, the Applicable Swing Line Lender will distribute to such Revolver Lender its Applicable Percentage thereof in the same funds as those received by the Applicable Swing Line Lender.

(ii)                                  If any payment received by the Applicable Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by such Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such Swing Line Lender in its discretion), each US Revolver Lender or Canadian Revolver Lender, as applicable, shall pay to the Applicable Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate (or, as to Canadian Swing Line Loans denominated in Canadian Dollars, the Bank of Canada Rate).  The Administrative Agent will make such demand upon the request of the Applicable Swing Line Lender.  The obligations of the Revolver Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Interest for Account of Swing Line Lender.  The Applicable Swing Line Lender shall be responsible for invoicing the applicable Borrower for interest on the Swing Line Loans made to it.  Until each US Revolver Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04, or each Canadian Revolver Lender funds its Canadian Prime Rate Loan or Canadian US Dollar Base Rate Loan, as applicable, or risk participation pursuant to this Section 2.04, in each case to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Applicable Swing Line Lender.

(f)                                   Payments Directly to Swing Line Lender.  The applicable Borrower shall make all payments of principal and interest in respect of the Swing Line Loans made to it directly to the Applicable Swing Line Lender.

2.05                        Prepayments.

(a)                                 Optional Prepayments.  (i)  Any Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay (x) Loans (other than BAs) made to it and (y) in accordance with Section 2.20, BAs with terms of 30 days or longer issued by it, in each case in whole or in part, without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 1:00 p.m.:  (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, (2) one Business Day prior to any date of prepayment of Canadian US Dollar Base Rate Loans or Canadian Prime Rate Loans and (3) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; (C) any prepayment of Base Rate Loans or Canadian US Dollar Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; and (D) any prepayment of Canadian Prime Rate Loans shall be in a principal amount of C$1,000,000 or a whole multiple of C$100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify whether such notice relates to US Revolver Loans or Canadian Revolver Loans, and the date and amount of such prepayment and the Type(s) of Loans to be prepaid.  The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and the amount of such Lender’s US Revolver Percentage or Canadian Revolver Percentage, as applicable, of such prepayment.  The applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  For greater certainty, in the event of any prepayment of BAs with a term of 30 days or longer issued by the Canadian Borrower in accordance with this Section 2.05(a) and Section 2.20, the Canadian Borrower shall not be entitled to any refund or adjustment in respect of Bankers’ Acceptances Stamping Fees or interest (discount) already paid in respect of the BAs that are being prepaid.

(ii)                                  The US Borrower or the Canadian Borrower may, upon notice to the Applicable Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans made to it in whole or in part without premium or penalty; provided that (A) such notice must be received by the Applicable Swing Line Lender and the Administrative Agent not later than (x) 1:00 p.m. on the date of prepayment in the case of a prepayment of US Swing Line Loans and (y) 11:00 a.m. on the date of prepayment in the case of a prepayment of Canadian Swing Line Loans, and (B) any such prepayment shall be in a minimum principal amount of (x) $500,000 in the case of Swing Line Loans denominated in Dollars and (y) C$500,000 in the case of Swing Line Loans denominated in Canadian Dollars.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the US Borrower or the Canadian Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)                                 Mandatory Prepayments of US Revolver Loans Due to Excess Total US Revolver Exposure.  If at any time the Total US Revolver Exposure exceeds the US Revolver Maximum Available Amount (including by reason of the delivery of a Non-Ordinary Course Borrowing Base Certificate), the US Borrower shall immediately (or, if such excess is due to a reduction by the Administrative Agent in the amount of the US Borrowing Base pursuant to Section 2.14, within five Business Days) apply an amount equal to such excess to prepay the US Revolver Loans, the US Swing Line Loans and the US L/C Borrowings and/or Cash Collateralize the US L/C Obligations (other than the US L/C Borrowings) until the Total US Revolver Exposure, net of the amount of Cash Collateral applied to Cash Collateralize the US L/C Obligations (other than the US L/C Borrowings), does not exceed the US Revolver Maximum Available Amount.

(c)                                  Mandatory Prepayments of Canadian Revolver Loans Due to Excess Total Canadian Revolver Exposure.  If at any time the Total Canadian Revolver Exposure exceeds the Canadian Revolver Maximum Available Amount (including by reason of the delivery of a Non-Ordinary Course Borrowing Base Certificate) (other than as a result of fluctuations in currency exchange rates), the Canadian Borrower shall immediately (or, if such excess is due to a reduction by the Administrative Agent in the amount of the Canadian Borrowing Base pursuant to Section 2.14, within five Business Days) apply an amount equal to such excess to prepay the Canadian Revolver Loans, the Canadian Swing Line Loans and the Canadian L/C Borrowings and/or Cash Collateralize outstanding BAs and the

Canadian L/C Obligations (other than the Canadian L/C Borrowings) until the Total Canadian Revolver Exposure, net of the amount of Cash Collateral applied to Cash Collateralize BAs and the Canadian L/C Obligations (other than the Canadian L/C Borrowings), does not exceed the Canadian Revolver Maximum Available Amount.

(d)                                 General Provisions Relating to Prepayments.  Each prepayment of the Loans under Section 2.05(a), (b), or (c), shall be accompanied by all interest then accrued and unpaid on the principal so prepaid, together with any additional amounts required pursuant to Section 3.05.  Any principal or interest prepaid pursuant to this Section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.  Each such prepayment shall be applied to the US Revolver Loans or Canadian Revolver Loans, as applicable, of the Lenders in accordance with their respective US Revolver Percentage or Canadian Revolver Percentage, as applicable.

2.06                        Termination or Reduction of Commitments.

(a)                                 Termination or Reduction of US Revolver Commitments.  The US Borrower may, upon notice to the Administrative Agent, terminate the Aggregate US Revolver Commitments or the US Swing Line Sublimit, or from time to time permanently reduce the Aggregate US Revolver Commitments or the US Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than (i) 1:00 p.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof, and (iii) the US Borrower shall not terminate or reduce (A) the Aggregate US Revolver Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total US Revolver Exposure would exceed the US Revolver Maximum Available Amount or (B) the US Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of US Swing Line Loans would exceed the US Swing Line Sublimit.  If after giving effect to any reduction or termination of the Aggregate US Revolver Commitments under this Section 2.06(a), the US Swing Line Sublimit exceeds the US Revolver Facility at such time, the US Swing Line Sublimit shall be automatically reduced by the amount of such excess.  The Administrative Agent will promptly notify the US Revolver Lenders of any such notice of termination or reduction of the Aggregate US Revolver Commitments or the US Swing Line Sublimit.  Any reduction of the Aggregate US Revolver Commitments shall be applied to the US Revolver Commitment of each US Revolver Lender according to its US Revolver Percentage.  All fees accrued until the effective date of any termination of the Aggregate US Revolver Commitments shall be paid on the effective date of such termination.

(b)                                 Termination or Reduction of Canadian Revolver Commitments.  The Canadian Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Canadian Revolver Commitments or the Canadian Swing Line Sublimit, or from time to time permanently reduce the Aggregate Canadian Revolver Commitments or the Canadian Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 1:00 p.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof, and (iii) the Canadian Borrower shall not terminate or reduce (A) the Aggregate Canadian Revolver Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Canadian Revolver Exposure would exceed the Aggregate Canadian Revolver Commitments or (B) the Canadian Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Canadian Swing Line Loans would exceed the Canadian Swing Line Sublimit.  If after giving effect to any reduction or termination of the Aggregate Canadian Revolver Commitments under this Section 2.06(b), the Canadian Swing Line Sublimit exceeds the Canadian Revolver Facility at such time, the Canadian Swing Line Sublimit shall be automatically reduced by the amount of such excess.  The Administrative Agent will promptly notify the Canadian Revolver Lenders of any such notice of termination or reduction of the Aggregate Canadian Revolver Commitments or the Canadian Swing Line Sublimit.  Any reduction of the Aggregate Canadian Revolver Commitments shall be applied to the Canadian Revolver Commitment of each Canadian Revolver Lender according to its Canadian Revolver Percentage.  All fees accrued until the effective date of any termination of the Aggregate Canadian Revolver Commitments shall be paid on the effective date of such termination.

(c)                                  Termination or Reduction of Commitment of any Defaulting Lenders.  If any Revolver Lender becomes a Defaulting Lender hereunder, then, in addition to its rights under Section 10.12, the applicable Borrower and the Administrative Agent (in consultation with the Required Lenders) may, upon notice to such Defaulting Lender, terminate the applicable Revolver Commitment, whether used or unused, of such Defaulting Lender; provided that (i) at the time thereof, no Event of Default shall have occurred and be continuing and (ii) after giving effect thereto, including the adjustment to the Applicable Percentage of each other Revolver Lender resulting therefrom as provided below, and to any concurrent prepayment of the applicable Revolver Loans and Swingline Loans, the applicable Revolver Exposure of any Revolver Lender (excluding any portion thereof attributable to the Revolver Loans of such Defaulting Lender) shall not exceed the applicable Revolver Commitment of such Revolver Lender prior to the termination of the Revolver Commitment of the Defaulting Lender.  It is agreed and understood that (x) upon any such termination of the Revolver Commitment of any Defaulting Lender, the Applicable Percentage of such Defaulting Lender and each other Revolver Lender shall, at such time, automatically be adjusted for purposes of determining the applicable Revolver Exposure at such time of such Defaulting Lender and such other Revolver Lender in respect of L/C Obligations and Swingline Loans and for the purpose of determining the respective principal amounts of any new Revolver Loans to be made by the Revolver Lenders (other than the Defaulting Lender), (y) any such termination of the applicable Revolver Commitment of any Defaulting Lender shall not require a prepayment of any Revolver Loan of such Defaulting Lender then outstanding, and (z) each outstanding Revolver Loan of such Defaulting Lender shall continue to be outstanding as part of the applicable borrowing in accordance with the terms hereof and such Defaulting Lender shall be entitled to its pro rata share of any principal or interest payments made on account thereof.  In the event that any Revolver Lender shall have become a Defaulting Lender and the Revolver Commitment of such Defaulting Lender shall not have been terminated as provided above within 20 days after receipt by the applicable Borrower of a notice from the Administrative Agent that such Defaulting Lender has become a Defaulting Lender, then such Borrower shall promptly deposit in a collateral deposit account in the name and under the control of Administrative Agent, cash in an amount equal to the Unsupported Amount.  Amounts so deposited shall be applied by the Administrative Agent to reimburse the applicable Issuing Lenders and the Swingline Lender for any participation required to be funded by such Defaulting Lender.  In the event amounts so deposited with respect to any such Defaulting Lender exceed the Unsupported Amount at any time, the Administrative Agent shall give prompt notice thereof to the applicable Borrower and, unless otherwise specified in writing by such Borrower, shall promptly return to such Borrower cash in an amount of such excess.

2.07                        Repayment of Loans.

(a)                                 Repayment of US Revolver Loans.  The US Borrower shall repay on the Revolver Maturity Date the aggregate principal amount of US Revolver Loans outstanding on such date.

(b)                                 Repayment of Canadian Revolver Advances.  The Canadian Borrower shall repay on the Revolver Maturity Date the aggregate principal amount of Canadian Revolver Advances outstanding on such date.

(c)                                  Repayment of Swing Line Loans.

(i)                                     The US Borrower shall repay each US Swing Line Loan on the earlier to occur of (A) the date that is ten Business Days after such Loan is made and (B) the Revolver Maturity Date.

(ii)                                  The Canadian Borrower shall repay each Canadian Swing Line Loan on the earlier to occur of (A) the date that is ten Business Days after such Loan is made and (B) the Revolver Maturity Date.

2.08                        Interest.

(a)                                 Rates of Interest.  Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan and each US Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Canadian US Dollar Base Rate Loan and each Canadian Swing Line Loan denominated in Dollars shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian US Dollar Base Rate plus the Applicable Rate; (iv) each Canadian Prime Rate Loan and each Canadian Swing Line Loan denominated in Canadian Dollars shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate.

(b)                                 Increased Rates of Interest in Certain Circumstances.  (i)  So long as an Event of Default has occurred and is continuing under Section 8.01(a) and (f) or so long as any other Event of Default has occurred and is continuing and upon the request of the Required Lenders, each Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)                                  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Payment of Interest.  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any Insolvency Proceeding.  The covenant to pay interest at the rates provided hereunder shall not merge in any judgment relating to the Obligations.

2.09                        Fees.

(a)                                 Letter of Credit Fees.  The US Borrower shall pay to the Administrative Agent for the account of each US Revolver Lender (other than any Defaulting Lender) in accordance with its US Revolver Applicable Percentage a Letter of Credit fee (the “US Letter of Credit Fee”) for each US Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such US Letter of Credit.  The Canadian Borrower shall pay to the Administrative Agent for the account of each Canadian Revolver Lender (other than any Defaulting Lender) in accordance with its Canadian Revolver Applicable Percentage a Letter of Credit fee (the “Canadian Letter of Credit Fee”) for each Canadian Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Canadian Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.

Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable (x) within fifteen (15) days after the last Business Day of each March, June, September and December in respect of the most recently ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, (y) on the Letter of Credit Expiration Date and (z) thereafter on demand.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, (1) upon the request of the US Revolver Required Lenders, while any Event of Default exists, all US Letter of Credit Fees shall accrue at the Default Rate and (ii) upon the request of the Canadian Revolver Required Lenders, while any Event of Default exists, all Canadian Letter of Credit Fees shall accrue at the Default Rate to the fullest extent permitted by applicable Laws.

(b)                                 Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The US Borrower shall pay directly to the US L/C Issuer for its own account a fronting fee with respect to each US Letter of Credit, equal to the greater of (i) $500 and (ii) 0.25% per annum, computed on the daily amount available to be drawn under such US Letter of Credit on a quarterly basis in arrears.  The Canadian Borrower shall pay directly to the Canadian L/C Issuer for its own account a fronting fee with respect to each Canadian Letter of Credit, equal to the greater of (i) $500 and (ii) 0.25% per annum, computed on the daily amount available to be drawn under such Canadian Letter of Credit on a quarterly basis in arrears.  Such fronting fees with respect to each Letter of Credit shall be due and payable (x) within fifteen (15) days after the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, (y) on the Letter of Credit Expiration Date and (z) thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, (i) the US Borrower shall pay directly to the US L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the US L/C Issuer relating to letters of credit as from time to time in effect and (ii) the Canadian Borrower shall pay directly to the Canadian L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Canadian L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(c)                                  Revolver Commitment Fees.  The US Borrower shall pay to the Administrative Agent for the account of each US Revolver Lender (other than any Defaulting Lender), in accordance with its US Revolver Percentage, a commitment fee equal to the Applicable Commitment Fee Rate times the actual daily amount by which the Aggregate US Revolver Commitments exceed the Total US Revolver Exposure (calculated without giving effect to clause (c) of the definition thereof).  The Canadian Borrower shall pay to the Administrative Agent for the account of each Canadian Revolver Lender (other than any Defaulting Lender), in accordance with its Canadian Revolver Percentage, a commitment fee equal to the Applicable Commitment Fee Rate times the actual daily amount by which the Aggregate Canadian Revolver Commitments exceed the Total Canadian Revolver Exposure (calculated without giving effect to clause (c) of the definition thereof).  Such commitment fees shall accrue at all times during the US Revolver Availability Period and the Canadian Revolver Availability Period, as applicable, including at any time during which one or more of the conditions in Section 4.02 are not met, and shall be due and payable quarterly in arrears within fifteen (15) days after the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Restatement Effective Date, and on the Revolver Maturity Date.

(d)                                 Stamping Fees.  In consideration of each Canadian Revolver Lender’s commitment to accept or participate in Bankers’ Acceptances or BA Equivalent Advances under this Agreement, the Canadian Borrower will pay to the Administrative Agent for the account of such Canadian Revolver Lender a stamping fee equal to the Applicable Rate per annum indicated as the “Bankers’ Acceptances Stamping Fee” multiplied by the face amount of each Bankers’ Acceptance or BA Equivalent Advances, as the case may be, accepted by such Canadian Revolver Lender on behalf of the Canadian Borrower under this Agreement, calculated for the number of days in the term of such Bankers’ Acceptance or BA Equivalent Advances, as the case may be, and on the basis of a year of 365 days or 366 days, as the case may be.  Such stamping fee shall be due and payable on the date on which such Bankers’ Acceptances or BA Equivalent Advances, as the case may be, are accepted and shall be deducted from the Discount Proceeds paid to the Canadian Borrower.  If the Default Rate is in effect pursuant to Section 2.08 while an Event of Default exists, the Applicable Rate in respect of BAs shall be increased by two percent (2%) per annum.

(e)                                  Other Fees.  The Borrowers shall pay to the Administrative Agent for its account fees in the amounts and at the times specified in the Fee Letter or as otherwise agreed.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10                        Computation of Interest and Fees.  All computations of interest for Base Rate Loans when the Base Rate is determined by Royal Bank of Canada’s “prime rate”, all computations of interest for Canadian US Dollar Base Rate Loans when the Canadian US Dollar Base Rate is determined by Royal Bank of Canada’s “reference rate”, all computations of interest for Canadian Prime Rate Loans and all computations of fees with respect to BAs and Canadian Letters of Credit denominated in Canadian Dollars shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  For the purposes of the Interest Act (Canada), whenever interest payable pursuant to this Agreement is calculated on the basis of a period other than a calendar year, each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in such period.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusively correct and binding for all purposes, absent manifest error.

2.11                        Evidence of Debt.

(a)                                 Accounts or Records Evidencing Credit Extensions; Promissory Notes.  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business in accordance with its usual practice.  The accounts or records maintained by the Administrative Agent and each Lender shall be presumed correct, absent manifest error, of the amount of the Credit Extensions made by the applicable Lenders to the applicable Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any US Revolver Lender made through the Administrative Agent, the US Borrower shall execute and deliver to such Lender (through the

Administrative Agent) a US Revolver Note, which shall evidence such Lender’s US Revolver Loans, in addition to such accounts or records.  Upon the request of any Canadian Revolver Lender made through the Administrative Agent, the Canadian Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Canadian Revolver Note, which shall evidence such Lender’s Canadian Revolver Loans in addition to such accounts or records.  Upon the request of the US Swing Line Lender or the Canadian Swing Line Lender, the US Borrower or the Canadian Borrower, as applicable, shall execute and deliver to such Swing Line Lender a US Swing Line Note or Canadian Swing Line Note, as applicable, which shall evidence such Swing Line Lender’s US Swing Line Loans or Canadian Swing Line Loans, as applicable, in addition to such accounts or records.  Each Lender may attach schedules to each of its Notes and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)                                 Accounts or Records Evidencing Participations in Letters of Credit.  In addition to the accounts and records referred to in subsection (a), each US Revolver Lender or Canadian Revolver Lender, as applicable, and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any US Revolver Lender or Canadian Revolver Lender, as applicable, in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12                        Payments Generally; Administrative Agent’s Clawback.

(a)                                 General.  All payments to be made by any Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off.  All payments of principal and interest on each Loan shall be made in the currency in which the principal amount of such Loan was funded.  All fees in respect of BAs and Canadian Letters of Credit shall be paid in Canadian Dollars and all other fees shall be paid in Dollars.  Except as otherwise expressly provided herein, all payments by any Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office and in immediately available funds not later than 1:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each applicable Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)                                 (i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, Canadian US Dollar Base Rate Loans or Canadian Prime Rate Loans, or any Borrowing by way of Bankers’ Acceptances, prior to 1:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, Canadian US Dollar Base Rate Loans or Canadian Prime Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrower, to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate (or, as to Canadian Dollar-denominated amounts, the Bank of Canada Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by any Borrower, the interest rate applicable to Base Rate Loans, Canadian US Dollar Base Rate Loans or Canadian Prime Rate Loans, as applicable.  If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)                                  Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the US Borrower or the Canadian Borrower, as applicable, prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Lenders or the Applicable L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Lenders or the Applicable L/C Issuer, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders or the Applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Applicable L/C Issuer, in immediately available funds with interest thereon, for each day from the date such amount is distributed to it to the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate (or, as to Canadian Dollar-denominated amounts, the Bank of Canada Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or any Borrower, as applicable, with respect to any amount owing under this subsection (b) shall be conclusively correct, absent manifest error.

(c)                                  Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Section 4.02 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)                                 Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)                                  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)                                   Currency Indemnity.  If a payment relative to any of the Obligations is made to any Agent, any L/C Issuer or any Lender in a currency (the “Other Currency”) other than the currency in which such Obligation is denominated (the “Obligation Currency”), whether voluntarily or pursuant to an order of judgment of a court or tribunal of any jurisdiction, such payment will, to the extent permitted by applicable Law, constitute a discharge of the liability in respect of such Obligation only to the extent of the amount of Obligation Currency which such Agent, L/C Issuer or Lender purchases with the amount received at the designated place of payment, such purchase to be at such time as such Agent, L/C Issuer or Lender may reasonably elect, but in any event within three Business Days after receipt of such payment.  If the amount of Obligation Currency able to be purchased is less than the amount of Obligation Currency originally due to such Agent, L/C Issuer or Lender in respect to the relevant Obligation, the relevant Borrower will indemnify and save such Agent, L/C Issuer or Lender, as the case may be, harmless from and against any loss or damage arising as a result of such deficiency.  This indemnity will constitute an obligation separate and independent from the other obligations contained herein, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any Agent, any L/C Issuer or the Lenders and will continue in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.

2.13                        Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in any of the L/C Obligations or Swing Line Loans held by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon or fees with respect thereto greater than its pro rata share (other than prepayments made pursuant to Section 3.06(b)) thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans or subparticipations in L/C Obligations or Swing Line Loans, as applicable, of the other applicable Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(a)                                 if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest;

(b)                                 the provisions of this Section shall not be construed to apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement, (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section shall apply) or (z) any payment received by any Lender pursuant to Section 9.11; and

(c)                                  if any Lender shall exercise a right of set-off or counterclaim with respect to any asset that could be subject to an Enforcement Action and distributed pursuant to Section 9.11 if realized on as a result thereof, the benefit of any payment received as a result of such set-off or counterclaim shall be shared by the Lenders pursuant to this Section 2.13 ratably in accordance with the respective distributions in respect of realizing on such asset to which the Lenders would have been entitled if such asset had been realized on pursuant to an Enforcement Action and the proceeds of such realization distributed pursuant to Section 9.11.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14                        Borrowing Base Reporting.

(a)                                 Borrowing Base Procedures.  The Borrowing Base Reports are subject to the procedures set forth on Schedule 2.14.  Notwithstanding anything to the contrary contained in this Agreement, the Administrative Agent, in its Permitted Discretion, shall have the right to adjust the procedures and methodologies used to determine the applicable Borrowing Base and/or prepare Borrowing Base Reports to reflect the result of any commercial finance examination.

(b)                                 Effectiveness of Borrowing Base.  Upon delivery to the Administrative Agent of a Borrowing Base Report pursuant to Section 6.02(f), the Borrowing Base reflected in such Borrowing Base Report shall become effective and shall remain in effect until the earlier of (i) the next date on which a Borrowing Base Report reflecting a redetermination of such Borrowing Base is delivered to the Administrative Agent pursuant to Section 6.02(f) and (ii) the next date as of which such Borrowing Base is otherwise redetermined or recalculated pursuant to the provisions hereof.

(c)                                  Reduction of Borrowing Base.  Notwithstanding anything to the contrary contained herein, the Administrative Agent may, within five (5) Business Days after any date on which a Borrowing Base Report is delivered to the Administrative Agent pursuant to Section 6.02(f), notify Holdings of any dispute as to the calculation of the Borrowing Base as reflected in such Borrowing Base Report and of the amount of such Borrowing Base as recalculated by the Administrative Agent in its Permitted Discretion.  The amount of such Borrowing Base as so recalculated by the Administrative Agent and set forth in such notice shall take effect on the date specified in such notice (which date shall not be earlier than the date on which such notice is sent to Holdings) and shall continue in effect until the next date as of which such Borrowing Base is redetermined pursuant to the provisions hereof.  Any such recalculation shall be made by the Administrative Agent after consultation with the applicable Revolver Lenders based on the information contained in such Borrowing Base Report and any other information regarding the components of such Borrowing Base available to the Administrative Agent at the time in question.

(d)                                 Redetermination of Borrowing Base Due to Failure to Timely Deliver Borrowing Base Report.  If any Borrowing Base Report is not delivered to the Administrative Agent by the date specified in Section 6.02(f), the Administrative Agent may redetermine the applicable Borrowing Base to be any amount which it, in its Permitted Discretion, deems appropriate based on the information regarding the applicable Borrowing Base Parties and the components of such Borrowing Base available to the Administrative Agent at such time, and from time to time thereafter the Administrative Agent may redetermine such Borrowing Base until the Administrative Agent receives a Borrowing Base Report of the same type as the Borrowing Base Report that was not timely delivered, whereupon the Borrowing Base as reflected in such Borrowing Base Report shall become effective; provided that the Administrative Agent may not, at any time during the period from the date on which such Borrowing Base Report was delivered, increase such Borrowing Base without the consent of the US Revolver Required Lenders or Canadian Revolver Required Lenders, as applicable.

(e)                                  Determinations by Required Lenders.  Notwithstanding anything to the contrary contained in this Agreement, if any Borrower disagrees with any determination or exercise of discretion by the Administrative Agent relating to the Borrowing Base, including, without limitation, pursuant to this Section 2.14, at the request of such Borrower, such determination shall be made by the Required Lenders; provided that any Reserve implemented by Administrative Agent as to which the Borrower is exercising its rights under this Section 2.14(e) shall remain in effect until either the Administrative Agent or the Required Lenders determine that such Reserve will no longer apply.

2.15                        Incremental Facilities.  At any time prior to the date that is the third anniversary of the Restatement Effective Date, subject to the terms and conditions set forth herein, either Borrower may by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders) request additional US Revolver Commitments (the “New US Revolver Commitments”) or additional Canadian Revolver Commitments (the “New Canadian Revolver Commitments”; together with the New US Revolver Commitments, the “New Revolver Commitments”); provided that the New Revolver Commitments shall be in a principal amount not in excess of $100,000,000 (the “Aggregate New Revolver Commitments”); provided, further, that:

(a)                                 no Default or Event of Default has occurred and is continuing;

(b)                                 the New US Revolver Commitments shall be in a principal amount not in excess of the Aggregate New Revolver Commitments minus the New Canadian Revolver Commitments at such time and not less than $5,000,000 individually (or such lesser amount which shall be approved by the Administrative Agent) and integral multiples of $1,000,000 in excess of that amount;

(c)                                  the New Canadian Revolver Commitments shall be in a principal amount not in excess of the Aggregate New Revolver Commitments minus the New US Revolver Commitments at such time and not less than $5,000,000 individually (or such lesser amount which shall be approved by the Administrative Agent) and integral multiples of $1,000,000 in excess of that amount;

(d)                                 the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained in such representations and warranties) immediately before and immediately after the Increased Amount Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date;

(e)                                  before and after giving effect to any New US Revolver Commitment or any New Canadian Revolver Commitment, the Borrowers shall be in compliance, calculated on the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 6.01(a) and 6.01(b), with the financial covenant set forth in Section 7.16 on a pro forma basis after giving effect thereto to the extent such financial covenant is then applicable;

(f)                                   all fees and expenses owing to the Administrative Agent and the Lenders in connection with the New Revolver Commitments shall have been paid;

(g)                                  the Borrowers shall have delivered to the Administrative Agent a certificate of each Loan Party dated as of the Increased Amount Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the New US Revolver Commitments or the New Canadian Revolver Commitments, as applicable, and (ii) certifying the conditions set forth in this Section 2.15 have been satisfied as of the Increased Amount Date; and

(h)                                 the New Revolver Commitments shall rank pari passu in right of payment and right of security in respect of the Collateral with the existing Revolver Commitments and shall constitute a part of the US Revolver Facility or Canadian Revolver Facility, as applicable, for all purposes.

Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrowers propose that the New Revolving Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent.  Any bank, financial institution or other Person that elects to extend the New Revolver Commitments shall be reasonably satisfactory to the Borrower, the Administrative Agent and the Applicable L/C Issuer (any such bank, financial institution or other Person being called an “Additional Lender”) and shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) giving effect to the modifications permitted by this Section 2.15 and, as appropriate, the other Loan Documents.  No Lender shall be obligated to commit to any portion of the New Revolver Commitments.  An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.15 (including voting provisions applicable to the Additional Lenders); provided, however, that no such amendment in respect of the New Revolver Commitments will include any provisions adversely affecting the rights of non-consenting Lenders, except as otherwise contemplated by this Section 2.15.

Notwithstanding anything contained herein to the contrary, (x) the final maturity date of any New Revolver Commitment shall occur on or after the Revolver Maturity Date, (y) the Weighted Average Life to Maturity of the New Revolver Commitments shall not be shorter than the Weighted Average Life to Maturity of the Revolver Commitments and (y) if the initial yield of any New Revolver Commitment (as determined by the Administrative Agent, the Borrowers and the Lenders to be equal to the Applicable Rate with respect to the New Revolver Commitments) exceeds the Applicable Rate then in effect for the Revolver Loans (the amount of such excess being referred to herein as the “Yield Differential”), then the Applicable Rate for each US Revolver Lender or Canadian Revolver Lender, as applicable, shall automatically be increased by the Yield Differential, effective upon the providing of the New Revolver Commitments; provided that, in determining the Applicable Rate applicable to the New Revolver Commitments original issue discount (“OID”) or upfront fees payable by the Borrowers to the Lenders of the Revolver Commitments or the New Revolver Commitments shall be included (with OID being equated to interest based on an assumed four-year life to maturity).

2.16                        Creation of Bankers’ Acceptances.  Upon receipt of a Loan Notice requesting a Borrowing by way of Bankers’ Acceptances, which notice is received by the Administrative Agent not later than 1:00 p.m. two Business Days prior to the requested day of such Borrowing, and subject to the provisions of this Agreement, each Canadian Revolver Lender shall accept, in accordance with its Canadian Revolver Percentage of the requested Borrowing from time to time such Bankers’ Acceptances as the Canadian Borrower shall request; provided that:

(a)                                 Bankers’ Acceptances shall be issued on a Business Day;

(b)                                 each Bankers’ Acceptance shall have a term of 30, 60, 90 or 180 days or, as agreed to by the relevant Canadian Revolver Lenders, 14-29 days (in each case, as reduced or extended by the Administrative Agent, acting reasonably, to allow the maturity thereof to fall on a Business Day), or such other term as agreed to by the Canadian Revolver Lenders, payable in Canada, as selected by the Canadian Borrower in the relevant Loan Notice provided that each Bankers’ Acceptance shall mature on a Business Day;

(c)                                  the aggregate face amount of Bankers’ Acceptances issued in respect of such Loan Notice shall be not less than C$5,000,000 and in multiples of C$1,000,000 for any amounts in excess thereof; and

(d)                                 each Bankers’ Acceptance shall be in a form acceptable to the Administrative Agent.

2.17                        Terms of Acceptance by Canadian Revolver Lenders.

(a)                                 Delivery and Payment.  Subject to Sections 2.18 and 2.19 and only if a valid appointment pursuant to Section 2.17(d) is not in place, the Canadian Borrower shall pre-sign and deliver to each Canadian Revolver Lender bankers’ acceptance drafts in sufficient quantity to meet the Canadian Borrower’s requirements for anticipated Borrowings by way of Bankers’ Acceptances.  Each Canadian Revolver Lender shall maintain a record with respect to Bankers’ Acceptances (i) received by it in blank hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder and (iv) cancelled at their respective maturities.  On request by or on behalf of the Canadian Borrower, a Canadian Revolver Lender shall cancel all forms of Bankers’ Acceptances which have been pre-signed or pre-endorsed on behalf of the Canadian Borrower and which are held by such Canadian Revolver Lender and are not required to be issued in accordance with the Canadian Borrower’s irrevocable notice.  Alternatively, the Canadian Borrower agrees that, at the request of the Administrative Agent, the Canadian Borrower shall deliver to the Administrative Agent a “depository note” which complies with the requirements of the Depository Bills and Notes Act (Canada), and consents to the deposit of any such depository note in the book-based debt clearance system maintained by the Canadian Depository for Securities Limited.  The Canadian Borrower shall, at its option, provide for payment to the Administrative Agent for the benefit of the Canadian Revolver Lenders of each Bankers’ Acceptance on the date on which a Bankers’ Acceptance matures, either by payment of the full face amount thereof, through the rollover of maturing BAs or through utilization of a conversion to another Type of Borrowing in accordance with this Agreement, or through a combination thereof.  The Canadian Borrower waives presentment for payment of Bankers’ Acceptances by the Canadian Revolver Lenders and shall not claim from the Canadian Revolver Lenders any days of grace for the payment at maturity of Bankers’ Acceptances.  Any amount owing by the Canadian Borrower in respect of any Bankers’ Acceptance which is not paid in accordance with the foregoing, shall, as and from the date on which such Bankers’ Acceptance matures, be deemed to be outstanding hereunder as a Canadian Prime Rate Loan.

(b)                                 No Liability.  Neither the Administrative Agent nor any of the Canadian Revolver Lenders shall be liable for any damage, loss or improper use of any bankers’ acceptance draft endorsed in blank except for any loss arising by reason of its own tortious misconduct.

(c)                                  Notice to Lenders.  Upon receipt by the Administrative Agent of a Loan Notice from the Canadian Borrower in connection with a Borrowing by way of Bankers’ Acceptances, the Administrative Agent shall promptly notify the Canadian Revolver Lenders thereof.

(d)                                 Power of Attorney.  To facilitate the procedures contemplated in this Agreement, the Canadian Borrower appoints each Canadian Revolver Lender from time to time as the attorney-in-fact of the Canadian Borrower to execute, endorse and deliver on behalf of the Canadian Borrower drafts or depository bills in the form or forms prescribed by such Canadian Revolver Lender for Bankers’ Acceptances denominated in Canadian Dollars.  Each Bankers’ Acceptance executed and delivered by a Canadian Revolver Lender on behalf of the Canadian Borrower shall be as binding upon the Canadian Borrower as if it had been executed and delivered by a duly authorized officer of the Canadian Borrower.  The foregoing appointment shall cease to be effective, in respect of any Canadian Revolver Lender regarding the Canadian Borrower, three Business Days following receipt by such Canadian Revolver

Lender of a written notice from the Canadian Borrower revoking such appointment (which notice shall be copied to the Administrative Agent); provided that any such revocation shall not affect Bankers’ Acceptances previously executed and delivered by such Canadian Revolver Lender pursuant to such appointment.

(e)                                  Pro-Rata Treatment of Canadian Revolver Advances.

(i)                                     Each Canadian Revolver Advance shall be made available by each Canadian Revolver Lender and all repayments and reductions in respect thereof shall be made and applied in a manner so that the Canadian Revolver Advances outstanding hereunder to each Canadian Revolver Lender will, to the extent possible, thereafter be pro rata in accordance with such Canadian Revolver Lender’s Canadian Revolver Percentage.  The Administrative Agent is authorized by the Canadian Borrower and each Canadian Revolver Lender to determine, in its sole and unfettered discretion, the portion of each Canadian Revolver Advance and each Type of Canadian Revolver Advance to be made available by each Canadian Revolver Lender to the Canadian Borrower and the application of repayments and reductions of Canadian Revolver Advances to give effect to the provisions of this Section, provided that no Canadian Revolver Lender shall, as a result of any such determination, have a Canadian Revolver Percentage of the aggregate Canadian Revolver Advances which is in excess of its Canadian Revolver Percentage of the Aggregate Canadian Revolver Commitments.

(ii)                                  In the event it is not practicable to allocate Bankers’ Acceptances to each Canadian Revolver Lender such that the aggregate amount of Bankers’ Acceptances required to be purchased by such Canadian Revolver Lender hereunder is in a whole multiple of C$100,000, the Administrative Agent is authorized by the Canadian Borrower and each Canadian Revolver Lender to make such allocation as the Administrative Agent determines in its sole and unfettered discretion may be equitable in the circumstances and, if the aggregate amount of such Bankers’ Acceptances is not a whole multiple of C$100,000, then the Administrative Agent may allocate (on a basis considered by it to be equitable) the excess of such Canadian Revolver Advance over the next lowest whole multiple of C$100,000 to one Canadian Revolver Lender, which shall purchase a Bankers’ Acceptance with a face amount equal to such excess and having the same term as the corresponding Bankers’ Acceptances.  In no event shall the portion of the outstanding Borrowings by way of Bankers’ Acceptances of any Canadian Revolver Lender exceed such Canadian Revolver Lenders’ Canadian Revolver Percentage of the aggregate Borrowings by way of Bankers’ Acceptances by more than C$100,000 as a result of such exercise of discretion by the Administrative Agent.

(f)                                   BA Equivalent Advances.  Each Non-BA Lender may, in lieu of accepting a BA on the date of any Borrowing by way of Bankers’ Acceptances, make a BA Equivalent Advance.  The amount of each BA Equivalent Advance shall be equal to the Discount Proceeds (with reference to the applicable BA Discount Rate applicable to such Non-BA Lender) which would be realized from a hypothetical sale of those BAs which, but for this subsection, would have been sold to such Non-BA Lender.  If such Non-BA Lender does not otherwise have a BA Discount Rate applicable to it, the applicable BA Discount Rate will be calculated as though such Non-BA Lender was listed on Schedule II or Schedule III of the Bank Act (Canada).  Any BA Equivalent Advance shall be made on the relevant date of any Borrowing by way of Bankers’ Acceptances, and shall remain outstanding for the term of the corresponding BA.  On the maturity date of the corresponding BA, such BA Equivalent Advance shall be repaid in an amount equal to the face amount of a draft that would have been accepted by such Non-BA Lender if such Non-BA Lender had accepted and purchased a BA hereunder.  Each BA Equivalent Advance made pursuant to this subsection shall be deemed to be a BA accepted and purchased by such

Non-BA Lender pursuant to the terms hereof, and except in this subsection, any reference to a BA shall include such BA Equivalent Advance.

2.18                        General Procedures for Bankers’ Acceptances.

(a)                                 Rollovers.  In the case of a rollover of maturing Bankers’ Acceptances of the Canadian Borrower, each Canadian Revolver Lender, in order to satisfy the continuing liability of the Canadian Borrower to such Canadian Revolver Lender for the face amount of such maturing Bankers’ Acceptances, shall retain for its own account the Net BA Proceeds of each new Bankers’ Acceptance issued by it in connection with such rollover; and (i) if the Net BA Proceeds are less than the face amount of the maturing Bankers Acceptances, the Canadian Borrower shall, on the maturity date of such maturing Bankers’ Acceptances, pay to the Administrative Agent for the benefit of the Canadian Revolver Lenders an amount equal to the difference between the face amount of such maturing Bankers’ Acceptances and the aggregate Net BA Proceeds of such new Bankers’ Acceptances or (ii) if the Net BA Proceeds exceed the face amount of the maturing Bankers Acceptances, the Administrative Agent shall, on such maturity date pay such excess to the Canadian Borrower.

(b)                                 Conversion from Canadian Prime Rate Loans.  In the case of a conversion from a Borrowing of Canadian Prime Rate Loans into a Borrowing by way of Bankers’ Acceptances to be accepted by a Canadian Revolver Lender pursuant to Section 2.16, such Canadian Revolver Lender, in order to satisfy the continuing liability of the Canadian Borrower to it for the principal amount of the Canadian Prime Rate Loans being converted, shall retain for its own account the Discount Proceeds of each new Bankers’ Acceptance issued by it in connection with such conversion; and the Canadian Borrower shall, on the date of issuance of the new Bankers’ Acceptances, pay to the Administrative Agent for the benefit of the Canadian Revolver Lenders an amount equal to the difference between the aggregate principal amount of the Canadian Prime Rate Loans being converted and the aggregate Discount Proceeds of such Bankers’ Acceptances.

(c)                                  Authorization.  The Canadian Borrower hereby authorizes each Canadian Revolver Lender to complete, stamp, hold, sell, rediscount or otherwise dispose of all Bankers’ Acceptances of the Canadian Borrower accepted by it pursuant to this Agreement.

(d)                                 Depository Notes.  The parties agree that in the administering of Bankers’ Acceptances, each Canadian Revolver Lender may avail itself of the debt clearing services offered by a clearing house for depository notes pursuant to the Depository Bills and Notes Act (Canada) and that the procedures set forth in this Article II be deemed amended to the extent necessary to comply with the requirements of such debt clearing services.

2.19                        Execution of Bankers’ Acceptances.  The signatures of any authorized signatory on Bankers’ Acceptances which are authorized and requested hereunder by the Canadian Borrower may be reproduced in facsimile or other electronic form and such Bankers’ Acceptances bearing such facsimile or other electronic signatures shall be binding on the Canadian Borrower as if they had been manually signed by such authorized signatory.  Notwithstanding that any person whose signature appears on any Bankers’ Acceptance as a signatory may no longer be an authorized signatory of the Canadian Borrower at the date of issuance of a Bankers’ Acceptance, and notwithstanding that the signature affixed may be a reproduction only, such signature shall, unless prior to its use the Canadian Borrower has notified the Administrative Agent in writing to contrary, nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and as if such signature had been manually applied, and any such Bankers’ Acceptance so signed shall be binding on the Canadian Borrower.

2.20                        Prepayment of Bankers’ Acceptances.  Any amounts received by the Administrative Agent to be applied to outstanding Bankers’ Acceptances, whether pursuant to an Event of Default and acceleration of the Obligations under Section 8.02, a prepayment under Section 2.05 or 2.21, or an Enforcement Action as contemplated by Section 9.11, shall be deposited into a cash collateral account maintained by and in the name of the Administrative Agent for the benefit of the Canadian Revolver Lenders for set-off against such outstanding Bankers’ Acceptances as they mature, and pending such application shall bear interest at the rate declared by the Administrative Agent from time to time as that payable by it in respect of deposits for such amount and for such period relative to the maturity date of such Bankers’ Acceptances, as applicable.  The Canadian Borrower hereby grants to the Administrative Agent, for the benefit of the Canadian Revolver Lenders, a security interest in such cash collateral account and all balances therein.  Upon the repayment of all such outstanding Bankers’ Acceptances, any amounts remaining (including accrued interest) will (i) during the continuance of an Event of Default, be subject to such remedies as the Administrative Agent for the benefit of the Secured Parties may have hereunder or under applicable Law, or (ii) otherwise, be released to the Canadian Borrower.

2.21                        Currency Fluctuation.  If as a result of fluctuations in currency exchange rates (which shall be calculated by the Administrative Agent on each Revaluation Date and in any case no less often than monthly), the Administrative Agent notifies the Canadian Borrower in writing that the Total Canadian Revolver Exposure exceeds 105% of the Canadian Revolver Maximum Available Amount, the Canadian Borrower shall, within 5 Business Days after receipt of such notice, immediately apply an amount equal to such excess to prepay the Canadian Revolver Loans and the Canadian L/C Borrowings and/or Cash Collateralize outstanding BAs and the Canadian L/C Obligations (other than the Canadian L/C Borrowings) until the Total Canadian Revolver Exposure, net of the amount of Cash Collateral applied to Cash Collateralize BAs and the Canadian L/C Obligations (other than the Canadian L/C Borrowings), does not exceed the Canadian Revolver Maximum Available Amount.

2.22                        Canadian Revolver Adjustments.

(a)                                 The Canadian Borrower may, by written notice to the Administrative Agent, request that the Administrative Agent and the Canadian Revolver Lenders increase or decrease the Aggregate Canadian Revolver Commitments (a “Canadian Revolver Adjustment”), which request shall be granted if each of the following conditions are satisfied:  (i) only one Canadian Revolver Adjustment may be made in any two Fiscal Quarters, (ii) the written request for a Canadian Revolver Adjustment must be received by the Administrative Agent at least five Business Days prior to the requested date (which shall be a Business Day) of the effectiveness of such Canadian Revolver Adjustment (such date of effectiveness, the “Canadian Revolver Adjustment Date”), (iii) any increase in the Aggregate Canadian Revolver Commitments shall result in a Dollar-for-Dollar decrease in the Aggregate US Revolver Commitments, and vice-versa for any decrease in the Aggregate Canadian Revolver Commitments, (iv) no decrease of the Aggregate Canadian Revolver Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Canadian Revolver Loans on the effective date thereof, the Total Canadian Revolver Exposure would exceed Canadian Revolver Maximum Available Amount and (v) no increase in the Aggregate Canadian Revolver Commitments shall be permitted if, after giving effect thereto and to any prepayments of the US Revolver Loans on the effective date thereof, the Total US Revolver Exposure would exceed the US Revolver Maximum Available Amount.  Any such Canadian Revolver Adjustment shall be in an amount equal to $5,000,000 or a multiple of $1,000,000 in excess thereof and shall concurrently increase or reduce, as applicable, (1) the Aggregate US Revolver Commitments then in effect pro rata among the US Revolver Lenders and (2) the Aggregate Canadian Revolver Commitments then in effect pro rata among the Canadian Revolver Lenders.  After giving effect to any Canadian Revolver Adjustment, the Canadian Revolver Commitment of each Canadian Revolver Lender shall be equal to such Canadian Revolver Lender’s pro rata share of the amount of the Aggregate Canadian Revolver Commitments.

(b)                                 The Administrative Agent shall promptly inform the Canadian Revolver Lenders of any request for a Canadian Revolver Adjustment made by the Canadian Borrower.  If the conditions set forth in clause (a) above are not satisfied on the applicable Canadian Revolver Adjustment Date (or, to the extent such conditions relate to an earlier date, such earlier date), the Administrative Agent shall notify the Canadian Borrower in writing that the requested Canadian Revolver Adjustment will not be effectuated.  On each Canadian Revolver Adjustment Date, the Administrative Agent shall notify the Lenders, on or before 1:00 p.m. (New York time), by telecopier or electronic mail, of the occurrence of the Canadian Revolver Adjustment to be effected on such Canadian Revolver Adjustment Date, the amount of US Revolver Loans held by each US Revolver Lender as a result thereof, the amount of the US Revolver Commitments of each US Revolver Lender, the amount of Canadian Revolver Loans held by each Canadian Revolver Lender as a result thereof, and the amount of the Canadian Revolver Commitment of each Canadian Revolver Lender as a result thereof.

2.23                        US Revolver Adjustments.

(a)                                 The US Borrower may, by written notice to the Administrative Agent, request that the Administrative Agent and the US Revolver Lenders increase or decrease the Aggregate US Revolver Commitments (a “US Revolver Adjustment”), which request shall be granted if each of the following conditions are satisfied:  (i) only one US Revolver Adjustment may be made in any two Fiscal Quarters, (ii) the written request for a US Revolver Adjustment must be received by the Administrative Agent at least five Business Days prior to the requested date (which shall be a Business Day) of the effectiveness of such US Revolver Adjustment (such date of effectiveness, the “US Revolver Adjustment Date”), (iii) any increase in the Aggregate US Revolver Commitments shall result in a Dollar Equivalent of Canadian Dollar-for-Canadian Dollar decrease in the Aggregate Canadian Revolver Commitments, and vice-versa for any decrease in the Aggregate US Revolver Commitments, (iv) no decrease of the Aggregate US Revolver Commitment shall be permitted if, after giving effect thereto and to any prepayments of the US Revolver Loans on the effective date thereof, the Total US Revolver Exposure would exceed the US Revolver Maximum Available Amount and (v) no increase in the Aggregate US Revolver Commitment shall be permitted if, after giving effect thereto and to any prepayments of the Canadian Revolver Loans on the effective date thereof, the Total Canadian Revolver Exposure would exceed the Canadian Revolver Maximum Available Amount.  Any such US Revolver Adjustment shall be in an amount equal to $5,000,000 or a multiple of $1,000,000 in excess thereof and shall concurrently increase or reduce, as applicable, (1) the Aggregate Canadian Revolver Commitments then in effect pro rata among the Canadian Revolver Lenders and (2) the Aggregate US Revolver Commitments then in effect pro rata among the US Revolver Lenders.  After giving effect to any US Revolver Adjustment, the US Revolver Commitment of each US Revolver Lender shall be equal to such US Revolver Lender’s pro rata share of the amount of the Aggregate US Revolver Commitments.

(b)                                 The Administrative Agent shall promptly inform the Lenders of any request for a US Revolver Adjustment made by the US Borrower.  If the conditions set forth in clause (a) above are not satisfied on the applicable US Revolver Adjustment Date (or, to the extent such conditions relate to an earlier date, such earlier date), the Administrative Agent shall notify the US Borrower in writing that the requested US Revolver Adjustment will not be effectuated.  On each US Revolver Adjustment Date, the Administrative Agent shall notify the Lenders, on or before 1:00 p.m. (New York time), by telecopier or electronic mail, of the occurrence of the US Revolver Adjustment to be effected on such US Revolver Adjustment Date, the amount of Canadian Revolver Loans held by each Canadian Revolver Lender as a result thereof, the amount of the Canadian Revolver Commitments of each Canadian Revolver Lender, the amount of US Revolver Loans held by each US Revolver Lender as a result thereof, and the amount of the US Revolver Commitment of each US Revolver Lender as a result thereof.

2.24                        Funding of Outstanding Loans under the Senior Credit Facilities.  In order to give effect to the amendments set forth in this Agreement, upon the satisfaction of the conditions precedent set forth below, the Lenders hereby agree to take all steps and actions and execute and deliver all agreements, instruments and other documents as may be required by the Administrative Agent or any of the Lenders (including the assignment of interests in, or the purchase of participations in, existing Loans) to give effect to the terms hereof and to ensure that, subject to Section 2.25, the aggregate Obligations owing to each Lender under this Agreement are outstanding in proportion to each Lender’s pro rata share of all outstanding Obligations under the US Revolver Facility or the Canadian Revolver Facility, as the case may be, after giving effect to this Agreement.  All assignments of interest in, or the purchase of participations in, existing Loans will be executed at Par, as of the Restatement Effective Date.

2.25                        Outstanding Eurodollar Rate Loans.  The parties hereby acknowledge that, on the date hereof, Eurodollar Rate Loans having Interest Periods ending after the date hereof may be outstanding (the “Outstanding Eurodollar Loans”).  Notwithstanding any provision of this Agreement to the contrary, the Lenders hereunder who were also lenders under the Existing Credit Agreement agree to make such funding, without any claim for breakage costs, to the extent necessary to achieve the pro rata funding contemplated by Section 2.24 hereof and in order to ensure that, together with the funding by new Lenders contemplated by Section 2.24, the Outstanding Eurodollar Loans are repaid in full as of the Restatement Effective Date.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01                        Taxes.

(a)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Borrower shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased (and in the case of interest, the amount of interest shall be increased) as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Applicable L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority or its agent in accordance with applicable Law.

(b)                                 Payment of Other Taxes by the Borrowers.  Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority or to its agent in accordance with applicable law.

(c)                                  Indemnification by the Borrowers.  Each Borrower shall jointly and severally indemnify the Administrative Agent, each Lender and each L/C Issuer, within 15 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by such Agent, such Lender or such L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses (including reasonable attorneys’ and accountants’ fees and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, other than any amounts arising as a result of such party’s gross negligence or willful misconduct.  A certificate prepared in good faith as to the amount of such payment or liability delivered to the applicable Borrower by a Lender or an L/C Issuer

(with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.

(d)                                 Evidence of Payments.  Within 30 days after the date of any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment (to the extent such a receipt is issued), a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Status of Lenders.

(i)                                     Any Lender shall deliver to Holdings and the Administrative Agent (in such number of copies as shall be requested by the recipient) the applicable forms specified in subsections (A), (B), (C), (D) and (E) of this Section 3.01(e)(i) at each of the following times: (i) on or prior to the date on which such Lender becomes a Lender under this Agreement and (ii) from time to time thereafter upon the reasonable request of Holdings or the Administrative Agent, but only if such Lender is legally entitled to do so.

(A)                               duly completed copies of Internal Revenue Service Form W-8BEN or any successor form claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(B)                               duly completed copies of Internal Revenue Service Form W-8ECI or any successor form claiming exemption from U.S. federal withholding tax because the applicable income is effectively connected with a U.S. trade or business;

(C)                               in the case of a Non-US Lender claiming exemption under Section 871(h) or 881(c) of the Code, duly completed copies of Internal Revenue Service Form W-8BEN or any successor form;

(D)                               duly completed copies of Internal Revenue Service Form W-9 or any successor form; and

(E)                                Any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax or any other applicable withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers to determine the withholding or deduction required to be made.

(ii)                                  In addition, if requested by any Borrower or the Administrative Agent, each Lender shall deliver such other documentation prescribed by applicable Law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to any other exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document, or subject to backup withholding or information reporting requirements.

(f)                                   Treatment of Certain Refunds.  If any Agent, any Lender or any L/C Issuer determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund) (such amount the “Refund Amount”), provided that such Borrower, upon the request of such Agent, such Lender or such L/C Issuer, agrees to repay the Refund Amount (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent, such Lender or such L/C Issuer if such Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority, provided however that the Borrower shall be permitted to refuse receipt of a Refund Amount.  This subsection shall not be construed to require any Agent, any Lender or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person, and nothing in this subsection shall be construed so as to interfere with the right of any Agent, any Lender or any L/C Issuer to arrange its tax affairs as it deems appropriate.  Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent, a Lender or an L/C Issuer be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the Administrative Agent, a Lender or an L/C Issuer in a less favorable net after-Tax position than such party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.

3.02                        Illegality.  If any Lender determines that any Change in Law occurring after the Restatement Effective Date has made it unlawful, or that any Governmental Authority having jurisdiction has asserted after the Restatement Effective Date that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, make or maintain any Bankers’ Acceptances or determine or charge interest rates based upon the Eurodollar Rate or BA Discount Rate, or any Governmental Authority having jurisdiction has, after the Restatement Effective Date, imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to each applicable Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or accept or rollover Bankers’ Acceptances, as applicable, or to convert Base Rate Loans, Canadian US Dollar Base Rate Loans or Canadian Prime Rate Loans, as applicable, to Eurodollar Rate Loans or Bankers’ Acceptances, as applicable, shall be suspended until such Lender notifies the Administrative Agent and each applicable Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, each applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans or Bankers’ Acceptances, as applicable, of such Lender to Base Rate Loans, Canadian US Dollar Base Rate Loans or Canadian Prime Rate Loans, as applicable, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans or Bankers’ Acceptances, as applicable, to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans or Bankers’ Acceptances, as applicable.  Upon any such prepayment or conversion, such Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03                        Inability to Determine Rates.  If the Required Lenders determine for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, or the Canadian Revolver Required Lenders determine for any reason in connection with any request for a Bankers’ Acceptance or a conversion to or rollover thereof, that (a) in the case of a Eurodollar Rate Loan, Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan or (b) adequate and reasonable means do not exist for determining the Eurodollar Rate or BA Discount Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or proposed Bankers’ Acceptance, as applicable, the Administrative Agent will promptly so notify each applicable Borrower and each applicable Lender.

Thereafter, the obligation of the applicable Lenders to make or maintain Eurodollar Rate Loans or accepting or maintaining Bankers’ Acceptances, as applicable, shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, any Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or any pending request for a Borrowing by way of, conversion to or rollover of Bankers’ Acceptances, as applicable, or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans, Canadian US Dollar Base Rate Loans or Canadian Prime Rate Loans, as applicable, in the amount specified therein.

3.04                        Increased Costs; Reserves on Eurodollar Rate Loans.

(a)                                 Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, capital adequacy requirement, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer; or

(ii)                                  impose on any Lender or any L/C Issuer or the London or Canadian interbank markets any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or Bankers’ Acceptances accepted by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making, continuing, converting into or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or accepting or maintaining any Bankers’ Acceptance (or of maintaining its obligation to accept any such Bankers’ Acceptance), or to increase the actual cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount), in each case by an amount deemed by such Lender or such L/C Issuer to be material, then, upon request of such Lender or such L/C Issuer and delivery by such Lender or such L/C Issuer of a certificate of the type described in Section 3.04(c), the applicable Borrower (or, if such cost or reduction shall not be attributable to any particular Loan or Letter of Credit, Holdings) will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs actually incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), in each case by an amount deemed by such Lender or such L/C Issuer to be material, then from time to time, upon request of such Lender or such L/C Issuer and delivery by such Lender or such L/C Issuer of a certificate of the type described in Section 3.04(c), US Borrower or Canadian Borrower, as applicable, will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any actual such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the applicable Borrower or Holdings shall be presumed correct absent manifest error.  The applicable Borrower or Holdings shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the applicable Borrower or Holdings of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                                  Reserves on Eurodollar Rate Loans.  The applicable Borrower shall pay to each applicable Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan made to such Borrower by such Lender equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided that the applicable Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice; provided that no Borrower shall be required to compensate a Lender pursuant to the foregoing provisions of this paragraph for any such additional interest incurred more than six months prior to the date that such Lender notifies the applicable Borrower of such additional interest.

3.05                        Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual loss, cost or expense incurred by it as a result of:

(a)                                 any continuation, rollover (in the case of Bankers’ Acceptances), conversion, payment or prepayment of any Loan other than a Base Rate Loan, Canadian US Dollar Base Rate Loan or Canadian Prime Rate Loan on a day other than the last day of the Interest Period for such Loan or the term of such Bankers’ Acceptance, as applicable (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                                 any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue, rollover (in the case of a Bankers’ Acceptance) or convert any

Loan other than a Base Rate Loan, Canadian US Dollar Base Rate Loan or Canadian Prime Rate Loan on the date or in the amount notified by such Borrower; or

(c)           any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by any Borrower pursuant to Section 10.12;

including any actual loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

3.06        Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if any Lender delivers to Borrowers a notice pursuant to Section 3.02, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, the Borrowers may replace such Lender in accordance with Section 10.12.

3.07        Survival.  All of the obligations of the Borrowers and Holdings under this Article III shall survive termination of the Aggregate Revolver Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.
CONDITIONS PRECEDENT TO THIS AGREEMENT AND CREDIT EXTENSIONS

4.01        Conditions of Agreement.  The effectiveness of this Agreement is subject to satisfaction or waiver of the following conditions precedent:

(a)           The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party unless otherwise specified, each dated the Restatement Effective Date (or, in the case of certificates of governmental officials, a recent date before the Restatement Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)    executed counterparts of (A) this Agreement from each party hereto, (B) the Consent and Reaffirmation Agreement from each party thereto and (C) such other documents as the Administrative Agent shall reasonably request in connection with the perfection of the Collateral Agent’s security interest in the Collateral, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(ii)   for each of the Loan Parties:

(A)          a copy of such Loan Party’s Organization Documents, as amended up to and including the Restatement Effective Date, (1) certified (to the extent such certification can be obtained) as of a recent date by the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation, and (2) certified as of the Restatement Effective Date by the secretary or assistant secretary of such Loan Party or a Responsible Officer of such Loan Party as being in full force and effect without further modification or amendment;

(B)          a good standing certificate or certificate of status from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Restatement Effective Date; provided that the Borrower’s shall not be required to provide such documentation with respect to Niska Partners Coöperatief U.A.;

(C)          signature and incumbency certificates of the officers of such Loan Party executing the Loan Documents to which it is a party, dated as of the Restatement Effective Date;

(D)          duly adopted resolutions of the board of directors or similar governing body of such Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound, certified as of the Restatement Effective Date by the secretary or assistant secretary of such Loan Party or a Responsible Officer of such Loan Party, as being in full force and effect without modification or amendment; provided that such resolutions or similar documentation shall not be required with respect to Niska Partners Coöperatief U.A.; and

(E)           such other documents as the Administrative Agent may reasonably request;

(iii)  the favorable opinions (addressed to the Administrative Agent and the Lenders) of (A) Latham & Watkins LLP, counsel to the Loan Parties, substantially in the form of Exhibit G-1, (B) Bennett Jones LLP, Canadian counsel to the Loan Parties, substantially in the form of Exhibit G-2 and (C) Blake, Cassels & Graydon LLP, Canadian counsel to the Administrative Agent, substantially in the form of Exhibit G-3;

(iv)  the results of a recent lien search in each of the jurisdictions where the Loan Parties are located (within the meaning of the UCC or the PPSA, as applicable) and each other jurisdiction that the Administrative Agent may reasonably request, and such search shall reveal no liens on any assets of the Loan Parties except for liens permitted by Section 7.01 or released or discharged on or prior to the Restatement Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent; and

(v)   a certificate signed by a Responsible Officer of Holdings (it being understood that, with respect to such person executing such certificate as a Responsible

Officer, such certificate is provided in such person’s capacity as an officer of the general partner of Holdings and not in such person’s individual capacity):

(A)          certifying that, since March 31, 2012, no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect;

(B)          certifying that the representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained in such representations and warranties) on and as of the Restatement Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(C)          certifying that no Default or Event of Default has occurred and is continuing; and

(D)          certifying that, as of the Restatement Effective Date, there is no action, suit, investigation or proceeding pending or, to the knowledge of any Holdings Entity, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect;

(vi)  a certificate of a Responsible Officer of Holdings (it being understood that, with respect to the person executing such certificate as a Responsible Officer of Holdings, such certificate is provided in such person’s capacity as an officer of Holdings, and not in such person’s individual capacity), in substantially the form of Exhibit I, attesting to the Solvency of each Loan Party, on a consolidated basis, as of the Restatement Effective Date.; and

(vii) (A) a completed US Borrowing Base Report dated as of the Restatement Effective Date, setting forth the US Borrowing Base as of May 31, 2012 and (B) a completed Canadian Borrowing Base Report dated as of the Restatement Effective Date, setting forth the Canadian Borrowing Base as of May 31, 2012.

(b)           After giving effect to the transactions contemplated hereby, the Loan Parties shall not have any outstanding Indebtedness other than (i) the Obligations and (ii) Indebtedness permitted by Section 7.03.

(c)           The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

(d)           (i) All accrued fees required to be paid to the Administrative Agent and, the Arrangers on or before the Restatement Effective Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Restatement Effective Date shall have been paid, in each case, to the extent estimated or invoiced at least one (1) Business Day prior to the Restatement Effective Date.

(e)           Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges and disbursements of not more than one US and one Canadian counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent), plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent), in each case, to the extent estimated or invoiced at least one (1) Business Day prior to the Restatement Effective Date.

Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Effective Date specifying its objection thereto.

4.02        Conditions to all Credit Extensions.  The obligation of each L/C Issuer and each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans or rollover of BAs) is subject to the following conditions precedent:

(a)           The representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained in such representations and warranties) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(b)           No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)           In the case of a Borrowing of US Revolver Loans or US Swing Line Loans or an L/C Credit Extension in respect of US Letters of Credit, after giving effect to such Borrowing or L/C Credit Extension, as applicable, the Total US Revolver Exposure shall not be greater than the US Revolver Maximum Available Amount.

(d)           In the case of a Borrowing of Canadian Revolver Loans or Canadian Swing Line Loans or an L/C Credit Extension in respect of Canadian Letters of Credit, after giving effect to such Borrowing or L/C Credit Extension, the Total Canadian Revolver Exposure shall not be greater than the Canadian Revolver Maximum Available Amount.

(e)           The Administrative Agent and, if applicable, the Applicable L/C Issuer or the Applicable Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans or rollover of BAs) submitted by any Borrower shall (x) be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) through (e) have been satisfied on and as of the date of the applicable Credit Extension and (y) include a calculation based on the most recently delivered US Borrowing Base Report or Canadian Borrowing Base Report, as the case may be, in respect of the matters specified in clauses (c) or (d), as the case may be.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrowers represents and warrants to the Administrative Agent and the Lenders that:

5.01        Existence, Qualification and Power.  Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and, to the extent such concept is applicable in such jurisdiction, in good standing, under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all applicable Laws; except in each case referred to in clause (b)(i), (c) or (d) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02        Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries (other than Liens created under the Security Documents) or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except in each case referred to in clause (b) or (c), to the extent such violations could not reasonably be expected to have a Material Adverse Effect.

5.03        Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Security Documents, (c) the perfection or maintenance of the Liens created under the Security Documents or (d) to the best of the Loan Parties’ knowledge, the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents (other than, in each case, as contemplated by the Loan Documents), except for (i) those that have been obtained, taken, given or made prior to the Restatement Effective Date and are in full force and effect or those obtained in accordance with Section 6.18, (ii) those filings required after the Restatement Effective Date to maintain the validity, perfection and priority of any Liens created under the Security Documents, (iii) those filings required after the Restatement Effective Date to create and perfect any Liens created pursuant to the requirements of Sections 6.12 and 6.13, (iv) prior to the closing of any Permitted Acquisition, those required in connection with such Permitted Acquisition, (v) those required in the ordinary course of business of the Loan Parties in order to comply with the requirements of applicable Law (provided that, to the extent non-compliance could reasonably be expected to result in a Material Adverse Effect, they will be obtained by the times required by applicable Law), (vi) those required by applicable Law in connection with any Disposition of Collateral by the Administrative Agent or any other Secured Party in the course of exercising remedies pursuant to the Security Documents and (vii) to the extent that non-compliance could not reasonably be expected to result in a Material Adverse Effect.

5.04        Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.

This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05        Financial Statements; No Material Adverse Effect.

(a)           Since March 31, 2012, there has been no event or circumstance either individually or in the aggregate that has had or could reasonably be expected to have a Material Adverse Effect.

(b)           The most recent financial statements furnished pursuant to (i) Section 6.01(a)(i) and (ii) Section 6.01(b)(i), in each case, were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and fairly present in all material respects the financial condition of Holdings and its Subsidiaries in each case, as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clause (ii), to the absence of footnotes and to normal year-end audit adjustments.

5.06        Litigation.  Except as set forth on Schedule 5.06, there are no investigations, actions, suits, proceedings, claims or disputes pending or, to the knowledge of Holdings or any Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Loan Party or against any of the Loan Parties’ properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.07        No Default.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08        Ownership of Property; Liens.  Each Loan Party has good record (or registered) title in fee simple to, or valid leasehold interests in, or holds other valid rights pursuant to access agreements, petroleum and natural gas leases, trust agreements or other agreements, to, all real property necessary or used in the ordinary conduct of its business, except (a) any deficiency in such rights existing at the time such property was acquired or any other deficiency that would not reasonably be expected to have a Material Adverse Effect and (b) Liens permitted by Section 7.01.

Set forth on Schedule 5.08 is a complete and accurate list, as of the Restatement Effective Date, of the addresses of all real property owned or leased by any Loan Party.

5.09        Environmental Compliance.  Each Loan Party conducts, from and after the Restatement Effective Date, in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on its respective businesses, operations and properties, and as a result thereof Holdings and the Borrowers have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10        Insurance.  The properties of each Loan Party are insured with financially sound and reputable insurance companies not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party operates.

5.11        Taxes.  (a) Each Loan Party has filed all federal and other material tax returns and reports required to be filed (collectively, the “Tax Returns”); all such Tax Returns are true, correct and complete in all material respects; and all material Taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, except where contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

(b)           Except as could not reasonably be expected to have a Material Adverse Effect, (i) no adjustment or penalty relating to any Tax Return has been proposed formally or informally by any Governmental Authority and, to the knowledge of each Loan Party, no basis exists for any such adjustment, (ii) except as set forth on Schedule 5.11, no Tax Return is under audit or examination by and Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Government Authority, (iii) proper and accurate amounts have been withheld by each Loan Party from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of the applicable Governmental Authority and such withholdings have been timely paid to the respective Governmental Authorities.

(c)           Except as could not reasonably be expected to have a Material Adverse Effect, no Loan Party has (i) executed or filed with the IRS, the Canada Revenue Agency or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any Taxes, or (ii) incurred any obligation under any tax sharing agreement or arrangement.

5.12        ERISA and Pension Plan Compliance.

(a)           Except as could not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws.  Except as could not reasonably be expected to have a Material Adverse Effect, each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Holdings and each Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  Except as could not reasonably be expected to have a Material Adverse Effect, each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)           There are no pending or, to the knowledge of Holdings and each Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           Except as could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of

ERISA with respect to a Multiemployer Plan; and (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

(d)           No Canadian Loan Party sponsors or participates in, or is required under Applicable Canadian Pension Legislation to sponsor or participate in, any Canadian Pension Plan in respect of any of their employees or former employees in Canada.

5.13        Subsidiaries; Equity Interests.  As of the Restatement Effective Date, Holdings and the Borrowers have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable (to the extent applicable) and are owned by a Loan Party in the amounts specified in Part (a) of Schedule 5.13 free and clear of all Liens other than Liens permitted under Section 7.01.  As of the Restatement Effective Date, Holdings and the Borrowers have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.  As of the Restatement Effective Date, set forth in Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Restatement Effective Date (as to each Loan Party) the jurisdiction of its organization, the address of its principal place of business or chief executive office and its U.S. taxpayer identification number or, in the case of any non-US Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its organization.

5.14        Margin Regulations; Investment Company Act; Permits and Authorizations.

(a)           No Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)           No Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(c)           (i) Each Loan Party has obtained and maintains all Permits and Authorizations, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (ii) each Loan Party has operated its business in compliance with the provisions of its Permits and Authorizations, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.15        Disclosure.  No report, financial statement, certificate or other written factual information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

5.16        Compliance with Laws.  Each Loan Party is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its businesses, operations or properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17        Intellectual Property; Licenses, Etc.  Each Loan Party, to its knowledge, owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses to intellectual property rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person, except as could not reasonably be expected to have a Material Adverse Effect.  To the knowledge of Holdings and each Borrower, no material slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon any material IP Rights held by any other Person, except as could not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of Holdings and each Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18        Labor Disputes.  Since the Restatement Effective Date, (a) there are no strikes, lockouts or slowdowns against any Loan Party pending, or to the knowledge of the Borrowers, threatened, and (b) all payments due from any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary to the extent required by GAAP, except, in each case, as could not reasonably be expected to have a Material Adverse Effect.

5.19        Solvency.  Upon giving effect to the execution of this Agreement, the other Loan Documents and the consummation of the transactions contemplated hereby, each Borrower together with each Guarantor on a consolidated basis will be Solvent.

~~5.20        [Intentionally Omitted].~~

5.20                        ~~5.21~~        International Financial Reporting Standards.  As of the Restatement Effective Date, the Borrowers and Holdings, are aware of the SEC’s consideration to incorporate IFRS into future financial reporting requirements for US issuers, however, as of the Restatement Effective Date, to the Borrowers’ and Holdings’ knowledge, there is no impact or effect on the accounting and reporting systems or any other aspect of the business of the Loan Parties as they report under US GAAP.

ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than indemnification or other contingent obligations not yet due and owing), or any Letter of Credit and not Cash Collateralized shall remain outstanding, each of Holdings and the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each of their respective Subsidiaries that are Loan Parties to:

6.01        Financial Statements.  Deliver to the Administrative Agent in form and detail reasonably satisfactory to the Administrative Agent:

(a)           as soon as available, but in any event within 90 days after the end of each Fiscal Year (commencing with the Fiscal Year ending March 31, 2012), a consolidated balance sheet of Holdings and its Subsidiaries, and, the related combined statements of income or operations, partners’ capital and cash flows for such Fiscal Year, setting forth in each case (for the Fiscal Year ending March 31, 2012 and each Fiscal Year thereafter) in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such combined statements or consolidated statements, as applicable to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

(b)           as soon as available, but in any event within, in the case of each other Fiscal Quarter that is not the end of a Fiscal Year, 45 days after the end of such Fiscal Quarter (commencing with the Fiscal Quarter ending June 30, 2012), a consolidated balance sheet of Holdings and its Subsidiaries, as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, partners’ capital and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year then ended, setting forth in each case (for the Fiscal Quarter ending June 30, 2012 and each Fiscal Quarter thereafter) in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Holdings as fairly presenting in all material respects the financial condition, results of operations, partners’ capital and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

(c)           as soon as available during any Trigger Event Period, but in any event within 45 days after the end of each calendar month during such Trigger Event Period (other than March, June, September and December), a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such calendar month, and the related consolidated statements of income or operations for such calendar month and for the period from the beginning of the then current Fiscal Year to the end of such calendar month, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year end adjustments and the absence of footnotes.

6.02        Certificates; Other Information.  Deliver to the Administrative Agent in form and detail reasonably satisfactory to the Administrative Agent:

(a)           concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;

(b)           concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of Holdings (not in his or her individual capacity but solely in his or her capacity as an officer of Holdings);

(c)           as soon as available, and in any event within the earlier of (x) 60 days after the end of each Fiscal Year and (y) 15 days after approval by the board of directors of Holdings, a business and financial plan for Holdings (in form reasonably satisfactory to the Administrative Agent), prepared or caused to be prepared by a Responsible Officer of Holdings, setting forth financial projections and budgets for Holdings for the then current Fiscal Year;

(d)           promptly after the furnishing thereof, copies of any statement or report, furnished to any holder of debt securities of any Loan Party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e)           written notice of the occurrence of a Trigger Event Period as soon as available, and in any event (x) in the case of a Trigger Event Period arising on account of the imposition of

Reserves, promptly after the occurrence thereof, and (y) in the case of any other Trigger Event Period, within one (1) Business Day after the occurrence thereof;

(f)            within five (5) Business Days after the 1st Business Day of each calendar month, beginning on such day for August, 2012 and on each such day thereafter (or the next succeeding Business Day if such day is not a Business Day):

(i)    a US Borrowing Base Report (a “US Borrowing Base Report”) in the form of Exhibit K-1, duly completed by a Responsible Officer of the US Borrower, showing the US Borrowing Base as of the close of the 1st Business Day of such calendar month, and conforming with the requirements of Section 2.14 and Schedule 2.14; provided that, at any time the Total US Revolver Exposure exceeds 75% of the US Revolver Maximum Available Amount, such US Borrowing Base Report shall be delivered on each Friday (or the next succeeding Business Day if such day is not a Business Day or if such day is the day immediately following January 1 or July 4) of each calendar week, showing the US Borrowing Base as of the immediately preceding Monday; and

(ii)   a Canadian Borrowing Base Report (a “Canadian Borrowing Base Report”) in the form of Exhibit K-2, duly completed by a Responsible Officer of the Canadian Borrower, showing the Canadian Borrowing Base as of the close of the 1st Business Day of such calendar month, and conforming with the requirements of Section 2.14 and Schedule 2.14; provided that at any time the Total Canadian Revolver Exposure exceeds 75% of the Canadian Revolver Maximum Available Amount, such Canadian Borrowing Base Report shall be delivered on each Friday (or the next succeeding Business Day if such day is not a Business Day or if such day is the day immediately following January 1 or July 4) of each calendar week, showing the Canadian Borrowing Base as of the immediately preceding Monday;

provided that the US Borrower or the Canadian Borrower may deliver a US Borrowing Base Report or Canadian Borrowing Base Report, as applicable, at such additional times as it may elect, so long as such Borrowing Base Report conforms with the requirements of Section 2.14 and Schedule 2.14.

(g)           If requested by the Administrative Agent, the Loan Parties shall permit and cooperate with an environmental and safety review made in connection with the operations of the Loan Parties’ properties no more frequently than one time during each Fiscal Year, by Environmental Resources Management or such other consultants selected by the Administrative Agent and reasonably acceptable to Holdings, all at the Loan Parties’ cost and expense; provided that the approval of Holdings shall not be required if a Default or Event of Default has occurred and is continuing at the time of such selection by the Administrative Agent.  The consultant shall render a verbal or written report, as specified by the Administrative Agent, based upon such review at the Loan Parties’ cost and expense, and a copy of any such written report will be provided to Holdings unless a Default or Event of Default has occurred and is continuing at the time such report is rendered;

(h)           as soon as available, but in any event within 90 days after the end of each Fiscal year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may responsibly specify;

(i)            on each Friday (or the next succeeding Business Day if such day is not a Business Day or if such day is the day immediately following Thanksgiving, December 25, January 1 or July 4) of each calendar week, a report as of the immediately preceding Business Day of all Loan Parties’

Positions in form and detail satisfactory to the Administrative Agent and certifying that such Positions are in compliance with the Risk Management Policy;

(j)            within five (5) Business Days after the 1st Business Day of each calendar month, a reasonably detailed written update, which shall be provided to the Lenders, with respect to the status of the Brookfield Acquisition; provided that Holdings and the Borrowers may satisfy this clause (j) by holding a telephonic Lender meeting in lieu of providing such written update; and

(k)           ~~(j)~~ promptly, such additional information regarding the business, financial or corporate affairs of Holdings or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request (including, without limitation, certifications as to the “Available Amount” and the “MLP Distribution Amount” as set forth herein).

Except for the Compliance Certificates referenced in Section 6.02(b), the Administrative Agent shall have no obligation to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.  Holdings and each Borrower hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each a “Public Lender”).  Holdings and each Borrower hereby agree that, so long as any Borrower is the issuer of any outstanding debt securities or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities, (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Holdings and each Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws (provided that, to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.06(h)); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor,” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  Notwithstanding the foregoing, the provisions of this paragraph shall only be applicable to the extent any Borrower has issued any public securities.

6.03        Notices.

(a)           Promptly notify the Administrative Agent and each Lender of the occurrence of any Default; and

(b)           Promptly notify the Administrative Agent and each Lender:

(i)            of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(ii)           of the occurrence of any ERISA Event; and

(iii)          of any material change in accounting policies or financial reporting practices by any Loan Party.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the applicable Loan Party setting forth details of the occurrence referred to therein and stating what action such Loan Party has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document, the breach of which gave rise to the Default described in such notice.

6.04        Payment of Taxes.  Pay and discharge as the same shall become due and payable, all its material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Loan Party.

6.05        Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, provided, however, that Holdings and its Subsidiaries may consummate any merger, consolidation or other transfer of assets as permitted by Section 7.05 or 7.06, (b) take all reasonable action to maintain all rights, privileges, Permits and Authorizations and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06        Maintenance of Properties.  (a) Maintain, manage and operate all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07        Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies not Affiliates of any Loan Party, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing (a) with respect to liability policies, for endorsements listing the Administrative Agent as an additional insured, as its interests may appear, (b) that such policies may not be canceled or reduced or affected in any material manner for any reason without 30 days prior notice to the Administrative Agent, and (c) for any other matters specified in any applicable Security Document.

6.08        Compliance with Laws.  Comply in all respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09        Books and Records.  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the applicable Loan Party.

6.10        Inspection Rights; Commercial Finance Examinations.

(a)           Permit representatives and independent contractors (subject to the execution and delivery by such independent contractors of an appropriate confidentiality undertaking) of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers; provided that (i) unless an Event of Default exists and is continuing, the Administrative Agent may do each of the foregoing only once during each Fiscal Year at the expense of the Borrowers, (ii) when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contracts) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and with advance notice, and (iii) the right of representatives and independent contractors of the Administrative Agent to visit and inspect the Suffield Facility shall be subject to the Canadian Loan Parties’ ability to provide such access rights to the Suffield Facility under applicable Laws and applicable Contractual Obligation.

(b)           Once during each Fiscal Year commencing with the Fiscal Year beginning March 31, 2012, at reasonable times during normal business hours and upon reasonable prior notice, permit commercial financial examiners appointed by the Administrative Agent to conduct a commercial finance examination of the businesses and assets of the Loan Parties and, in connection with such examination, to have full access to and the right to examine, audit, make abstracts and copies from, and inspect the Loan Parties’ records, files, books of account and all other documents, instruments and agreements to which a Loan Party is a party.  The Borrowers shall pay all reasonable costs and expenses of the Administrative Agent associated with any such examination once per calendar year; provided that the Administrative Agent shall provide the Borrowers with a reasonably detailed accounting of all such expenses; provided, further, that (i) in the event a Trigger Event Period exists for a period of twelve consecutive months, the Administrative Agent may conduct up to two (2) such appraisals and field examinations at the expense of the Borrowers and (ii) the Administrative Agent may conduct as many appraisals and field examinations at the expense of the Borrowers as it deems reasonable in its Permitted Discretion during the existence and continuance of an Event of Default.

6.11        Use of Proceeds.  Use the proceeds of Revolver Loans and other extensions of credit hereunder for Inventory Purposes, to fund Unreimbursed Amounts as provided under Section 2.03(c), for working capital, capital expenditures, Permitted Acquisitions, and Investments permitted hereunder, Restricted Payments permitted hereunder and for other lawful corporate, partnership or limited liability company purposes of Holdings and its Subsidiaries.

6.12        Additional Guarantors and Grantors.  (a)  Upon the formation (including as a result of a conversion from one corporate form to another) of any new or indirect Subsidiary (other than any Excluded Subsidiary or any CFC) or acquisition of any new direct or indirect Subsidiary (other than any Excluded Subsidiary or any CFC) by any Loan Party, promptly notify the Administrative Agent of such formation or acquisition and promptly thereafter (and in any event within 30 days after such formation or acquisition), at the Borrowers’ expense:

(i)            cause such Subsidiary to (A) (1)  if such Subsidiary is organized under the laws of any jurisdiction of the United States, become a party to the US Guaranty as “Guarantor” thereunder by executing and delivering to the Administrative Agent a supplement to the US Guaranty in the form specified therein, and (2) if such Subsidiary is organized under the laws of Canada or any province or territory thereof or any other jurisdiction, become a party to the Canadian Guarantee as a “Guarantor” thereunder by executing and delivering to the Administrative Agent a supplement to the Canadian Guarantee in the form specified therein, and (B) deliver to the Administrative Agent documents of the types referred to in clause (ii) of Section 4.01(a); and, if requested by the Administrative Agent, customary opinions of counsel to such Subsidiary, all in form, content and scope reasonably satisfactory to the Administrative Agent;

(ii)           (A) cause all of the Equity Interests in such Subsidiary to be pledged to the Administrative Agent to secure the Secured Obligations by executing and delivering to the Administrative Agent (1) if such Subsidiary is organized under the laws of any jurisdiction of the United States, a supplement to the US Pledge Agreement in the form specified therein, and (2) if such Subsidiary is organized under the laws of Canada or any province or territory thereof or any other jurisdiction, a supplement to the Canadian Security Agreement in the form specified therein, (B) pursuant to the applicable Pledge Agreement, deliver or cause the applicable Subsidiary to deliver to the Administrative Agent all certificates and stock powers (to the extent such Equity Interests are certificated) and other documents required by such Pledge Agreement with respect to all such Equity Interests, (C) take or cause the applicable Subsidiary to take such other actions as may be reasonably necessary to provide the Administrative Agent with a first priority perfected pledge of and security interest in such Equity Interests (ranking, subject to the terms of the Intercreditor Agreement, pari passu with a first priority perfected pledge of and security interest in such Equity Interests securing the Last-Out Obligations), and (D) if requested by the Administrative Agent, deliver or cause the applicable Subsidiary to deliver to the Administrative Agent documents of the types referred to in clause (ii) of Section 4.01(a) and customary opinions of counsel, all in form, content and scope, reasonably satisfactory to the Administrative Agent; provided that, notwithstanding anything to the contrary, under no circumstances shall any Loan Party be required to pledge more than 66% of the Equity Interests of any CFC;

(iii)          cause Holdings or such Subsidiary to (A) (1) if such Subsidiary is organized under the laws of any jurisdiction of the United States, become a party to the US Security Agreement as a “Grantor” thereunder by executing and delivering to the Administrative Agent a supplement to the US Security Agreement in the form specified therein, and (2) if such Subsidiary is organized under the laws of Canada or any province or territory thereof or any other jurisdiction, become a party to the Canadian Security Agreement as a “Grantor” or “Debtor” thereunder by executing and delivering to the Administrative Agent a supplement to the Canadian Security Agreement the forms specified therein, (B) take whatever action (including delivering proper financing statements in form appropriate for filing under the UCC or PPSA, as applicable) may be necessary in the opinion of the Administrative Agent to vest in the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the assets purported to be subject to the applicable Security Agreement (ranking, subject to the terms of the Intercreditor Agreement, pari passu with a first priority perfected security interest in such assets securing the Last-Out Obligations) and (C) if requested by the Administrative Agent, deliver to the Administrative Agent additional security and other agreements and customary opinions of counsel, all in form, content and scope reasonably satisfactory to the Administrative Agent.

Notwithstanding anything in this Section 6.12 to the contrary, the Administrative Agent may, in its Permitted Discretion, lengthen the foregoing time periods and otherwise modify (with the consent of the Borrowers) the foregoing requirements and may waive the foregoing requirements to the extent that the cost of obtaining a security interest in the foregoing Collateral is excessive (as reasonably determined by the Administrative Agent) in relation to the benefits to the Lenders.

6.13        Further Assurances.  Promptly upon reasonable request by the Administrative Agent, (a) correct any material defect or error in the execution, acknowledgment, filing or recordation of any Loan Document; and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (i) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (ii) assure, convey, grant, and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party is or is to be a party.

6.14        Environmental Matters; Environmental Reviews.  (a) Comply in all material respects with all Environmental Laws now or hereafter applicable to such Loan Party and its properties and assets, obtain all Permits and Authorizations necessary for its operations and maintain all such Permits and Authorizations in full force and effect (in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect), and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws.  Each Loan Party will promptly pay and discharge when due all material debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Environmental Laws unless, in each case, the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves required by GAAP are being maintained by the applicable Loan Party.

(b)           Promptly furnish to the Administrative Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Loan Party, or of which it has notice, pending or threatened against any Loan Party, by any Governmental Authority with respect to any alleged violation of or non compliance with any Environmental Laws or any Permits and Authorizations in connection with its ownership or use of its properties or the operation of its business that could be reasonably expected to result in a material liability.

(c)           Promptly furnish to the Administrative Agent all requests for information, notices of claim, demand letters, and other notifications, received by any Loan Party in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation, clean up of or exposure to Hazardous Material at any location that could be reasonably expected to result in a material liability.

6.15        Deposit Accounts, Securities Accounts and Commodities Accounts.

(a)           Except (i) as otherwise approved in writing by the Administrative Agent, (ii) Excluded Accounts and (iii) accounts that are otherwise subject to a first priority security interest (subject to the terms hereof) in favor of the Administrative Agent, for the benefit of the applicable Secured Parties, pursuant to an account control agreement in form and substance reasonably acceptable to the Administrative Agent (herein called an “Approved Account”), each Borrowing Base Party shall at all times maintain all of its deposit accounts, securities accounts and commodities accounts with one or more of the Administrative Agent, the L/C Issuers and the Lenders (all such accounts maintained by the Loan Parties with one or more of the Administrative Agent, the L/C Issuers and the Lenders being herein collectively called the “Lender Party Accounts” and, individually, a “Lender Party Account”).  On the Restatement Effective Date, the Borrowers shall deliver to the Administrative Agent a schedule of all Lender Party Accounts and any Approved Accounts in form and substance reasonably acceptable to the Administrative Agent, which schedule shall be revised promptly upon any change in Lender Party

Accounts and Approved Accounts in a manner sufficient to notify the Administrative Agent of all then-current Lender Party Accounts and Approved Accounts.

(b)           The Administrative Agent hereby appoints each of the Administrative Agent, the L/C Issuers and the Lenders to serve as its bailee to perfect the Administrative Agent’s and the Last-Out Agent’s Liens in any Collateral in the possession of such L/C Issuer or Lender.  Each of the Administrative Agent, the L/C Issuers and the Lenders possessing any Collateral agrees to so act as bailee for the Administrative Agent in accordance with the terms and provisions hereof and the Intercreditor Agreement.  In furtherance of the foregoing, each of the Administrative Agent, the L/C Issuers and the Lenders acknowledges that certain of the Loan Parties maintain Lender Party Accounts at one or more of the Administrative Agent, L/C Issuers and Lenders as disclosed pursuant to this Agreement.  ~~The~~Each L/C ~~Issuers~~Issuer and ~~the Lenders~~Lender agrees to hold each and every Lender Party Account maintained with it as bailee for the Administrative Agent and the Last-Out Agent to perfect the security ~~interest~~interests held therein for the benefit of the Secured Parties ~~therein~~(as defined in the Intercreditor Agreement).  Prior to the receipt by the Administrative Agent, L/C Issuer or Lender of notice from the Administrative Agent that it is exercising exclusive control over (or, in the case of any Lender Party Account maintained in Canada, enforcing its security interest in) any Lender Party Account (a “Notice of Exclusive Control”), the Loan Parties are entitled to make withdrawals from the Lender Party Accounts and make deposits into and give entitlement orders with respect to the Lender Party Accounts.  The Administrative Agent may provide such Notice of Exclusive Control only during a Trigger Event Period.  Once the Administrative Agent, L/C Issuer or Lender has a Notice of Exclusive Control, which such notice shall be given only during a Trigger Event Period, the Borrowers, the Administrative Agent, the L/C Issuers and the Lenders hereby agree that the Administrative Agent shall be the only party entitled to make withdrawals from or otherwise give any entitlement order or other direction with respect to the Lender Party Accounts or any funds or financial assets on deposit therein.  To the extent not already occurring, L/C Issuers and Lenders agrees to transfer, in immediately available funds by wire transfer to the Administrative Agent, the amount of the collected funds credited to the deposit accounts which are Lender Party Accounts held by such L/C Issuer or Lender, and deliver to the Administrative Agent all moneys or instruments relating to such Lender Party Accounts or held therein and any other Collateral at any time the Administrative Agent demands payment or delivery thereof after a Notice of Exclusive Control has been delivered to the Administrative Agent, L/C Issuer or Lender.  Each Loan Party agrees that the L/C Issuers and Lenders are authorized to immediately deliver all the Collateral to the Administrative Agent upon the Administrative Agent’s, L/C Issuer’s or Lender’s receipt of a Notice of Exclusive Control from the Administrative Agent.  After a Notice of Exclusive Control has been delivered to the Administrative Agent, L/C Issuer or Lender, such L/C Issuer or Lender shall not exercise any right of set-off or banker lien against any Lender Party Account; provided that the foregoing shall not be construed to prohibit the Administrative Agent, acting for the benefit of the Secured Parties (as defined in the Intercreditor Agreement), from exercising any right of set-off or banker lien against any Lender Party Account; provided further that each of the Administrative Agent, L/C Issuers and Lenders shall be entitled to charge, or set-off against a Lender Party Account and retain for its own account, any customary fees, costs, charges and expenses owed to it in connection with the opening, operating and maintaining such Lender Party Account and for the amount of any item credited to such Lender Party Account that is subsequently returned for any reason.

6.16        Risk Management Review.  In the Administrative Agent’s discretion, once during each Fiscal Year commencing with the Fiscal Year beginning April 1, 2012, permit third party risk management professionals appointed by the Administrative Agent to conduct a risk management review of the businesses and assets of the Loan Parties and, in connection with such examination, to have full access to and the right to examine, audit, make abstracts and copies from, and inspect the Loan Parties’ records, files, books of account and all other documents, instruments and agreements to which a Loan Party is a party (subject to the execution and delivery by such third party risk management professionals of an appropriate confidentiality undertaking).  The Borrowers shall pay all reasonable costs and expenses of the Administrative Agent associated with any such review.  The Administrative Agent shall furnish any written report of the results of any such review to the Lenders and to Holdings.

ARTICLE VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Revolver Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit and not Cash Collateralized shall remain outstanding, in each case, other than indemnification and other contingent obligations not yet due and owing, neither Holdings nor the Borrowers shall, and neither Holdings nor the Borrowers shall permit any of their respective Subsidiaries to:

7.01        Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)           Liens pursuant to any Loan Document;

(b)           Liens existing on the Restatement Effective Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the amount of Indebtedness, if any, secured or benefited thereby is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (ii) the direct or any contingent obligor or obligors with respect thereto are not changed, and (iii) any renewal or extension of the Indebtedness secured or benefited thereby is permitted by Section 7.03(b);

(c)           Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)           carriers’, warehousemens’, mechanics’, contractors’, materialmens’, builders’, repairmens’, possessors’, shippers’, operators’ or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)           pledges or deposits (or Liens on segregated deposits established for such purpose) in the ordinary course of business in connection with workers’ compensation, unemployment insurance, other social security or social insurance legislation and other similar obligations other than any Lien imposed by ERISA;

(f)            deposits (or Liens on segregated deposits established for such purpose) to secure the performance of bids, tenders, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

(g)           easements, encroachments, covenants running with the land, rights-of-way, servitudes, zoning restrictions and other similar encumbrances affecting real property incurred in the ordinary course of business which, with respect to all of the foregoing, do not secure the payment of Indebtedness of any Loan Party, which could not reasonably be expected to have a Material Adverse Effect;

(h)           Liens securing judgments and attachments in connection with court proceedings not constituting an Event of Default under Section 8.01(h);

(i)            Liens in the nature of a right of distraint or a power of distress contained in any and all agreements pertaining to the ownership and operations of any Natural Gas Storage Facility (including without limitation any natural gas storage leases, licenses and/or unit agreements) and associated property and assets, including without limitation any operating leases of any Canadian Subsidiary that constitute Liens under the Laws of Canada;

(j)            (i) Liens securing Indebtedness permitted under Sections 7.03(d); provided that (A) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (B) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition and (C) such Liens shall be created contemporaneously with, or within 45 days after, the acquisition of the property financed by such Indebtedness, (ii) Liens securing Indebtedness incurred pursuant to Section 7.03(l), and (iii) Liens in the form of a Letter of Credit securing Indebtedness incurred pursuant to Section 7.03(n);

(k)           (i) Liens under or with respect to accounts with brokers or counterparties with respect to Swap Contracts consisting of cash, commodities or futures contracts, options, securities, instruments, and other like assets securing only Swap Contracts permitted under Section 7.03(c), and (ii) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(l)            rights reserved to or vested in any Governmental Authority by the terms of any right, power, agreement, transfer, franchise, grant, lease, license or permit, or by any provision of Law, to revoke or terminate any such right, power, agreement, transfer, franchise, grant, lease, license or permit or to condemn or acquire by eminent domain, expropriation or similar process or to require annual or other periodic payments as a condition of the continuance thereof;

(m)          rights reserved to or vested in any Governmental Authority by the terms of any right, power, agreement, transfer, franchise, grant, lease, license or permit, or by any provision of Law, in any manner, control or regulate any of the properties of Holdings or any Subsidiary or the use thereof or the rights and interests of Holdings or any Subsidiary therein, in any manner under the terms of any right, power, agreement, transfer, franchise, grant, lease, license or permit, or by any provision of Law;

(n)           rights reserved to the grantors, lessors or licensors of any properties or interests therein of Holdings or any Subsidiary, and the restrictions, conditions, restrictive covenants and limitations in respect thereof, pursuant to the terms, conditions and provisions of any permits, licenses, leases (including any natural gas storage leases and/or unit agreements), transfers or assignments, operating agreements, access agreements, rights-of-way agreements, contracts or other agreements associated therewith;

(o)           with respect to any leasehold interest in real property, liens, judgments or other encumbrances on the fee or other superior title interest to which such leasehold interest is subject;

(p)           any restriction imposed by applicable Law or under the access agreements in respect of a Natural Gas Storage Facility, including without limitation the Suffield Facility on the ability of the Canadian Borrowers or any other Person to access a Natural Gas Storage Facility, including without limitation the Suffield Facility; provided that any such restriction could not reasonably be expected to have a Material Adverse Effect;

(q)           Liens on assets existing at the time such assets are acquired pursuant to a Permitted Acquisition or other Investment permitted by Section 7.02, provided that such Liens were not created or assumed in contemplation of such Permitted Acquisition, and any renewals or extensions thereof, provided that (i) any such renewal or extension Lien shall extend solely to the assets so acquired, (ii) the principal amount of Indebtedness secured or benefited thereby, if any, is not increased and (iii) the direct or any contingent obligor with respect thereto is not changed;

(r)            Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods in the ordinary course of business;

(s)            Liens on Equity Interests in Project Subsidiaries securing Indebtedness incurred by such Project Subsidiaries;

(t)            Liens upon specific items of inventory or other goods and proceeds arising in the ordinary course of business securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(u)           Liens securing Indebtedness permitted by Section 7.03(u);

(v)           Liens on cash or cash equivalents used to defease or to satisfy or discharge Indebtedness and any interest, penalties or fees relating to such Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited hereunder;

(w)          ~~Liens securing Indebtedness or other obligations in an amount not to exceed 2.5% of the Consolidated Tangible Assets of Holdings as of the date of the financial statements most recently delivered under Section 6.01 (it being understood that the assets of any Loan Party subject to Liens pursuant to this Section 7.01(w) shall not be included in the Borrowing Base);~~ [Intentionally Omitted];

(x)           customary non-assignment provisions in hydrocarbon purchase and sale, storage or exchange agreements or similar operational agreements or licenses, sublicenses, leases or subleases, in each case entered into in the ordinary course of business and consistent with past practices; ~~and~~

(y)           Liens securing obligations to a public utility, municipality or Governmental Authority with respect to operations conducted in respect of any assets; and

(z)           Liens on the Collateral securing the Last-Out Obligations, subject to the terms of the Intercreditor Agreement;

provided that (i) none of the foregoing exceptions shall permit any Loan Party to create, incur, assume or suffer to exist any Lien on any Accounts, inventory, cash or investment securities which constitute Collateral, unless such Lien has been accounted for in the most recently calculated Borrowing Base, except (A) Liens permitted under clauses (a), (c), (e), and (f), (B) Permitted Natural Gas Liens, (C) Liens permitted under clause (k) above in connection with any Hedge Positions in Brokers Accounts to secure Swap Contracts permitted under Section 7.03(c) with the broker that is the holder of such Hedge Positions in Brokers Accounts and (D) statutory liens and liens arising under customary Natural Gas transportation agreements in favor of transporters and carriers of Natural Gas permitted under clause (d) above; and (ii) other than as permitted in Section 7.01(s), none of the foregoing exceptions shall permit any Loan Party to create, incur, assume or suffer to exist any Lien on property, assets or revenues of a Loan Party to secure obligations or liabilities of any Project Subsidiary.

7.02                        Investments.  Make or hold any Investments, except:

(a)                                 Investments by Holdings or any Subsidiary in the form of Cash Equivalents;

(b)                                 (i) Investments by Holdings and its Subsidiaries in any Loan Party and (ii) Investments by any Subsidiary of Holdings that is not a Loan Party in any other Subsidiary of Holdings that is not a Loan Party;

(c)                                  Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(d)                                 Guarantees permitted by Section 7.03;

(e)                                  Investments existing on the Restatement Effective Date and set forth on Schedule 7.02;

(f)                                   Permitted Acquisitions;

(g)                                  Investments in Swap Contracts permitted by Section 7.04;

(h)                                 Hedge Positions in Brokers Accounts;

(i)                                     advances to officers, directors and employees of any Loan Party made in the ordinary course of business for business-related expenses in an aggregate outstanding amount for all Loan Parties not to exceed $1,000,000 at any time;

(j)                                    Investments resulting from the forgiveness or conversion to equity of any Indebtedness permitted by Section 7.03;

(k)                                 (i) Investments by Holdings or any of its Subsidiaries that are Loan Parties in any of its Subsidiaries that are not Loan Parties or (ii) Investments by Holdings or any of its Subsidiaries in any joint venture or Project Subsidiary; provided that the aggregate amount of such Investments does not exceed at any time an amount equal to the greater of (1) $40 million and (2) 2.5% of the Consolidated Tangible Assets of Holdings as of the date of the financial statements then most recently delivered under Section 6.01, in each case, plus the Available Amount; provided that, immediately after making such Investment, Total Revolver Exposure shall not exceed 85% of Total Revolver Maximum Available Amount;

(l)                                     loans to employees, officers or directors of Holdings or any of its Subsidiaries in connection with management incentive plans; provided that such loans represent cashless transactions pursuant to which such employees, officers or directors directly invest the proceeds of such loans in the Equity Interests of Holdings;

(m)                             Investments of any Person in existence at the time such Person becomes a Subsidiary; provided that such Investment was not made in connection with or in anticipation of such Person becoming a Subsidiary;

(n)                                 ~~[Intentionally Omitted];~~Investments in connection with the Transactions;

(o)                                 Investments in newly formed Subsidiaries, if the requirements of Section 6.12 (if applicable) are complied with;

(p)                                 (i) Investments arising directly out of the receipt of non-cash consideration for any Disposition of assets permitted under Section 7.06 and (ii) Investments resulting from pledges and deposits permitted by Section 7.01;

(q)                                 any Investment in any Subsidiary that is not a Loan Party to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution from such Subsidiary;

(r)                                    provided that Holdings or any of its Subsidiaries would be permitted to make a Restricted Payment under Section 7.07, Investments constituting loans or advances in an amount not to exceed the amount of such Restricted Payment permitted pursuant to Section 7.07; and

(s)                                   Investments not otherwise permitted under clauses (a) through (r) of this Section 7.02 in an aggregate outstanding amount not to exceed at any time an amount equal to the greater of $40 million and (ii) 2.5% of the Consolidated Tangible Assets of Holdings as of the date of the financial statements then most recently delivered under Section 6.01, in each case, plus the Available Amount; provided that, immediately after making such Investment, Total Revolver Exposure shall not exceed 85% of Total Revolver Maximum Available Amount.

7.03                        Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness; provided, however, that Holdings, the Borrowers and their respective Subsidiaries may create, incur, assume or suffer to exist (if such Indebtedness was permitted to be incurred at the time so incurred) any Indebtedness, if, at the time such Indebtedness is created, incurred or assumed, the Fixed Charge Coverage Ratio is at least 2.0 to 1.0 on a pro forma basis as at the end of the trailing four Fiscal Quarters most recently ended, as if such Indebtedness had been incurred at the beginning of such period; provided, further, that Holdings, the Borrowers and their respective Subsidiaries may create, incur, assume or suffer to exist the following Indebtedness:

(a)                                 Indebtedness under the Loan Documents;

(b)                                 Indebtedness outstanding on the Restatement Effective Date and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and (ii) the terms of such refinancing, refunding, renewal or extension are no less favorable to such Loan Party, the Administrative Agent or the Lenders than the original Indebtedness;

(c)                                  obligations (contingent or otherwise) existing or arising under any Swap Contract to the extent that such Swap Contract is not prohibited by the Risk Management Policy at the time such Swap Contract is in effect;

(d)                                 Indebtedness in respect of Capital Lease Obligations, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the requirements set forth in

Section 7.01(j); provided that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $15,000,000 and Guarantees in respect of any such Indebtedness;

(e)                                  (i) Indebtedness of any Loan Party owing to Holdings or any of its Subsidiaries and (ii) Guarantees by Holdings or any of its Subsidiaries of any Indebtedness of any Loan Party;

(f)                                   to the extent constituting Indebtedness, obligations with respect to surety, performance and appeal bonds obtained in the ordinary course of business;

(g)                                  [Intentionally Omitted];

(h)                                 Indebtedness in respect of the Senior Notes and any Guarantees with respect thereto plus any accrued pay-in-kind interest, capitalized interest, accrued interest, fees, discounts, premiums and expenses, in each case, in respect thereof and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(i)                                     Indebtedness of any Subsidiary of Holdings that is not a Loan Party owing to Holdings or any Subsidiary of Holdings that is a Loan Party to the extent otherwise permitted under Section 7.02 and Guarantees by any Loan Party of Indebtedness of any Subsidiary of Holdings that is not a Loan Party to the extent such Guarantee would be permitted by Section 7.02(k);

(j)                                    Indebtedness in respect of netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business;

(k)                                 Indebtedness (i) in the form of earn-outs, indemnification, incentive, non-compete, consulting or other similar arrangements and other contingent obligations in respect of acquisitions or Investments consummated prior to the Restatement Effective Date or otherwise permitted by Section 7.02 (both before or after any liability associated therewith becomes fixed) and, in each case, any Guarantees with respect thereto and (ii) arising from agreements providing for indemnification related to sales of goods or adjustment of purchase price or similar obligations in any case incurred in connection with the acquisition or Disposition of any business, assets or Subsidiary and any Guarantees with respect thereto;

(l)                                     Indebtedness of Subsidiaries that are not Loan Parties in respect of lines of credit, letters of credit, bank guarantees, factoring arrangements, sale/leaseback transactions and similar extensions of credit in the ordinary course of business, in an aggregate principal amount at any one time outstanding not to exceed an amount equal to $10,000,000;

(m)                             Indebtedness in respect of workers’ compensation claims, bank guarantees, warehouse receipts or similar facilities, property casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations, performance, bid and surety bonds and completion guaranties, in each case in the ordinary course of business;

(n)                                 Indebtedness to the extent supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(o)                                 Indebtedness issued in lieu of cash payments of Restricted Payments permitted by Section 7.07;

(p)                                 Indebtedness in respect of trade letters of credit issued in the ordinary course of business;

(q)                                 unsecured Guarantees made in the ordinary course of business; provided that such Guarantees are not of Indebtedness for borrowed money;

(r)                                    Indebtedness representing deferred compensation to employees incurred in the ordinary course of business or other similar arrangements incurred in connection with the Transactions;

(s)                                   Subordinated Debt (other than Indebtedness described in clause (t) below) and any Guarantees with respect thereto, so long as the Fixed Charge Coverage Ratio is at least 2.0 to 1.0 on a pro forma basis as at the end of the trailing four Fiscal Quarters most recently ended, as if such Indebtedness had been incurred at the beginning of such period;

(t)                                    ~~[Intentionally Omitted];~~Indebtedness permitted to be incurred under the Last-Out Credit Agreement in a maximum principal amount not to exceed $50,000,000; and

(u)                                 Fixed Asset Financing; provided that (i) as of the date of incurrence of such Indebtedness and after giving effect thereto, no Default shall exist or have occurred and be continuing, (ii) after giving pro forma effect to the incurrence of such Indebtedness, the Fixed Charge Coverage Ratio as at the end of the trailing four Fiscal Quarter period most recently ended shall be equal to at least 2.0 to 1.0 and (iii) at the time of such Indebtedness, the Borrower shall have granted a second priority Lien on all Collateral securing such Fixed Asset Financing in accordance with intercreditor arrangements satisfactory to the Administrative Agent~~; and~~.

~~(v)                                 Indebtedness in an aggregate principal amount at any time outstanding, not to exceed the greater of (i) $50,000,000 and (ii) 4% of the Consolidated Tangible Assets of Holdings.~~

7.04                        Swap Contracts.  Be a party to or in any manner be liable on any Swap Contract, except those entered into in accordance with the Risk Management Policy.

7.05                        Fundamental Changes.  Merge, amalgamate or consolidate with or into another Person, dissolve, liquidate or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default would result therefrom:

(a)                                 any Subsidiary of Holdings (other than a Borrower) may merge, consolidate or amalgamate with (i) a Borrower, provided that such Borrower shall be a continuing or surviving Person, or (ii) any one or more other Wholly Owned Subsidiaries of Holdings or any Project Subsidiary; provided that when any Guarantor is merging, consolidating or amalgamating with any Wholly Owned Subsidiary of a Borrower that is not a Guarantor or with a Project Subsidiary, such Guarantor shall be a continuing or surviving Person;

(b)                                 any Subsidiary that is not a Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding-up or otherwise) to any other Subsidiary that is not a Loan Party;

(c)                                  any Subsidiary of Holdings may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding-up or otherwise) to a Loan Party;

(d)                                 Holdings and any Subsidiary may engage in Permitted Acquisitions;

(e)                                  Dispositions permitted by Section 7.06 and any merger, dissolution, liquidation, consolidation, investment or Disposition, the purpose of which is to effect a Disposition permitted by this Section 7.05; ~~and~~

(f)                                   any Investment expressly permitted by Section 7.02 may be structured as a merger, consolidation or amalgamation; and

(g)                                  Holdings, the Borrowers and their Subsidiaries may consummate the Transactions.

7.06                        Dispositions.  Make any Disposition, except:

(a)                                 Dispositions of obsolete or worn out equipment, whether now owned or hereafter acquired, in the ordinary course of business;

(b)                                 Dispositions of inventory and Cash Equivalents in the ordinary course of business;

(c)                                  Dispositions of equipment or real property or other property not constituting Collateral for fair market value unless the Disposition could reasonably be expected to have a Material Adverse Effect on the fair market value of the Collateral on the date of such Disposition;

(d)                                 Dispositions of property by any Subsidiary of Holdings to Holdings or to a Wholly Owned Subsidiary of Holdings; provided that if a Subsidiary of Holdings that is a Guarantor is Disposing of property, the transferee thereof must be Holdings, a Borrower or another Guarantor;

(e)                                  Dispositions permitted by Section 7.02, 7.05 and 7.07;

(f)                                   Dispositions of Cushion Gas for fair market value or in connection with any sale-leaseback transactions otherwise permitted by Section 7.03;

(g)                                  the Disposition of any Excluded Subsidiary or any Project Subsidiary;

(h)                                 the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

(i)                                     transfers of condemned Property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such Property as part of an insurance settlement; and

(j)                                    the Disposition of other assets for fair market value (with the cash or Cash Equivalent component thereof not being less than 75% of the aggregate consideration) not to exceed in any fiscal year an amount equal to 7.5% of the Consolidated Tangible Assets of Holdings as of the date of the financial statements then most recently delivered pursuant to Section 6.01(a);

provided that, promptly after any Non-Ordinary Course Asset Disposition, the applicable Borrower shall deliver to the Administrative Agent a Non-Ordinary Course Borrowing Base Certificate as of the date of consummation of such Non-Ordinary Course Asset Disposition and, if required, shall comply with

Section 2.05 and as of the date of any such Disposition and after giving effect thereto, no Event of Default shall exist and be continuing.

7.07                        Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)                                 (i) each Subsidiary of Holdings may make Restricted Payments to Holdings, any Subsidiary of Holdings that is a Loan Party and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made and (ii) each Subsidiary of Holdings that is not a Loan Party may make Restricted Payments to any other Subsidiary of Holdings that is not a Loan Party and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)                                 Holdings and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)                                  for so long as Holdings is a “pass through” entity for U.S. federal income tax purposes, Holdings may make quarterly distributions to its partners based upon the estimated taxable income of Holdings for such quarter in an amount equal to (i) the Applicable Tax Rate (as defined below) times (ii) estimated taxable income of Holdings for such quarter, as reasonably determined in good faith by Holdings’ accountants.  Distributions for the final quarter of any year shall be based on the estimated taxable income of Holdings for the entire taxable year and shall take into account the prior quarterly distributions by Holdings for such year.  To the extent that the actual taxable income of Holdings for any Fiscal Year exceeds the sum of the foregoing quarterly estimates, then Holdings shall be entitled to make an additional distribution to its partners in an amount equal to such excess multiplied by the Applicable Tax Rate.  To the extent that the actual taxable income of Holdings for any Fiscal Year is less than the sum of the foregoing quarterly estimates, then Holdings shall deduct an amount equal to such difference multiplied by the Applicable Tax Rate from the amounts it is otherwise entitled to distribute to its partners in future quarters;

(d)                                 Holdings may pay the Riverstone Monitoring Fee so long as no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment and so long as no Default or Event of Default would exist after giving pro forma effect thereto;

(e)                                  Holdings may purchase from employees, former employees, directors, consultants or former directors (or permitted transferees thereof) Equity Interests in Holdings issued under such Holdings’ incentive plans; provided that the aggregate purchase price for all such purchases by Holdings during any Fiscal Year shall not exceed $5,000,000 (with unused amounts being available to be used in the following calendar year, but not in any succeeding calendar year) plus the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Distributions pursuant to this clause;

(f)                                   Holdings and each Subsidiary may make noncash repurchases of Equity Interests deemed to occur upon exercise of stock options or similar equity incentive awards if such Equity Interests represent a portion of the exercise price of such options or similar equity incentive awards;

(g)                                  ~~[Intentionally Omitted];~~Restricted Payments made to consummate the Transactions;

(h)                                 Holdings and each Subsidiary may make Restricted Payments in an aggregate principal amount not to exceed $10,000,000 to allow Holdings to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such Person;

(i)                                     Holdings and each Subsidiary may make Restricted Payments by Holdings in an amount not to exceed the MLP Distribution Amount so long as no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment and so long as no Event of Default would exist after giving pro forma effect thereto;

(j)                                    the payment of any dividend or distribution or consummation of any irrevocable redemption with sixty (60) days after the date of its declaration or giving the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions hereof, so long as, at the time of such declaration or giving of such redemption notice, no Default or Event of Default has occurred and is continuing and, at the time of such declaration or giving of such redemption notice, no Default or Event of Default would exist after giving pro forma effect thereto; and

(k)                                 to the extent constituting Restricted Payments, Holdings and its Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 7.02, 7.04, 7.05 and 7.06.

For purposes of the foregoing, “Applicable Tax Rate” means, with respect to any period, the highest combined federal, state and local individual income tax rate for an individual resident of New York, New York in effect for such period, giving effect to the deductibility, if any and to the extent applicable, of state and local taxes for U.S. federal income tax purposes.

7.08                        Change in Nature of Business.  Engage in any material line of business that is not a Permitted Business.

7.09                        Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than transactions on terms substantially as favorable to such Loan Party or its Subsidiaries as would be obtainable by such Loan Party or its Subsidiaries at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that this Section 7.09 shall not apply to (a) transactions among Holdings and any of its Subsidiaries and among its Subsidiaries; (b) the payment of reasonable compensation, fees and expenses to, and indemnity provided on behalf of, directors and officers of any Loan Party or its Subsidiaries; (c) Restricted Payments permitted by Section 7.07; (d) a management agreement between Holdings and certain of its Subsidiaries providing for sharing of certain personnel; (e) payments by Holdings to Riverstone of the Riverstone Monitoring Fee; (f) [Intentionally Omitted]; (g) any issuance of Equity Interests (other than Disqualified Stock) of Holdings to Affiliates of Holdings; (h) any transaction with an Affiliate that is expressly permitted by the terms of this Agreement to be entered into by Holdings or such Subsidiary with an Affiliate; ~~[Intentionally Omitted]~~(i) the Transactions and the payment of Transaction Costs; (j) any transaction with any Person that is an Affiliate of Holdings only by reason of such Person and Holdings having common directors; and (k) transactions relating to the purchase or sale of hydrocarbons, the lease of storage capacity or the transportation of hydrocarbons, in each case with investors in Holdings or its Affiliates entered into in the ordinary course of business consistent with past practice.

7.10                        Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document or the Senior Notes Documents) that (a) limits the ability (i) of any Subsidiary (other than any Excluded Subsidiary) to make Restricted Payments to any Borrower or any Guarantor or invest in any Borrower or any Guarantor, or to repay loans and other indebtedness owing by it to any Borrower or any Guarantor, (ii) of any Subsidiary (other than any Excluded Subsidiary) to transfer property to any Borrower or any Guarantor, (iii) of any Subsidiary (other than any Excluded Subsidiary) to Guarantee the Secured Obligations of any Borrower or (iv) of any Loan Party to create, incur, assume or suffer to exist Liens in favor of the Secured Parties on property of such Loan Party, provided that the foregoing shall not prohibit (1) customary provisions contained in any agreement to which a Loan Party is party that restrict or prohibit such Loan Party from transferring or assigning such agreement to an affiliate of such Loan Party, (2) any negative pledge (and related restriction on sale or transfer) incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03 solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness, (3) customary restrictions and conditions contained in any agreement relating to the sale of a Subsidiary, or any or all of its assets, pending such sale, so long as such restrictions and conditions are not applicable to any Person (or its property or assets) other than the applicable Subsidiary and its assets, (4) any restriction existing in any agreement or instrument (including any lease, right of way, access right, easement or other agreement) in effect on the Restatement Effective Date and set forth on Schedule 7.10, (5) agreements related to secured Indebtedness permitted hereunder, if such restrictions apply only to the collateral for such Indebtedness, (6) customary provisions in leases and other contracts restricting assignment thereof; Contractual Obligations incurred in the ordinary course of business and on customary terms which limit Liens on the assets subject of the applicable Contractual Obligation; (7) any agreement in effect at the time any Person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary and (8) restrictions imposed by any Subordinated Debt that are consistent with the definition thereof; (9) any agreement regarding Indebtedness of any Subsidiary that is not a Guarantor to the extent permitted by Section 7.03; ~~and~~ (10) customary restrictions and conditions contained in any agreement relating to any Disposition of property; and (11) restrictions contained in the Last-Out Credit Agreement.

7.11                        Prepayments, Etc. of Subordinated Debt.  Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Debt, except (a) the payment of any obligations in respect of any Subordinated Debt in accordance with the terms of the subordination agreement applicable thereto, or, in the case of the payment of any Last-Out Obligations, in accordance with the terms of the Intercreditor Agreement; it being understood that voluntary prepayments of Last-Out Loans shall not be permitted, (b) any prepayment, redemption, purchase or defeasance of any Subordinated Debt permitted under Section 7.03 in connection with any refinancing or replacement thereof, (c) any prepayment of any Subordinated Debt permitted under Section 7.03 required as a result of any sale, lease, transfer or other disposition of any property securing such Subordinated Debt to the extent that such security is permitted under this Agreement, (d) any prepayment, redemption, purchase or defeasance of any Subordinated Debt permitted under Section 7.03 to the extent financed with the proceeds of other Subordinated Debt permitted to be incurred under Section 7.03, and (e) the prepayment, redemption, purchase or defeasance of Subordinated Debt permitted under Section 7.03 made with the Available Amount.

7.12                        Risk Management Compliance.

Enter into any transaction or permit to exist any Position that is in violation of the Risk Management Policy, except transactions or Positions entered into with a good faith belief that no such violation exists and where such violation is remedied as promptly as possible.

7.13                        Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.14                        [Intentionally Omitted].

7.15                        Subordinated Debt.  Amend or modify the terms (including subordination terms) of the documents evidencing or governing any Subordinated Debt permitted by Section 7.03(s) in a manner materially adverse to the Lenders without the prior written consent of the Administrative Agent, or violate any of the subordination terms of the documents evidencing or governing any Subordinated Debt permitted by Section 7.03(s).

7.16                        Fixed Charge Coverage Ratio.  If at any time the Total Revolver Exposure exceeds 85% of the Total Revolver Maximum Available Amount and until such time as the Total Revolver Exposure is less than 85% of the Total Revolver Maximum Available Amount for a period of at least thirty (30) consecutive days, the Fixed Charge Coverage Ratio for the most recent completed four Fiscal Quarter period measured at the end of each Fiscal Quarter during such period shall be not less than 1.10:1.0.

7.17                        Canadian Pension Plans.  Establish or maintain any Canadian Pension Plan in respect of any of their employees or former employees in Canada.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01                        Events of Default.  Any of the following shall constitute an Event of Default:

(a)                                 Non-Payment.  Holdings, any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)                                 Specific Covenants.

(i)             Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03, 6.05(a) or 6.11 or Article VII;

(ii)          Any Loan Party fails to perform or observe any term, covenant or agreement contained in Section 6.02(f), and such failure continues for 5 Business Days;

(iii)                               Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02 (other than Section 6.02(f) and (j)), or 6.10, and such failure continues for 15 days; or.

(c)                                  Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) the date on which a Responsible Officer of any Loan Party becomes aware of such failure and (ii) the date on which notice of such failure is given to any Loan Party by any Agent (which notice will be given at the request of any Lender); or

(d)                                 Representations and Warranties; Certifications; Statements of Fact.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Holdings, any Borrower or any other Loan Party herein in writing, in any other Loan Document, or in any certificate delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)                                  Cross-Default.  (i) Any Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness for borrowed money having an aggregate principal amount (including (x) the undrawn face amount of any outstanding letter of credit, surety bonds and other similar contingent obligations outstanding under any agreement relating to such Indebtedness, (y) undrawn committed or available amounts and (z) amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness for borrowed money or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity or (ii) an “Event of Default” within the meaning of the Last-Out Credit Agreement shall occur; or

(f)                                   Insolvency Proceedings, Etc.  Any Loan Party or any of its Subsidiaries (other than any Immaterial Subsidiary) institutes or consents to the institution of any Insolvency Proceeding, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, monitor or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, monitor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any Insolvency Proceeding relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)                                  Inability to Pay Debts; Attachment.  (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)                                 Judgments.  There is entered against any Loan Party (i) one or more final non-appealable judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)                                     ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan

Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)                                    Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)                                 Change of Control.  There occurs any Change of Control; or

(l)                                     Security Documents.  Any Security Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected Lien (subject to Liens permitted hereunder) on a material portion of the Collateral purported to be covered thereby, with the priority required by the applicable Security Document, or any Loan Party shall so assert in writing.

8.02                        Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)                                 declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;

(c)                                  require that the US Borrower or the Canadian Borrower, as applicable, Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof) and all outstanding BAs (in accordance with Section 2.20); and

(d)                                 exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents and applicable Law;

provided that, upon the occurrence of an Event of Default under Section 8.01(f), the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the US Borrower and the Canadian Borrower, as applicable, to Cash Collateralize the L/C Obligations and outstanding BAs as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03                        Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations and outstanding BAs have automatically been required to be Cash Collateralized as set forth in the proviso to

Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent as provided in Section 9.11.

ARTICLE IX.
AGENTS

9.01                        Appointment and Authority.

(a)                                 Each of the Lenders and L/C Issuers hereby irrevocably appoints Royal Bank of Canada to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents.  Each of the Lenders and L/C Issuers authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)                                 The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders and L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02                        Rights as a Lender.  Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as such Agent hereunder in its individual capacity.  Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not such Agent hereunder and without any duty to account therefor to the Lenders.

9.03                        Exculpatory Provisions.  The Agents and Arrangers shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing:

(a)                                 no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)                                  no Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and no Agent shall be liable for the failure to disclose, any information relating to any Borrower, any Loan Party or any of their Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a final and nonappealable order or judgment of a court of competent jurisdiction.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrowers, a Lender or the L/C Issuer.

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

9.04                        Reliance by Agents.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05                        Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by such Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities of such Agent.

9.06                        Resignation of Agents.  Any Agent may at any time, or upon the request of Holdings shall, give notice of its resignation to the Lenders, the L/C Issuers and the Borrowers effective upon appointment of a successor Agent.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor Agent from among the Lenders, which shall be a bank with an office in the United States, or an Affiliate of any such bank, which, in the case of a resignation of the Agent other than upon the request of Holdings, shall, unless an Event of Default under Section 8.01(a) or (f) shall have occurred and be continuing, be subject to the approval of the Borrowers.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, and the L/C Issuers (and the Borrowers (not to be unreasonably withheld or delayed), in the case of a resignation other than at the request of Holdings, unless an Event of Default under Section 8.01(a) or (f) shall have occurred and be continuing) appoint a successor Agent meeting the qualifications set forth above; provided that if the retiring Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each applicable Lender and each applicable L/C Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Any resignation by Royal Bank of Canada as the Administrative Agent pursuant to this Section shall also constitute its resignation as US L/C Issuer, US Swing Line Lender, Canadian L/C Issuer and Canadian Swing Line Lender.  Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the US Letters of Credit or Canadian Letters of Credit, as the case may be, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07                        Non-Reliance on Agents and Other Lenders.  Each of the Lenders and L/C Issuers acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each of the Lenders and L/C Issuers also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08                        No Other Duties, Etc.  Anything herein to the contrary notwithstanding, neither the Arrangers, the joint book managers, the Managing Agent nor the Co-Documentation Agents listed on the cover page hereof shall have any powers, duties, liabilities or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

9.09                        Administrative Agent May File Proofs of Claim.  In case of the pendency of any Insolvency Proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Agents and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Agents under Sections 2.09 and 10.04) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to such Agent and, in the event that such Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to such Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due such Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize any Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10                        Collateral and Guaranty Matters.  The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,

(i)                                     to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Aggregate Commitments and payment in full of all Secured Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized to the reasonable satisfaction of Administrative Agent), (B) that is Disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, (C) that is redeemed, transferred, terminated, wound-up, merged, amalgamated, set-off, or otherwise dealt with in connection with any corporate reorganization or other inter-corporate transactions among Loan Parties that are permitted hereunder or under any other Loan Document, (D) that is intended to secure any Fixed Asset Financing permitted hereunder or (E) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; ~~and~~

(ii)                                  to release any Guarantor from its obligations under the applicable Guaranty if such Person ceases to be a Subsidiary or becomes an Excluded Subsidiary as a result of a transaction permitted hereunder; and

(iii)       to execute and deliver the Intercreditor Agreement on behalf of each Secured Party.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the applicable Guaranty pursuant to this Section 9.10(a).

(b)                                 In connection with any release of any Lien or any Guarantor pursuant to this Section 9.10, the Administrative Agent shall execute and deliver all such documents and instruments as the applicable Loan Party shall reasonably request to evidence such release.

9.11                        Enforcement Actions and Application of Proceeds.

(a)                                 The Obligations shall be subject to acceleration as provided in Section 8.02.

(b)                                 If any Agent receives any payment or distribution of any kind (whether in cash, securities or other property) in respect of any Enforcement Action concerning the Collateral, such Agent shall apply such proceeds as follows:

(i)                                     first, to the repayment of all costs and expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Agents in connection with (A) the administration of the Security Documents, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (C) the exercise or enforcement of any of the rights of the Agents hereunder or under the Security Documents, or (D) the failure of any Loan Party to perform or observe any of the provisions of the Security Documents;

(ii)                                  second, to the payment or other satisfaction of any Liens, encumbrances, or adverse claims upon or against any of the Collateral that are prior to those of such Agent or which such Agent is otherwise required to pay under applicable Law;

(iii)                               third, to the reimbursement of any Agent for the amount of any obligations of any Loan Party that are prior to those of such Agent or which such Agent is otherwise required to pay under applicable law and are paid or discharged by such Agent (other than amounts for principal and interest under the US Revolver Loans and the Canadian Revolver Loans) pursuant to the provisions hereof or of the Security Documents, and of any related expenses of such Agent payable by any Loan Party hereunder or thereunder;

(iv)                              fourth, on a pro rata basis, to the satisfaction of (A) the US Revolver Obligations (and, in respect of amounts in respect of US Revolver Loans, US Swing Line Loans and US L/C Obligations, first to repay the US Revolver Loans, the US Swing Line Loans and the applicable Unreimbursed Amounts (ratably based upon the amount of such Obligations) and then to Cash Collateralize that portion of US L/C Obligations comprised of the undrawn amount of US Letters of Credit), and (B) the Canadian Revolver Obligations (and, in respect of amounts in respect of Canadian Revolver Advances, Canadian Swing Line Loans and Canadian L/C Obligations, first to repay the Canadian Revolver Loans, the Canadian Swing Line Loans and the applicable Unreimbursed Amounts (ratably based upon the amount of such Obligations) and then ratably to Cash Collateralize (x) that portion of Canadian L/C Obligations comprised of the undrawn amount of Canadian Letters of Credit and (y) BAs);

(v)                                 fifth, to the satisfaction of any other Obligations not included in clause (iv) above, which payment shall be made ratably to each Lender in accordance with its pro rata share of such Obligations;

(vi)                              sixth, to the satisfaction of the Secured Cash Management Obligations, on a pro rata basis;

(vii)                           seventh, to the payment of any other amounts required by applicable Law (including any provision of the UCC or the PPSA); and

(viii)                        eighth, by delivery to Borrowers or to whomever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit and BAs, as applicable, pursuant to clause (iv) above shall be applied to satisfy drawings under such Letters of Credit as they occur and to satisfy such BAs as they mature, as applicable.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired and all BAs have matured, such remaining amount shall be applied in the order set forth above.

9.12                        Field Audit and Examination Reports; Disclaimer by Lenders.  By signing this Agreement, each Lender:

(a)                                 is deemed to have requested that the Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or on behalf of the Administrative Agent;

(b)                                 expressly agrees and acknowledges that the Administrative Agent does not (i) make any representation or warranty as to the accuracy of any Report or (ii) shall not be liable for any information contained in any Report;

(c)                                  expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or other party performing any audit or examination will inspect only specific information regarding the relevant Loan Party and will rely significantly upon the relevant Loan Party’s books and records, as well as on representations of the relevant Loan Party’s personnel;

(d)                                 agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants or use any Report in any other manner (other than as may be permitted by Section 10.06(h)); and

(e)                                  without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower or the indemnifying Lender’s participation in or the indemnifying Lender’s purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including reasonable fees, charges and disbursements of counsel) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

ARTICLE X.
MISCELLANEOUS

10.01                 Amendments, Etc.  Subject to Section 2.15, no amendment or waiver of any provision of this Agreement or any other Loan Document (except as provided therein), and no consent to any departure by any Borrower or any other Loan Party therefrom (except as provided therein), shall be effective unless in writing and signed by the Required Lenders and such Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(a)                                 no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time:

(i)                                     release all or substantially all of the value of any Guaranty, except as a result of any release of a Guarantor that has ceased to be a Subsidiary of Holdings or any Borrower or has become an Excluded Subsidiary in a transaction permitted under this Agreement;

(ii)                                  release all or substantially all of the Collateral in any transaction or series of related transactions;

(iii)                               subordinate the Collateral Agent’s Lien on all or substantially all of the Collateral in any transaction or series of related transactions; or

(iv)                              change any provision of this Section and the definition of “Required Lenders” or “US Revolver Supermajority Lenders” or “Canadian Revolver Supermajority Lenders” or any provision of the Loan Documents which provides for the unanimous consent or approval of all the Lenders; ~~or~~

(v)                                 change Section 2.13 or 9.11 or any other provision of the Loan Documents that provides for the pro rata nature or relative priority of disbursements by or payment to Lenders (or in the case of the Intercreditor Agreement, payments to the Secured Parties (as defined in the Intercreditor Agreement) with the proceeds of Collateral (as defined in the Intercreditor Agreement)), in each case in a manner that would alter (A) the pro rata sharing of payments required thereby or (B) the relative priority of payments set forth therein; or

(b)                                 no amendment, waiver or consent shall increase the US Revolver Commitment or the Canadian Revolver Commitment of any Lender (or reinstate the commitment of any Lender terminated pursuant to Section 8.02), unless in writing and signed by such Lender;

(c)                                  no amendment, waiver or consent shall, unless in writing and signed by each of the US Revolver Lenders (without the necessity of the signatures of the Required Lenders):

(i)                                     reduce, forgive or waive the principal of, or interest on, the US Revolver Loans or any fees or other amounts payable hereunder to the US Revolver Lenders;

(ii)                                  postpone, waive or otherwise defer any date scheduled for any payment of principal of or interest on the US Revolver Loans or any fees or other amounts payable to the US Revolver Lenders;

(iii)                               change the order of application of any payment set forth in Section 9.11 in any manner that materially affects the US Revolver Lenders; or

(iv)                              change any provision of this clause (c) or the definition of “US Revolver Required Lenders” or any other provision of the Loan Documents which provides for the unanimous consent or approval of the US Revolver Lenders;

(d)                                 no amendment, waiver or consent shall, unless in writing and signed by each of the Canadian Revolver Lenders (without the necessity of the signatures of the Required Lenders):

(i)                                     reduce, forgive or waive the principal of, or interest on, the Canadian Revolver Loans or any fees or other amounts payable hereunder to Canadian Revolver Lenders;

(ii)                                  postpone, waive or otherwise defer any date scheduled for any payment of principal of or interest on the Canadian Revolver Loans or any fees or other amounts payable to the Canadian Revolver Lenders;

(iii)                               change the order of application of any payment set forth in Section 9.11 in any manner that materially affects the Canadian Revolver Lenders; or

(iv)                              change any provision of this clause (d) or the definition of “Canadian Revolver Required Lenders” or any other provision of the Loan Documents which provides for the unanimous consent or approval of the Canadian Revolver Lenders;

(e)                                  no amendment, waiver or consent shall, unless in writing and signed by each Lender directly and adversely affected thereby, postpone, waive or otherwise defer any reimbursement obligation in respect of any Letter of Credit;

(f)                                   ~~(e)~~ other than by operation of Section 2.22 or 2.23, no amendment, waiver or consent shall, unless in writing and signed by the US Revolver Supermajority Lenders change the definition of “US Revolver Maximum Available Amount” or “US Borrowing Base” or any component definition of any such terms if, as a result thereof, the amounts available to be borrowed by the Borrower would be increased, provided that the foregoing shall not limit the Permitted Discretion of the Administrative Agent to change, establish or eliminate any Reserves pursuant hereto; and

(g)                                  ~~(f)~~ other than by operation of Section 2.22 or 2.23, no amendment, waiver or consent shall, unless in writing and signed by the Canadian Revolver Supermajority Lenders change the definition of “Canadian Revolver Maximum Available Amount” or “Canadian Borrowing Base” or any component definition of any such terms if, as a result thereof, the amounts available to be borrowed by the Borrower would be increased, provided that the foregoing shall not limit the Permitted Discretion of the Administrative Agent to change, establish or eliminate any Reserves pursuant hereto;

provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Applicable Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolver Commitment of such Lender may not be increased or extended without the written consent of such Lender.

Notwithstanding anything to the contrary contained in Section 10.01, if within thirty (30) days following the Restatement Effective Date, the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

10.02                 Notices; Effectiveness; Electronic Communication.

(a)                                 Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to Holdings, any Borrower, any other Loan Party, any Agent, any L/C Issuer or any Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)                                  if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when successfully transmitted or receipt acknowledged by the recipient’s telecopier (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent or the Administrative Agent, as the case may be, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  Any Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, any Borrower, any other Loan Party, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s, any other Loan Party’s or any Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to Holdings, any Borrower, any other Loan Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)                                 Effectiveness of Facsimile Documents and Signatures.  Loan Documents may be transmitted and/or signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Agents, the L/C Issuers and the Lenders.  The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(e)                                  Change of Address, Etc.  Holdings, the Borrowers, the Agents, the L/C Issuers and the Swing Line Lenders may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Holdings, the Borrowers, the Agents, the L/C Issuers and the Swing Line Lenders.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that such Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(f)                                   Reliance by Agents, L/C Issuers and Lenders.  The Agents, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  Each Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower, except to the extent such losses, costs, expenses and liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such indemnified party.  All telephonic notices to and other telephonic communications with any Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

10.03                 No Waiver; Cumulative Remedies.  No failure by any Lender, any L/C Issuer or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04                 Expenses; Indemnity; Waivers.

(a)                                 Costs and Expenses.  The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Arrangers, Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of Paul Hastings LLP, Blake, Cassels & Graydon LLP) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by each L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for such Agent, such Lender or such L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 Indemnification by the Borrowers.  Each Borrower shall indemnify each Agent (and any sub-agent thereof), each Arranger, each Co-Documentation Agent, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, as a result of or in any other way associated with any litigation, proceeding or investigation in connection with (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, and the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Loan Party, or any Environmental Liability related in any way to any Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct or material breach in bad faith of such Indemnitee or (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)                                  Reimbursement by Lenders.  To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to any Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent) or any such Related Party thereof (but without affecting such Borrower’s payment obligations with respect thereto), and each Revolver Lender severally agrees to pay to such L/C Issuer or any such Related Party thereof, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against such Related Party acting for any Agent (or any such sub-agent) or any L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)                                  Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)                                   Waiver of Judgment Interest Act (Alberta).  To the extent permitted by Law, the provisions of the Judgment Interest Act (Alberta) shall not apply to the Canadian Revolver Loans, the Canadian Revolver Notes and the other Loan Documents, and are hereby expressly waived by each Borrower.

(g)                                  Deemed Reinvestment Not Applicable.  For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest shall not apply to any interest calculation under the Loan Documents, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

(h)                                 Survival.  The agreements in this Section shall survive the resignation of any Agent, any L/C Issuer and any Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Revolver Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05                 Payments Set Aside.  To the extent that any payment by or on behalf of any Borrower is made to any Agent, any L/C Issuer or any Lender, or any Agent, any L/C Issuer or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the applicable Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by such Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate (or, as to Canadian Dollar-denominated amounts, the Bank of Canada Rate) from time to time in effect.  The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06                 Successors and Assigns.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolver Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)             Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolver Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Revolver Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Revolver Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the US Revolver Facility or the Canadian Revolver Facility, unless each of the Administrative Agent and, so long as no Event of Default under Sections 8.01(a) or 8.01(f) has occurred and is continuing, the applicable Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)          Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Revolver Commitment assigned, except that this clause (ii) shall not (A) apply to the US Swing Line Lender’s rights and obligations in respect of US Swing Line Loans, or (B) apply to the Canadian Swing Line Lender’s rights and obligations in respect of Canadian Swing Line Loans. Notwithstanding anything in this Agreement to the contrary, no Lender shall be permitted to assign (x) all or any portion of its Canadian Revolver Commitment or outstanding Canadian Revolver Loans without assigning the same pro rata portion of its US Revolver Commitment or outstanding US Revolver Loans, or (y) all or any portion of its US Revolver Commitment or outstanding US Revolver Loans without assigning the same pro rata portion of its Canadian Revolver Commitment or outstanding Canadian Revolver Loans;

(iii)       Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                               the consent of the applicable Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Sections 8.01(a) or 8.01(f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to a proposed assignment unless they object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Revolver Commitment if such assignment is to a Person that is not a Lender with a Revolver Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C)                               the consent of the US L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more US Letters of Credit (whether or not then outstanding);

(D)                               the consent of the Canadian L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Canadian Letters of Credit (whether or not then outstanding);

(E)                                the consent of the US Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the US Revolver Facility; and

(F)                                 the consent of the Canadian Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Canadian Revolver Facility.

(iv)      Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500.00 for each assignment; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)         Assignments in Respect of the Canadian Revolver Facility.  Unless an Event of Default has occurred and is continuing at the time of such assignment, no assignment by a Canadian Revolver Lender of any of its rights and obligations in respect of the Canadian Revolver Facility shall be made to any Person that, immediately after giving effect to such assignment, would not deal at arms length (within the meaning of the Income Tax Act (Canada)) with any Person making a payment hereunder.

(vi)      No Assignment to Borrowers.  No such assignment shall be made to any Borrower or any of such Borrower’s Subsidiaries or Affiliates; provided that assignments may be made to Affiliates of the Permitted Investors (other than the Borrowers and their respective Subsidiaries) as long as (1) no Default or Event of Default has occurred or is continuing or would result therefrom; (2) no Revolver Loan or Revolver Commitment may be assigned to such Affiliates of the Permitted Investors pursuant to this Section if after giving effect to such assignment, such Affiliates of the Permitted Investors would own in the aggregate in excess of 10% of all Revolver Loans and Revolver Commitments then outstanding; ~~and (3~~(3) for purposes of voting any claim in respect of any Obligation on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Law, such Affiliate of the Permitted Investors agrees not to vote such claim on such plan (and if such Affiliate of the Permitted Investors does vote on such plan, that such vote will be deemed not to be in good faith and will be “designated” pursuant to applicable Debtor Relief Laws, and will not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with applicable Debtor Relief Laws) (it being understood that this Agreement shall in no way limit such Person’s right to vote any other claims or interests that they may hold) and (4) notwithstanding anything to the contrary in this Agreement, no such Affiliate shall have any right to (x) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Loan Parties are not invited, and (y) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among the Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to any Loan Party or its representatives or (z) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents.  Notwithstanding anything contained herein to the contrary, any debt fund Controlled by The Carlyle Group (other than any such debt fund directly or indirectly Controlled by Riverstone Holdings LLC) shall not be considered an Affiliate of the Borrower for purposes of this Section 10.06(b)(vi).

(vii)                           No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the US Borrower or the Canadian Borrower, as applicable, (at its expense) shall execute and deliver a Note to the assignee Lender with respect to the assigned interest and a replacement Note to the assigning Lender to the extent of the interest, if any, retained by such assigning Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

Notwithstanding anything in this Section 10.06(b)(vi) or the definition of “Required Lenders” or “Supermajority Lenders” to the contrary, for purposes of determining whether the Required Lenders or Supermajority Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Credit Document, all Revolver Loans held by any Affiliate of a Permitted Investor shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders or the Supermajority Lenders have taken any actions.

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of each Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolver Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  Upon receipt of an Assignment and Assumption executed and delivered in accordance with this Section 10.06, the Administrative Agent shall record such Assignment and Assumption in the Register.  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by each of the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender or L/C Issuer may at any time, without the consent of, or notice to, the Borrowers or the Agents, sell participations to any Person (other than a natural person or any Borrower or any of any Borrower’s Affiliates or Subsidiaries; provided that participations may be sold to Affiliates of the Permitted Investors (other than the Borrowers and their respective Subsidiaries)) (each, a “Participant”) in all or a portion of such Lender’s or L/C Issuer’s rights and/or obligations under this Agreement (including all or a portion of its Revolver Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s or L/C Issuer’s obligations under this Agreement shall remain unchanged, (ii) such Lender or L/C Issuer shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender or L/C Issuer in connection with such Lender’s or L/C Issuer’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender or L/C Issuer sells such a participation shall provide that such Lender or L/C Issuer shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender or L/C Issuer will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (a)(ii), (a)(iii), (c)(i), (c)(ii), (d)(i), (d)(ii), (e) or (f) in each case contained in the first proviso to Section 10.01, that affects such Participant.  Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender (including, for the avoidance of doubt with respect to Section 3.01 compliance with Section 3.01(e) as though such Participant was a Lender or L/C Issuer, as applicable) and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.07 as though it were a Lender or L/C Issuer, as applicable, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender or L/C Issuer, as applicable.  Each Lender or L/C Issuer that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender or L/C Issuer shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary

(e)                                  Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive as of the date of the sale with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with any Borrower’s prior written consent.

(f)                                   Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                                  Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)                                 Treatment of Certain Information; Confidentiality.  Each of the Agents, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, trustees, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any securitization, swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

For purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or any of its businesses, other than any such information that is available to any Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party, provided that, in the case of information received from any Loan Party after the Restatement Effective Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Agents, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning any Borrower or any Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including federal, state and provincial securities Laws.

10.07                 Right of Set-off.  If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender and such L/C Issuer to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender, such L/C

Issuer or any such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, each L/C Issuer or their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender and such L/C Issuer may have.  Each Lender, each L/C Issuer or their respective Affiliates agrees to notify the applicable Borrower and the Administrative Agent promptly after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.08                 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower.  In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.09                 Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

10.10                 Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.11                 Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.12                 Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or if any Lender has refused to consent to any waiver or amendment with respect to any Loan Document that requires such Lender’s consent and has been consented to by the Required Lenders, then the Borrowers may, in addition to their rights under Section 2.06(c), at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                                 the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)                                 such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)                                  in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)                                 such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling any Borrower to require such assignment and delegation cease to apply.

10.13                 Governing Law; Jurisdiction; Etc.

(a)                                 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 Submission to Jurisdiction.  Each Borrower and each other Loan Party irrevocably and unconditionally submits, for itself and its property, to the ~~nonexclusive~~exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that any Agent, any Lender or any L/C Issuer may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(c)                                  Waiver of Venue.  Each Borrower and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to the Loan Documents and irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Service of Process.  Each Borrower and each other Loan Party consents to process being served in any action or proceeding of the nature referred to in paragraph (b) of this Section by mailing a copy thereof by registered or certified mail to such Borrower or such other Loan Party at its address set forth in Section 10.02 or, in the case of each Canadian Loan Party, at its registered office; provided that the Canadian Borrower hereby irrevocably appoints the U.S. Borrower its authorized agent to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding of the nature referred to in paragraph (b) of this Section.  Each Borrower and each other Loan Party agrees that such service of process (i) shall be deemed in every respect effective and binding service of process upon such Borrower or such other Loan Party, as the case may be, in any such action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such Borrower or such other Loan Party, as the case may be.  Nothing herein shall affect the right of any Agent, any L/C Issuer or any Lender to serve process in any other manner permitted by law or shall limit the right of the Agents, the L/C Issuers and the Lenders to bring proceedings against any Borrower or any other Loan Party in the courts of any other jurisdiction.

(e)                                  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.14                 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby, each Borrower acknowledges and agrees, and acknowledge their respective Affiliates’ understanding, that:  (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrowers and their respective Affiliates, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, and each Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Agents, the Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Agents, the Arrangers nor the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrowers with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent, any Arranger or any Lender has advised or is currently advising any Borrower or any of its Affiliates on other matters) and neither the Agents, the Arrangers nor the Lenders has any obligation to any Borrower or any of its

Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Agents, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Agents, the Arrangers nor the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agents, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty.

10.15                 USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act.

10.16                 Effect of Amendment and Restatement; Affirmation of Existing Loan Documents.  Upon the effectiveness of this Agreement pursuant to Section 4.01, from and after the Restatement Effective Date:  (a) the terms and conditions of the Existing Credit Agreement shall be amended as set forth herein and, as so amended, shall be restated in their entirety, but only with respect to the rights, duties and obligations among the Loan Parties, the Lenders and the Administrative Agent accruing from and after the Restatement Effective Date; (b) this Agreement shall not in any way release or impair the rights, duties, Obligations (as defined in the Existing Credit Agreement) or Liens (as defined in the Existing Credit Agreement) created pursuant to the Existing Credit Agreement or any other Loan Document (as defined therein) or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Restatement Effective Date and except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties, Obligations and Liens are assumed, ratified and affirmed by each of the Loan Parties; (c) all indemnification obligations of the Loan Parties under the Existing Credit Agreement and any other Loan Documents (as defined therein) shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of the Lenders, the Administrative Agent, and any other Person indemnified under the Existing Credit Agreement or any other Loan Document (as defined therein) at any time prior to the Restatement Effective Date; (d) the Obligations incurred under the Existing Credit Agreement shall, to the extent outstanding on the Restatement Effective Date, continue outstanding under this Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not constitute a refinancing, substitution or novation of such Obligations or any of the other rights, duties and obligations of the parties hereunder, and the terms “Obligations” and “Secured Obligations” as such terms are used in the Loan Documents shall include the Obligations as amended and restated under this Agreement; (e) all Loans outstanding as at the Restatement Effective Date and all US Letters of Credit and Canadian Letters of Credit issued and outstanding as at the Restatement Effective Date shall continue as outstanding and/or issued under this Agreement; (f) all interest and fees which have accrued prior to the Restatement Effective Date shall be payable at the rates or in the amounts set forth in the Existing Credit Agreement and all interest and fees which accrue on or after the Restatement Effective Date shall be payable at the rates or in the amounts set forth in this Agreement; (g) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent (as defined therein) under the Existing Credit Agreement, nor constitute a waiver of any covenant, agreement, default or obligation under the Existing Credit Agreement, except to the extent that any such covenant, agreement, default or obligation is no longer set forth herein or is modified hereby; (h) any and all references to the Existing Credit Agreement in any Security Document or other Loan Document shall, without further action of the parties, be deemed a reference to the Existing Credit Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended, restated, supplemented or otherwise modified from time to time, and any and all references to the Security Documents or Loan Documents in any such Security Documents or any other Loan Documents shall be deemed a reference to the Security Documents or Loan Documents under the Existing Credit Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended, restated, supplemented or otherwise modified from time to time; and (i) the Liens granted pursuant to the Security Documents to which each of the Loan Parties is a party shall continue without any diminution thereof and shall remain in full force and effect on and after the Restatement Effective Date.

10.17                 Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-In Action on any such liability, including, if applicable:

(i)             a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

NISKA GAS STORAGE US, LLC,
as US Borrower

By:
Name: Jason A. Dubchak
Title: Vice President, General Counsel & Corporate Secretary

AECO GAS STORAGE PARTNERSHIP,
as Canadian Borrower
By NISKA GAS STORAGE CANADA ULC, its managing partner

By:
Name: Jason A. Dubchak
Title: Vice President, General Counsel & Corporate Secretary

NISKA GAS STORAGE PARTNERS LLC,
as Holdings

By:
Name: Jason A. Dubchak
Title: Vice President, General Counsel & Corporate Secretary

SIGNATURE PAGE TO CREDIT AGREEMENT

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

By:
Name:
Title:

SIGNATURE PAGE TO CREDIT AGREEMENT

ROYAL BANK OF CANADA,
as US L/C Issuer and Canadian L/C Issuer

By:
Name:
Title:

SIGNATURE PAGE TO CREDIT AGREEMENT

ROYAL BANK OF CANADA,
as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO CREDIT AGREEMENT

ANNEX A-1

US COMMITMENTS AND PERCENTAGES

Lender	US Revolver Commitment	US Revolver Percentage
Royal Bank of Canada	$15,000,000.00	9.375%
Morgan Stanley Bank, N.A.	$15,000,000.00	9.375%
Goldman Sachs Bank USA	$15,000,000.00	9.375%
Barclays Bank PLC	$15,000,000.00	9.375%
Natixis, New York Branch	$15,000,000.00	9.375%
BMO Harris Financing, Inc.	$15,000,000.00	9.375%
Credit Suisse AG, Cayman Islands Branch	$13,000,000.00	8.125%
The Bank of Nova Scotia	$13,000,000.00	8.125%
JPMorgan Chase Bank, N.A.	$13,000,000.00	8.125%
Sumitomo Mitsui Banking Corporation	$11,000,000.00	6.875%
Citibank, N.A.	$10,000,000.00	6.25%
Caisse Centrale Desjardins US Branch	$10,000,000.00	6.25%
Total:	$160,000,000.00	100%

ANNEX A-2

CANADIAN COMMITMENTS AND PERCENTAGES

Lender	Canadian Revolver Commitment	Canadian Revolver Percentage
Royal Bank of Canada	$15,000,000.00	9.375%
Morgan Stanley Bank, N.A.	$15,000,000.00	9.375%
Goldman Sachs Bank USA	$15,000,000.00	9.375%
Barclays Bank PLC	$15,000,000.00	9.375%
Natixis, New York Branch	$15,000,000.00	9.375%
Bank of Montreal	$15,000,000.00	9.375%
Credit Suisse AG, Toronto Branch	$13,000,000.00	8.125%
The Bank of Nova Scotia	$13,000,000.00	8.125%
JPMorgan Chase Bank, N.A., Toronto Branch	$13,000,000.00	8.125%
Sumitomo Mitsui Banking Corporation of Canada	$11,000,000.00	6.875%
Citibank, N.A., Canadian Branch	$10,000,000.00	6.25%
Caisse Centrale Desjardins	$10,000,000.00	6.25%
Total:	$160,000,000.00	100%